FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-261279-04

BANK5 2023-5YR3

Free Writing Prospectus

Structural and Collateral Term Sheet

$886,066,573

(Approximate Total Mortgage Pool Balance)

$762,847,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

Citi Real Estate Funding Inc.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2023-5YR3

September 12, 2023

BofA SECURITIES	WELLS FARGO SECURITIES	CITIGROUP	MORGAN STANLEY
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager
Academy Securities, Inc.			Drexel Hamilton
Co-Manager			Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-261279) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-1

BANK5 2023-5YR3

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-2

BANK5 2023-5YR3	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	18.5%	36.2%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	18.5%	36.2%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$589,234,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/NR/AAA(sf)	$142,047,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/Aa3(sf)/AAA(sf)	$99,959,000	(8)	18.125%	(7)(8)	4.96	60 – 60	15.8%	42.4%
Class B(8)	AA-sf/NR/AA-(sf)	$42,088,000	(8)	13.125%	(7)(8)	4.96	60 – 60	14.9%	45.0%
Class C(8)	A-sf/NR/A-(sf)	$31,566,000	(8)	9.375%	(7)(8)	4.96	60 – 60	14.3%	46.9%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB-(sf)	$23,149,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BB(sf)	$15,783,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	B-sf/NR/B(sf)	$10,522,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$29,462,243	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/BBB(sf)	$14,731,000		7.625%	(7)	4.96	60 – 60	14.0%	47.8%
Class E	BBB-sf/NR/BBB-(sf)	$8,418,000		6.625%	(7)	4.96	60 – 60	13.9%	48.3%
Class F	BB-sf/NR/BB(sf)	$15,783,000		4.750%	(7)	4.96	60 – 60	13.6%	49.3%
Class G	B-sf/NR/B(sf)	$10,522,000		3.500%	(7)	4.96	60 – 60	13.4%	49.9%
Class H	NR/NR/NR	$29,462,243		0.000%	(7)	4.96	60 – 60	13.0%	51.8%

Non-Offered Eligible Vertical Interest(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
RR Interest	NR/NR/NR	$44,303,328.64	N/A	(13)	4.85	1 – 60	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2023-5YR3	Structural Overview
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate or principal balance of all the principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate or principal balance of all the principal balance certificates (other than the RR Interest).
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate or principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $589,234,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $589,234,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.
Trust Components	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$0 – $275,000,000	NAP – 4.71	NAP / 1 – 58
Class A-3	$314,234,000 – $589,234,000	4.80 – 4.87	1 – 60 / 58 – 60
(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-2 and Class A-3 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S and Class B trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1 and Class B-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2023-5YR3	Structural Overview
(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-5

BANK5 2023-5YR3	Structural Overview

Issue Characteristics

Offered Certificates:	$762,847,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 15 principal balance classes (Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Citi Real Estate Funding Inc.
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Greystone Servicing Company LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Directing Certificateholder:	Greystone High Yield Investments I LLC or an affiliate thereof
Risk Retention Consultation Parties:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Citi Real Estate Funding Inc.
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Citi Real Estate Funding Inc., as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2023 (or, in the case of any mortgage loan that has its first due date after September 2023, the date that would have been its due date in September 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of September 11, 2023
Expected Closing Date:	September 28, 2023
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in October 2023.
Rated Final Distribution Date:	The distribution date in September 2056.
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-6

BANK5 2023-5YR3	Structural Overview
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2023-5YR3<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-7

BANK5 2023-5YR3	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class V and Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on the Class A-2 trust component and the Class A-3 trust component, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-2 and Class A-3 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2023-5YR3	Structural Overview

compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$99,959,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$42,088,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$31,566,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of  Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.
Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25000% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, with respect to the 11 West 42nd Street Mortgage Loan, 0.50% and with respect to the Heritage Plaza Mortgage Loan, 0.75%) (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (or, with respect to the 11 West 42nd Street Mortgage Loan, 0.50% and with respect to the Heritage Plaza Mortgage Loan, 0.75%) (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of Non-Retained Certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2023-5YR3	Structural Overview

Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2023-5YR3	Structural Overview

fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and (2) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.  All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Short Pump Town Center, 11 West 42nd Street, Westfarms (prior to the securitization of the related lead servicing note), Heritage Plaza, Cipriani NYC Portfolio (prior to the securitization of the related lead servicing note) and 6330 West Loop South. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). As of the Closing Date, the Westfarms mortgage loan and the Cipriani NYC Portfolio mortgage loan will be servicing shift mortgage loans.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Gateway Center South, Westfarms (after the securitization of the related lead servicing note), Miracle Mile Shops, Cipriani NYC Portfolio (after the securitization of the related lead servicing note), 503-511 Broadway, Harborside 2-3, Brandon Mall and Back Bay Office. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the RR Interest, by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the RR Interest by whom such Risk Retention Consultation Party was appointed is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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component is notionally reduced to zero: the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2023-5YR3 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Bank of America, National Association, (ii) a party selected by Morgan Stanley Bank, N.A., (iii) a party selected by Wells Fargo Bank, National Association, and (iv) a party selected by Citi Real Estate Funding Inc., in each case, as an owner of the RR Interest. Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Citi Real Estate Funding Inc. (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of the Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2023-5YR3 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to the special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of the Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK5 2023-5YR3	Structural Overview

Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK5 2023-5YR3	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	13	38	$300,725,000	33.9%
Bank of America, National Association	8	10	$245,366,573	27.7%
Wells Fargo Bank, National Association	8	9	$220,400,000	24.9%
Citi Real Estate Funding Inc.	7	8	$119,575,000	13.5%
Total:	36	65	$886,066,573	100.0%
Pool Statistics
Aggregate Cut-off Date Balance:	$886,066,573
Number of Mortgage Loans:	36
Average Cut-off Date Balance per Mortgage Loan:	$24,612,960
Number of Mortgaged Properties:	65
Average Cut-off Date Balance per Mortgaged Property:	$13,631,793
Weighted Average Mortgage Rate:	7.3334%
% of Pool Secured by 5 Largest Mortgage Loans:	33.3%
% of Pool Secured by 10 Largest Mortgage Loans:	55.8%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	9.6%
% of Pool Secured by Refinance Loans:	74.2%
% of Pool Secured by Acquisition Loans:	23.0%
% of Pool Secured by Recapitalization Loans:	2.8%
Additional Debt
% of Pool with Pari Passu Mortgage Debt:	51.0%
% of Pool with Subordinate Debt:	1.7%
% of Pool with Mezzanine Mortgage Debt:	14.6%
Credit Statistics(2)
Weighted Average UW NOI DSCR:	1.75x
Weighted Average UW NOI Debt Yield:	13.0%
Weighted Average UW NCF DSCR:	1.65x
Weighted Average UW NCF Debt Yield:	12.2%
Weighted Average Cut-off Date LTV Ratio(3):	51.8%
Weighted Average Maturity Date LTV Ratio(3):	51.7%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK5 2023-5YR3	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	360
Weighted Average Remaining Amortization Term (months)(4):	356
% of Pool Interest Only through Maturity:	98.0%
% of Pool Amortizing Balloon:	2.0%
Lockboxes
% of Pool with Hard Lockboxes:	76.5%
% of Pool with Soft Lockboxes:	1.8%
% of Pool with Springing Lockboxes:	21.7%
Reserves
% of Pool Requiring Tax Reserves:	67.0%
% of Pool Requiring Insurance Reserves:	26.9%
% of Pool Requiring Replacement Reserves:	72.3%
% of Pool Requiring TI/LC Reserves(5):	77.9%
Call Protection
% of Pool with lockout period, followed by defeasance until open period:	70.5%
% of Pool with lockout period. Greater of a prepayment premium and yield maintenance followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	14.1%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	6.1%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	5.0%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.3%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to September 2023.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, hospitality and manufactured housing properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK5 2023-5YR3	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/Units	Cut-off Date Balance per SF/Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Short Pump Town Center	Richmond	VA	Retail	$80,000,000	9.0%	635,494	$283.24	1.61x	14.3%	47.6%	47.6%
2	BANA	11 West 42nd Street	New York	NY	Office	$75,000,000	8.5%	960,568	$285.25	1.39x	11.6%	49.4%	49.4%
3	WFB	Gateway Center South	Brooklyn	NY	Retail	$50,000,000	5.6%	355,033	$457.70	1.21x	8.5%	59.9%	59.9%
4	WFB	Westfarms	West Hartford	CT	Retail	$45,000,000	5.1%	501,990	$482.08	1.76x	14.5%	44.2%	44.2%
5	WFB	Westin Annapolis	Annapolis	MD	Hospitality	$44,900,000	5.1%	225	$199,555.56	1.78x	14.7%	62.1%	62.1%
6	CREFI	South Shore Commons	Staten Island	NY	Retail	$41,750,000	4.7%	160,700	$259.80	1.21x	10.1%	61.4%	61.4%
7	MSMCH	One Eleven	Orlando	FL	Mixed Use	$40,700,000	4.6%	164	$248,170.73	1.35x	10.6%	45.8%	45.8%
8	MSMCH	Orangefair Marketplace	Fullerton	CA	Retail	$39,900,000	4.5%	244,093	$163.46	1.72x	10.9%	57.2%	57.2%
9	BANA	Miracle Mile Shops	Las Vegas	NV	Retail	$39,250,000	4.4%	503,484	$844.12	1.96x	14.0%	38.6%	38.6%
10	MSMCH	Heritage Plaza	Houston	TX	Office	$38,000,000	4.3%	1,158,165	$148.51	1.54x	12.7%	33.0%	33.0%
		Total/Wtd. Avg.				$494,500,000	55.8%			1.54x	12.3%	50.1%	50.1%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK5 2023-5YR3	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	BANA	Short Pump Town Center	$80,000,000	$100,000,000	$180,000,000	BANK5 2023-5YR3	Wells Fargo	Greystone	BANK5 2023-5YR3	1.61x	14.3%	47.6%
2	BANA	11 West 42nd Street	$75,000,000	$199,000,000	$274,000,000	BANK5 2023-5YR3	Wells Fargo	Greystone	BANK5 2023-5YR3	1.39x	11.6%	49.4%
3	WFB	Gateway Center South	$50,000,000	$112,500,000	$162,500,000	BMO 2023-5C1	KeyBank	3650 REIT	BMO 2023-5C1	1.21x	8.5%	59.9%
4	WFB	Westfarms	$45,000,000	$197,000,000	$242,000,000	BANK5 2023-5YR3(2)	Wells Fargo(2)	Greystone (2)	(2)	1.76x	14.5%	44.2%
9	BANA	Miracle Mile Shops	$39,250,000	$385,750,000	$425,000,000	MIRA 2023-MILE	Midland	KeyBank	MIRA 2023-MILE	1.96x	14.0%	38.6%
10	MSMCH	Heritage Plaza	$38,000,000	$134,000,000	$172,000,000	BANK5 2023-5YR3	Wells Fargo	Greystone	BANK5 2023-5YR3	1.54x	12.7%	33.0%
13	CREFI	Cipriani NYC Portfolio	$30,000,000	$60,000,000	$90,000,000	BANK5 2023-5YR3(3)	Wells Fargo(3)	Greystone (3)	(3)	1.81x	15.8%	50.8%
17	MSMCH	503-511 Broadway	$22,000,000	$36,000,000	$58,000,000	BANK5 2023-5YR2	Wells Fargo	CW Capital	BANK5 2023-5YR2	1.39x	10.5%	38.7%
18	CREFI	Harborside 2-3	$20,000,000	$205,000,000	$225,000,000	BMARK 2023-V2	Midland	3650 REIT	BMARK 2023-V2	2.36x	14.7%	56.8%
19	WFB	Brandon Mall	$20,000,000	$101,000,000	$121,000,000	BANK5 2023-5YR2	Wells Fargo	CW Capital	BANK5 2023-5YR2	2.33x	19.2%	54.7%
21	BANA	6330 West Loop South	$17,316,573	$32,187,866	$49,504,438	BANK5 2023-5YR3	Wells Fargo	Greystone	BANK5 2023-5YR3	1.20x	11.5%	62.2%
23	WFB	Back Bay Office	$15,000,000	$460,000,000	$475,000,000	BMARK 2023-B39	Midland	Situs	(4)	2.55x	16.3%	33.7%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Westfarms controlling companion loan is currently held by Goldman Sachs Bank USA. The Westfarms whole loan is expected to be serviced pursuant to the BANK5 2023-5YR3 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(3)	The Cipriani NYC Portfolio controlling companion loan is currently held by CREFI. The Cipriani NYC Portfolio whole loan is expected to be serviced pursuant to the BANK5 2023-5YR3 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(4)	See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus in relation to the control rights under the Back Bay Office intercreditor agreement.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
23	WFB	Back Bay Office	$15,000,000	$370.03	$65,000,000	2.55x	16.3%	33.7%	2.16x	14.3%	38.3%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
2	BANA	11 West 42nd Street	$75,000,000	$285.25	$56,000,000	1.39x	11.6%	49.4%	1.00x	9.6%	59.5%
18	CREFI	Harborside 2-3	$20,000,000	$140.71	$55,000,000	2.36x	14.7%	56.8%	1.64x	11.8%	70.7%
20	MSMCH	731 S Plymouth Ct	$19,700,000	$198,989.90	$3,000,000	1.28x	9.7%	54.0%	1.05x	8.4%	62.2%
23	WFB	Back Bay Office	$15,000,000	$370.03	$40,000,000	2.55x	16.3%	33.7%	1.94x	13.4%	41.1%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK5 2023-5YR3	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/Units	Cut-off Date Balance per SF/Room/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	BANA	11 West 42nd Street	New York	NY	Office	$75,000,000	8.5%	960,568	$285.25	1.39x	11.6%	49.4%	49.4%	GSMS 2013-GC13; GSMS 2013-GC14
3	WFB	Gateway Center South	Brooklyn	NY	Retail	$50,000,000	5.6%	355,033	$457.70	1.21x	8.5%	59.9%	59.9%	UBSBB 2013-C6
7	MSMCH	One Eleven	Orlando	FL	Mixed Use	$40,700,000	4.6%	164	$248,170.73	1.35x	10.6%	45.8%	45.8%	WFCM 2013-LC12
8	MSMCH	Orangefair Marketplace	Fullerton	CA	Retail	$39,900,000	4.5%	244,093	$163.46	1.72x	10.9%	57.2%	57.2%	COMM 2013-CR11
13	CREFI	Cipriani NYC Portfolio	New York	NY	Various	$30,000,000	3.4%	152,453	$590.35	1.81x	15.8%	50.8%	50.8%	COMM 2014-CR19
15	MSMCH	High Peaks Resort	Lake Placid	NY	Hospitality	$22,500,000	2.5%	177	$127,118.64	1.77x	15.0%	57.0%	57.0%	BMARK 2018-B4
16.01	MSMCH	Hidden Meadows	San Antonio	TX	Multifamily	$7,774,000	0.9%	159	$49,115.04	1.28x	9.8%	70.0%	70.0%	FN AN4779
16.02	MSMCH	Olmos Club	San Antonio	TX	Multifamily	$7,353,000	0.8%	134	$49,115.04	1.28x	9.8%	70.0%	70.0%	FN AN4561
16.03	MSMCH	Summer Place	San Antonio	TX	Multifamily	$7,073,000	0.8%	159	$49,115.04	1.28x	9.8%	70.0%	70.0%	FRESB 2017-SB27
21	BANA	6330 West Loop South	Bellaire	TX	Office	$17,316,573	2.0%	278,489	$177.76	1.20x	11.5%	62.2%	59.9%	MSC 2018-H3
27	BANA	Residence Inn Deerfield	Deerfield	IL	Hospitality	$10,000,000	1.1%	128	$78,125.00	1.42x	14.6%	62.5%	62.5%	UBSCM 2018-C13
35	CREFI	228 East 58th Street	New York	NY	Mixed Use	$3,000,000	0.3%	6	$500,000.00	1.86x	14.1%	31.6%	31.6%	GSMS 2014-GC18
		Total				$310,616,573	35.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK5 2023-5YR3	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	25	$364,390,354	41.1%	7.3361%	1.63x	12.6%	52.0%	52.0%
Anchored	3	$98,025,000	11.1%	6.4989%	1.44x	9.7%	58.9%	58.9%
Lifestyle Center	1	$80,000,000	9.0%	8.3030%	1.61x	14.3%	47.6%	47.6%
Super Regional Mall	2	$65,000,000	7.3%	7.7412%	1.94x	15.9%	47.4%	47.4%
Shadow Anchored	1	$41,750,000	4.7%	7.8200%	1.21x	10.1%	61.4%	61.4%
Regional Mall	1	$39,250,000	4.4%	6.9911%	1.96x	14.0%	38.6%	38.6%
Single Tenant	15	$24,615,354	2.8%	6.1396%	1.90x	12.0%	46.7%	46.7%
Unanchored	2	$15,750,000	1.8%	7.4110%	1.47x	11.1%	66.2%	66.2%
Office	6	$170,566,573	19.2%	7.2774%	1.64x	12.7%	46.6%	46.4%
CBD	4	$148,000,000	16.7%	7.1568%	1.68x	12.8%	44.6%	44.6%
Medical	1	$17,316,573	2.0%	8.1800%	1.20x	11.5%	62.2%	59.9%
Suburban	1	$5,250,000	0.6%	7.7000%	1.96x	16.0%	51.7%	51.7%
Hospitality	6	$146,400,000	16.5%	7.4662%	1.91x	16.2%	56.7%	56.7%
Full Service	3	$99,800,000	11.3%	7.0989%	2.02x	16.5%	57.6%	57.6%
Select Service	1	$24,500,000	2.8%	7.6080%	1.96x	16.8%	50.0%	50.0%
Extended Stay	2	$22,100,000	2.5%	8.9674%	1.40x	14.3%	60.1%	60.1%
Mixed Use	5	$99,000,000	11.2%	7.3253%	1.47x	11.5%	47.6%	47.6%
Multifamily/Office	1	$40,700,000	4.6%	7.0800%	1.35x	10.6%	45.8%	45.8%
Office/Retail	1	$22,000,000	2.5%	7.3600%	1.39x	10.5%	38.7%	38.7%
Event Space/Office	1	$19,000,000	2.1%	8.6000%	1.81x	15.8%	50.8%	50.8%
Multifamily/Retail	2	$17,300,000	2.0%	6.4582%	1.47x	10.0%	59.7%	59.7%
Multifamily	4	$41,900,000	4.7%	7.1991%	1.28x	9.8%	62.5%	62.5%
Garden	3	$22,200,000	2.5%	7.1450%	1.28x	9.8%	70.0%	70.0%
Mid Rise	1	$19,700,000	2.2%	7.2600%	1.28x	9.7%	54.0%	54.0%
Industrial	3	$30,309,646	3.4%	6.7542%	1.90x	13.3%	48.4%	48.4%
Warehouse/Distribution	3	$30,309,646	3.4%	6.7542%	1.90x	13.3%	48.4%	48.4%
Self Storage	14	$16,150,000	1.8%	7.3116%	1.45x	10.9%	60.0%	60.0%
Self Storage	14	$16,150,000	1.8%	7.3116%	1.45x	10.9%	60.0%	60.0%
Other	1	$11,000,000	1.2%	8.6000%	1.81x	15.8%	50.8%	50.8%
Event Space	1	$11,000,000	1.2%	8.6000%	1.81x	15.8%	50.8%	50.8%
Manufactured Housing	1	$6,350,000	0.7%	7.2600%	1.29x	9.6%	55.2%	55.2%
Manufactured Housing/RV Park	1	$6,350,000	0.7%	7.2600%	1.29x	9.6%	55.2%	55.2%
Total/Wtd. Avg.	65	$886,066,573	100.0%	7.3334%	1.65x	13.0%	51.8%	51.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK5 2023-5YR3	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	11	$266,843,260	30.1%	7.4046%	1.42x	11.3%	53.8%	53.8%
Texas	6	$102,016,573	11.5%	7.6125%	1.53x	12.8%	50.1%	49.7%
Virginia	4	$98,100,000	11.1%	8.1752%	1.60x	13.9%	49.1%	49.1%
Florida	2	$60,700,000	6.9%	7.2579%	1.67x	13.4%	48.7%	48.7%
California	3	$55,650,000	6.3%	6.3025%	1.65x	11.0%	59.7%	59.7%
Connecticut	1	$45,000,000	5.1%	7.7950%	1.76x	14.5%	44.2%	44.2%
Maryland	1	$44,900,000	5.1%	7.2550%	1.78x	14.7%	62.1%	62.1%
Nevada	1	$39,250,000	4.4%	6.9911%	1.96x	14.0%	38.6%	38.6%
North Carolina	2	$34,631,225	3.9%	6.8160%	2.49x	19.4%	51.4%	51.4%
Illinois	3	$30,451,331	3.4%	7.7757%	1.34x	11.4%	56.6%	56.6%
New Jersey	3	$30,425,000	3.4%	6.3959%	2.03x	13.6%	56.2%	56.2%
Kansas	1	$15,709,646	1.8%	5.8000%	2.04x	12.5%	45.5%	45.5%
Massachusetts	1	$15,000,000	1.7%	6.2980%	2.55x	16.3%	33.7%	33.7%
Georgia	1	$12,300,000	1.4%	7.7400%	1.84x	14.8%	54.7%	54.7%
Arizona	1	$12,100,000	1.4%	8.9900%	1.38x	14.1%	58.2%	58.2%
Missouri	4	$5,860,260	0.7%	6.3679%	1.68x	11.0%	59.4%	59.4%
Michigan	9	$4,025,000	0.5%	7.5000%	1.25x	9.9%	59.1%	59.1%
Kentucky	3	$3,237,553	0.4%	5.8000%	2.04x	12.5%	45.5%	45.5%
Wisconsin	1	$2,458,901	0.3%	5.8000%	2.04x	12.5%	45.5%	45.5%
Indiana	1	$2,231,225	0.3%	5.8000%	2.04x	12.5%	45.5%	45.5%
Alabama	3	$2,166,722	0.2%	6.1335%	1.89x	12.0%	48.2%	48.2%
Arkansas	1	$1,570,965	0.2%	5.8000%	2.04x	12.5%	45.5%	45.5%
Louisiana	1	$728,563	0.1%	5.8000%	2.04x	12.5%	45.5%	45.5%
Colorado	1	$710,349	0.1%	5.8000%	2.04x	12.5%	45.5%	45.5%
Total/Wtd. Avg.	65	$886,066,573	100.0%	7.3334%	1.65x	13.0%	51.8%	51.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

BANK5 2023-5YR3	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
2,300,000 - 5,000,000	4	$14,150,000	1.6%
5,000,001 - 15,000,000	10	$95,125,000	10.7%
15,000,001 - 25,000,000	9	$183,966,573	20.8%
25,000,001 - 35,000,000	2	$62,400,000	7.0%
35,000,001 - 55,000,000	9	$375,425,000	42.4%
55,000,001 - 80,000,000	2	$155,000,000	17.5%
Total:	36	$886,066,573	100.0%
Min: $2,300,000	Max: $80,000,000	Avg: $24,612,960

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	11	$266,843,260	30.1%
Texas	6	$102,016,573	11.5%
Virginia	4	$98,100,000	11.1%
Florida	2	$60,700,000	6.9%
California	3	$55,650,000	6.3%
Connecticut	1	$45,000,000	5.1%
Maryland	1	$44,900,000	5.1%
Nevada	1	$39,250,000	4.4%
North Carolina	2	$34,631,225	3.9%
Illinois	3	$30,451,331	3.4%
New Jersey	3	$30,425,000	3.4%
Kansas	1	$15,709,646	1.8%
Massachusetts	1	$15,000,000	1.7%
Georgia	1	$12,300,000	1.4%
Arizona	1	$12,100,000	1.4%
Missouri	4	$5,860,260	0.7%
Michigan	9	$4,025,000	0.5%
Kentucky	3	$3,237,553	0.4%
Wisconsin	1	$2,458,901	0.3%
Indiana	1	$2,231,225	0.3%
Alabama	3	$2,166,722	0.2%
Arkansas	1	$1,570,965	0.2%
Louisiana	1	$728,563	0.1%
Colorado	1	$710,349	0.1%
Total:	65	$886,066,573	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	25	$364,390,354	41.1%
Anchored	3	$98,025,000	11.1%
Lifestyle Center	1	$80,000,000	9.0%
Super Regional Mall	2	$65,000,000	7.3%
Shadow Anchored	1	$41,750,000	4.7%
Regional Mall	1	$39,250,000	4.4%
Single Tenant	15	$24,615,354	2.8%
Unanchored	2	$15,750,000	1.8%
Office	6	$170,566,573	19.2%
CBD	4	$148,000,000	16.7%
Medical	1	$17,316,573	2.0%
Suburban	1	$5,250,000	0.6%
Hospitality	6	$146,400,000	16.5%
Full Service	3	$99,800,000	11.3%
Select Service	1	$24,500,000	2.8%
Extended Stay	2	$22,100,000	2.5%
Mixed Use	5	$99,000,000	11.2%
Multifamily/ Office	1	$40,700,000	4.6%
Office/ Retail	1	$22,000,000	2.5%
Event Space/Office	1	$19,000,000	2.1%
Multifamily/ Retail	2	$17,300,000	2.0%
Multifamily	4	$41,900,000	4.7%
Garden	3	$22,200,000	2.5%
Mid Rise	1	$19,700,000	2.2%
Industrial	3	$30,309,646	3.4%
Warehouse/ Distribution	3	$30,309,646	3.4%
Self Storage	14	$16,150,000	1.8%
Self Storage	14	$16,150,000	1.8%
Other	1	$11,000,000	1.2%
Event Space	1	$11,000,000	1.2%
Manufactured Housing	1	$6,350,000	0.7%
Manufactured Housing/RV Park	1	$6,350,000	0.7%
Total:	65	$886,066,573	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.8000 - 5.9999	3	$95,825,000	10.8%
6.0000 - 6.9999	6	$156,150,000	17.6%
7.0000 - 7.9999	21	$482,375,000	54.4%
8.0000 - 8.9900	6	$151,716,573	17.1%
Total:	36	$886,066,573	100.0%
Min: 5.8000%	Max: 8.9900%	Wtd Avg: 7.3334%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	36	$886,066,573	100.0%
Total:	36	$886,066,573	100.0%
Min: 60 mos.	Max: 60 mos.	Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 – 60	36	$886,066,573	100.0%
Total:	36	$886,066,573	100.0%
Min: 55 mos.	Max: 60 mos.	Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	$868,750,000	98.0%
360	1	$17,316,573	2.0%
Total:	36	$886,066,573	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	$868,750,000	98.0%
356	1	$17,316,573	2.0%
Total:	36	$886,066,573	100.0%
Min: 356 mos.	Max: 356 mos.	Wtd Avg: 356 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	13	$300,725,000	33.9%
BANA	8	$245,366,573	27.7%
WFB	8	$220,400,000	24.9%
CREFI	7	$119,575,000	13.5%
Total:	36	$886,066,573	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	35	$868,750,000	98.0%
Amortizing Balloon	1	$17,316,573	2.0%
Total:	36	$886,066,573	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.6 - 40.0	6	$119,550,000	13.5%
40.1 - 50.0	6	$301,125,000	34.0%
50.1 - 60.0	15	$285,850,000	32.3%
60.1 - 65.0	6	$127,291,573	14.4%
65.1 - 70.0	3	$52,250,000	5.9%
Total:	36	$886,066,573	100.0%
Min: 31.6%	Max: 70.0%	Wtd Avg: 51.8%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.6 - 40.0	6	$119,550,000	13.5%
40.1 - 45.0	1	$45,000,000	5.1%
45.1 - 55.0	12	$380,175,000	42.9%
55.1 - 60.0	9	$179,116,573	20.2%
60.1 - 70.0	8	$162,225,000	18.3%
Total:	36	$886,066,573	100.0%
Min: 31.6%	Max: 70.0%	Wtd Avg: 51.7%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.70	21	$496,141,573	56.0%
1.71 - 2.10	11	$302,525,000	34.1%
2.11 - 2.50	2	$40,000,000	4.5%
2.51 - 2.55	2	$47,400,000	5.3%
Total:	36	$886,066,573	100.0%
Min: 1.20x	Max: 2.55x	Wtd Avg: 1.65x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.5 - 9.0	1	$50,000,000	5.6%
9.1 - 10.0	6	$71,400,000	8.1%
10.1 - 11.0	5	$149,550,000	16.9%
11.1 - 14.0	9	$238,166,573	26.9%
14.1 - 19.9	15	$376,950,000	42.5%
Total:	36	$886,066,573	100.0%
Min: 8.5%	Max: 19.9%	Wtd Avg: 13.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

EVERY SEASON STARTS AT
DICK'S
SPORTING GOODS
HYATT
house
L.L.Bean
LACES
J.CREW
Dillard's
KIDS
macy's
H&M
zumiez
TORRID
VANS
Buckle
EXPRESS
TALBOTS
ANN TAYLOR
WILLIAMS-SONOMA
MAGGIANO'S
chico's
AVEDA
HOLLISTER
Crate&Barrel
SAXON
ALDO
ORVIS
VACANT
LEVEL 2
Anchor / Major
In-line
Vacant
Not Part of Collateral

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

Short Pump Town Center
11800 West Broad Street
Richmond, VA 23233
Short Pump
RICHMOND
Innsbrook
Wyndham
Henrico
Laurel
Tuckahoe
HANOVER COUNTY
HENRICO COUNTY
GOOCHLAND COUNTY
The Dominion Club Golf Course
Tyson Foods Inc.
Capital One Bank
Liberty Plaza II
Markel Corp.
Wells Fargo Corp. Campus
Innsbrook Shoppes
Westpark Shopping Center
McKesson Medical-Surgical
Tuckernuck Square
West Broad Commons
West Broad Marketplace
Downtown Short Pump
Short Pump Village
Short Pump Crossing Shopping Ctr.
West Broad Village
Echo Lake Park
Duncroft Castel Point Park
Deep Run Park
Gayton Crossing
Parham Plaza
Regency Square
Ridge Shopping Center
Henrico Doctors' Hospital
Canterbury Shopping Center
Tuckahoe Village Shopping Center
University of Richmond
Downtown Richmond 11 miles
Ashland Rd
Greenwood Rd
Mountain Rd
Nuckols Rd
Shady Grove Rd
Twin Hickory Dr
Gayton Rd
W. Broad St
Hockett Rd
Springfield Rd
Cox Rd
Pemberton Rd
Hungary Rd
Three Chopt Rd
Church Rd
Lauderdale Dr
John Rolfe Pkwy
Ridgefield Pkwy
Gaskins Rd
Parham Rd
W. Creek Pkwy
Pump Rd
Chopt Rd
Patterson Ave
River Rd
Ridge Rd
Forest Ave
Steubenville
PITTSBURGH
PENNSYLVANIA
Harrisburg
Reading
Cambridge
Wheeling
OHIO
York
Lancaster
Newark
Morgantown
Cumberland
Hagerstown
Marietta
Clarksburg
Frederick
Towson
BALTIMORE
Winchester
WASHINGTON, DC
Annapolis
Arlington
WEST VIRGINIA
MARYLAND
Charleston
Harrisonburg
Fredericksburg
Lexington Park
Staunton
Charlottesville
Oak Hill
Beckley
VIRGINIA
Glen Allen
Mechanicsville
Richmond
Bluefield
Salem
Lynchburg
Hopewell
Elliston
Roanoke
Farmville
Petersburg
Hampton
Wytheville
Christiansburg
NORFOLK
Martinsville
Danville
South Hill
VIRGINIA BEACH
NORTH CAROLINA
Elizabeth City
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH
Rocky Mount
Hickory
High Point
Cary
Wilson

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Mortgage Loan No. 1 – Short Pump Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/BBB-		Location:	Richmond, VA 23233
Original Balance(1):		$80,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$80,000,000		Detailed Property Type:	Lifestyle Center
% of Initial Pool Balance:		9.0%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2003 / 2014
Borrower Sponsors:		Forest City Realty Trust LLC, MJGT Associates, LLC and Queensland Investment Corporation		Size(5):	635,494 SF
Guarantor:		Forest City Realty Trust LLC		Cut-off Date Balance PSF(1):	$283
Mortgage Rate:		8.3030%		Maturity Date Balance PSF(1):	$283
Note Date:		7/6/2023		Property Manager:	Brookfield Properties Retail Inc.
First Payment Date:		9/1/2023			(borrower-related)
Maturity Date:		8/1/2028
Original Term to Maturity:		60 months
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(5):	$25,784,865
Seasoning:		0 months		UW NOI Debt Yield(1):	14.3%
Prepayment Provisions(2):		L(25),D(28),O(7)		UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.61x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(6):	$27,940,835 (5/31/2023 TTM)
Additional Debt Balance(1):		$100,000,000		2nd Most Recent NOI(6):	$26,000,838 (12/31/2022)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(6):	$21,869,622 (12/31/2021)
Reserves(3)				Most Recent Occupancy(5):	94.4% (6/20/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	93.5% (12/31/2022)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(6):	92.1% (12/31/2021)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(7):	$378,000,000 (6/7/2023)
Replacement Reserve:	$0	Springing	$254,198	Appraised Value PSF(7):	$595
TI/LC Reserve:	$0	Springing	$2,541,976	Cut-off Date LTV Ratio(1)(7):	47.6%
Other Reserves(4):	$6,881,215	$0	NAP	Maturity Date LTV Ratio(1)(7):	47.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$180,000,000	99.8%	Loan Payoff:	$171,903,023	95.3%
Cash Equity Contribution:	$320,557	0.2%	Reserves:	$6,881,215	3.8%
			Closing Costs:	$1,536,319	0.9%
Total Sources:	$180,320,557	100.0%	Total Uses:	$180,320,557	100.0%

(1)	The Short Pump Town Center Mortgage Loan (as defined below) is part of the Short Pump Town Center Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate principal balance of $180,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Short Pump Town Center Whole Loan.
(2)	Defeasance of the Short Pump Town Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Short Pump Town Center Whole Loan to be securitized and (b) July 6, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in September 2023.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves is comprised of $6,639,981 for outstanding landlord obligations and $241,234 for gap and free rent.
(5)	Property Size, UW NOI and Most Recent Occupancy exclude the Dick’s Parcel (as defined below). After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.
(6)	Historical financials and occupancy are inclusive of the Dick’s Parcel. See “Partial Release” below.
(7)	The Appraised Value represents Hypothetical As-Is Value which excludes the value attributed to the Dick’s Parcel. Based on the actual As-Is value of $392,000,000, the Cut-off Date LTV and Maturity Date LTV are 45.9%. See “Partial Release” below.

The Mortgage Loan. The mortgage loan (the “Short Pump Town Center Mortgage Loan”) is part of a whole loan (the “Short Pump Town Center Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $180,000,000 and secured by a first priority fee mortgage encumbering a 635,494 SF lifestyle center located in Richmond, Virginia (the “Short Pump Town Center Property”). The Short Pump Town Center Whole Loan was co-originated by Bank of America, N.A. and Goldman Sachs Bank USA. The Short Pump Town Center Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-2 with an aggregate original principal balance of $80,000,000. The remaining promissory notes comprising the Short Pump Town Center Whole Loan (the “Short Pump Town Center Pari Passu Companion Loans”) are summarized in the below table. The Short Pump Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%
Short Pump Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK5 2023-5YR3	Yes
A-2	$15,000,000	$15,000,000	BANK5 2023-5YR3	No
A-3	$10,000,000	$10,000,000	Bank of America, N.A.	No
A-4	$10,000,000	$10,000,000	Bank of America, N.A.	No
A-5	$30,000,000	$30,000,000	BMO 2023-5C1	No
A-6	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-7-1	$7,500,000	$7,500,000	BMO 2023-5C1	No
A-7-2	$17,500,000	$17,500,000	Goldman Sachs Bank USA	No
Total	$180,000,000	$180,000,000

The Borrower and the Borrower Sponsors. The borrower is Short Pump Town Center, LLC, a Virginia limited liability company and single purpose entity with two independent directors. The borrower sponsors are a joint venture between Forest City Realty Trust LLC (34.0%), MJGT Associates, LLC, (33.33%) and Queensland Investment Corporation (32.67%). The non-recourse carveout guarantor is Forest City Realty Trust LLC. The liability of Forest City Realty Trust LLC (and any affiliate that may become guarantor) with respect to full recourse events only (not losses carveouts) is limited to 20% of the original principal amount of the Short Pump Town Center Whole Loan ($36,000,000) plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Forest City Realty Trust LLC was acquired by Brookfield Asset Management (“Brookfield”) in December 2018. Brookfield is a diversified global real estate company that owns, operates and develops office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield owns more than 200 retail assets across seven countries, totaling approximately 130 million SF. Brookfield is also a borrower sponsor for the Heritage Plaza Mortgage Loan, which is also included in the BANK5 2023-5YR3 securitization trust.

MJGT Associates, LLC is a family operated real estate development company that developed the Short Pump Town Center Property with its original partner, Forest City Enterprises Inc. of Cleveland.

Queensland Investment Corporation (“QIC”) is an investment company owned by the Australian state of Queensland. Founded in 1991, QIC serves the long-term investment responsibilities of the Queensland government through infrastructure, real estate and private capital, managing over AU$98.7 billion (US$67.9 billion) as of June 30, 2022. In 2013, QIC purchased a 25% interest in the Short Pump Town Center Property, as part of a larger $2.05 billion deal including eight regional malls owned or partly owned by Forest City Enterprises Inc. of Cleveland.

The Property. The Short Pump Town Center Property is a 635,494 SF, two-story, open-air lifestyle center located in Richmond, Virginia. The Short Pump Town Center Property opened in 2003, was renovated and expanded in 2014, and has direct access to three major thruways in the market (I-295, I-64 and US-250). The Short Pump Town Center Property is anchored by non-collateral tenants Dillard’s and Macy’s, and has many other well-known national tenants including Dick’s Sporting Goods (non-collateral), Arhaus, Pottery Barn, Victoria’s Secret, H&M, Crate & Barrel, Apple and lululemon. Additionally, the Short Pump Town Center Property has a diverse mix of dining offerings, with operators such as Cheesecake Factory, Maggiano’s, Firebirds Wood Fired Grill, Texas de Brazil (non-collateral) and Perry’s Steakhouse. Funny Bone is a comedy club driving evening and weekend traffic to the Short Pump Town Center Property.

The Short Pump Town Center Property has a granular rent roll, with no tenant occupying more than 5.4% of total rentable SF or contributing greater than 3.8% of the total underwritten rent. The top ten tenants at the Short Pump Town Center Property represent 28.6% of total SF and generate 18.3% of total underwritten rent. The Short Pump Town Center Property was 94.4% occupied as of June 20, 2023 (96.4% occupied including temporary tenants) by over 117 unique tenants.

In the 2014 renovation of the Short Pump Town Center Property, the borrower sponsors invested approximately $15 million into common area improvements, including updating the interior of the main plaza, adding elevators, creating a rotunda bridge, new water features and seating areas, as well as adding approximately 100,000 SF for new tenants. Since 2020, the borrower sponsors have invested approximately $15.7 million in capital expenditures, tenant improvements and leasing commissions.

The Dick’s Sporting Goods and Texas de Brazil parcels, including their related parking spaces (collectively, the “Dick’s Parcel”), were permitted to be freely released by the borrower, therefore all SF and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given the Dick’s Parcel in the appraised value. The information relating to the Short Pump Town Center Property in this term sheet does not include the Dick’s Parcel, unless otherwise expressly stated herein. After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents. See “Partial Release” below.

Over the trailing-12 months ended April 30, 2023, the Short Pump Town Center Property generated total sales of over $351 million, which is approximately 1.8% higher than 2022 sales, approximately 20.6% higher than 2021 sales and approximately 58.5% higher than 2020 sales. Over the same time period, inline tenants (less than 10,000 SF) generated sales of approximately $862 PSF (occupancy cost of 8.5%). The Short Pump Town Center Property is the only location for Apple within 85 miles and the tenant has performed well, generating over $58 million in sales as of the trailing-twelve months ended April 2023 ($8,533 PSF).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The following table contains sales history for the Short Pump Town Center Property:

Sales History(1)
	2020(2)	2021	2022	TTM April 2023
Gross Mall Sales(3)	$222,055,899	$291,709,853	$345,707,423	$351,933,477
Estimated Dillard's Sales(4)	$13,800,000	$24,800,000	$28,500,000	$28,500,000
Estimated Macy’s Sales(4)	$20,200,000	$31,700,000	$40,700,000	$40,700,000
Sales PSF (Inline < 10,000 SF)	$537	$735	$855	$862
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$368	$567	$659	$662
Occupancy Cost (Inline < 10,000 SF)	11.0%	8.7%	8.5%	8.5%
Occupancy Cost (Inline < 10,000 SF, Excluding Apple)	16.0%	11.3%	11.0%	11.0%

(1)	Information is as of April 30, 2023, as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	The Short Pump Town Center Property closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Includes the Dick’s Parcel but excludes estimated sales for the non-collateral tenants, Dillard’s and Macy’s.
(4)	Represents estimated sales as per the appraisal. TTM April 2023 sales are shown as of year-end 2022.

The following table contains anchor and major tenant (greater than 10,000 SF) sales history at the Short Pump Town Center Property:

Major Tenant Sales History(1)
Tenant	SF	2020 Sales PSF(2)	2021 Sales PSF	2022 Sales PSF	TTM April 2023 Sales PSF
Crate & Barrel	34,597	$151	$199	$233	$237
H&M	21,334	$201	$324	$329	$323
Saxon Shoes & Accessories	21,178	$146	$192	$222	$226
The Container Store	18,942	N/A	N/A	$295	$267
LL Bean	15,553	$170	$259	$265	$269
Funny Bone	15,212	N/A	N/A	$268	$337
Arhaus Furniture	15,000	$247	$422	$761	$773
Orvis	13,960	N/A	$94	$93	$94
Old Navy	12,984	$224	$321	$309	$324
Pottery Barn	12,478	$351	$442	$541	$519
Gap	11,458	$148	$230	$211	$216
Maggiano's Little Italy	11,434	$414	$618	$740	$728
Cooper's Hawk Winery & Restaurant	10,973	$349	$425	$586	$629
Victoria's Secret	10,215	$408	$588	$568	$556
The Cheesecake Factory	10,100	$706	$999	$1,118	$1,155

(1)	Information is as of April 2022, as provided by the borrower sponsors.
(2)	The Short Pump Town Center Property closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.

Major Tenants.

Crate & Barrel (34,597 SF, 5.4% of NRA, 2.5% of underwritten base rent). Founded by Carole and Gordon Segal in 1962, Euromarket Designs, Inc., which does business under the Crate & Barrel name, is majority-owned by Germany-based Otto, one of the world's leading mail-order merchants. Crate & Barrel pioneered the fashionable-yet-homey look for contemporary interiors, offering furniture, housewares and linens in fashionable colors and styles. Crate & Barrel operates nearly 90 stores and about 10 outlet stores across the United States and Canada, with approximately 15 international franchise locations, and also sells products through its catalogs and website. Crate & Barrel has been a tenant at the Short Pump Town Center Property since it first opened in 2003 and has renewed multiple times. Crate & Barrel has a lease expiration date of January 31, 2024 and is currently in negotiations for a five year renewal. We cannot assure you whether or when the lease will be renewed. Crate & Barrel reported sales at the Short Pump Town Center Property of $237 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $233, $199 and $151 for 2022, 2021 and 2020, respectively.

H&M (21,334 SF, 3.4% of NRA, 2.7% of underwritten base rent). H&M Hennes & Mauritz (“H&M”) (S&P: BBB) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of May 31, 2023, H&M operated approximately 4,399 stores across 77 markets with approximately 150,000 employees. H&M has been a tenant at the Short Pump Town Center Property since 2011 and, in 2021, extended its lease for five years to an expiration date of April 30, 2026, with no termination options. H&M reported sales at the Short Pump Town Center Property of $323 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $329, $324 and $201 for 2022, 2021 and 2020, respectively.

Saxon Shoes & Accessories (21,178 SF, 3.3% of NRA, 1.4% of underwritten base rent). Saxon Shoes & Accessories was founded in 1953 in Richmond, Virginia and sells over 200 labels of brand-named shoes for men, women and children. Saxon Shoes & Accessories employs over 125 staff members. Saxon Shoes & Accessories has been a tenant at the Short Pump Town Center Property since 2005 and has renewed multiple times. In April 2023, Saxon Shoes & Accessories extended its lease for three years to an expiration date of March 31, 2026. Saxon Shoes & Accessories reported sales at the Short Pump Town Center Property of $226 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $222, $192 and $146 for 2022, 2021 and 2020, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The following table presents certain information relating to the tenancy at the Short Pump Town Center Property:

Tenant Summary(1)
							TTM April 2023 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp.	Renewal Options
Non-Collateral Anchors
Macy’s	BBB-/Ba1/BB+	203,000	50.1%	$0	NAP	NAP	$40,700,000	$200	NAP	1/31/2050	NAP
Dillard’s	BBB-/Baa3/BB+	201,968	49.9%	$0	NAP	NAP	$28,500,000	$141	NAP	1/31/2050	NAP
Non-Coll. Anchors Subtotal/Wtd. Avg.		404,968	100.0%	$0

Junior Anchor Tenants
Crate & Barrel	NR/NR/NR	34,597	5.4%	$654,961	2.5%	$18.93	$8,187,018	$237	8.0%	1/31/2024	NAP
H&M	NR/NR/BBB	21,334	3.4%	$688,622	2.7%	$32.28	$6,886,223	$323	10.0%	4/30/2026	NAP
Saxon Shoes & Accessories	NR/NR/NR	21,178	3.3%	$359,577	1.4%	$16.98	$4,789,138	$226	7.5%	3/31/2026	NAP
The Container Store	NR/B1/B	18,942	3.0%	$549,318	2.1%	$29.00	$5,060,369	$267	10.9%	2/29/2032	2 x 5 yr
LL Bean	NR/NR/NR	15,553	2.4%	$421,122	1.6%	$27.08	$4,176,014	$269	10.1%	1/31/2026	1 x 5 yr
Funny Bone	NR/NR/NR	15,212	2.4%	$312,315	1.2%	$20.53	$5,130,211	$337	6.1%	1/31/2032	1 x 5 yr
Arhaus Furniture	NR/NR/NR	15,000	2.4%	$975,457	3.8%	$65.03	$11,592,239	$773	8.4%	1/31/2031	1 x 5 yr
Orvis	NR/NR/NR	13,960	2.2%	$136,324	0.5%	$9.77	$1,316,555	$94	10.4%	12/31/2023	NAP
Old Navy	NR/Ba3/BB	12,984	2.0%	$404,711	1.6%	$31.17	$4,206,036	$324	9.6%	7/31/2028	1 x 5 yr
First Citizens Bank & Trust	NR/Baa2/BBB	12,947	2.0%	$192,995	0.8%	$14.91	NAP	NAP	NAP	4/2/2024	4 x 5 yr
Junior Anchor Subtotal/Wtd. Avg.		181,707	28.6%	4,695,403	18.3%	$25.84

Other Tenants		417,882	65.8%	$21,015,997	81.7%	$50.29
Occupied Collateral Total / Wtd. Avg.		599,589	94.4%	$25,711,400	100.0%	$42.88
Vacant Space		35,905	5.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		635,494	100.0%	$25,711,400	100.0%	$42.88(4)

(1)	Based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024 and overage and percent in lieu rent as of the trailing twelve months ended April 2023 sales for certain tenants. Annual UW Rent for Non-Collateral Anchors represents expense reimbursements.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information presented herein with respect to the Short Pump Town Center Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsors. Sales for Dillard’s and Macy’s are estimates, as per the appraisal, and TTM April 2023 sales are shown as of year-end 2022.
(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Short Pump Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2023	8	24,783	$18.13	3.9%	3.9%	$449,284	1.7%	1.7%
2024	12	97,470	$35.12	15.3%	19.2%	$3,423,417	13.3%	15.1%
2025	24	95,208	$54.06	15.0%	34.2%	$5,146,821	20.0%	35.1%
2026	22	116,966	$41.35	18.4%	52.6%	$4,836,925	18.8%	53.9%
2027	10	45,209	$41.88	7.1%	59.7%	$1,893,506	7.4%	61.3%
2028	13	59,136	$42.10	9.3%	69.0%	$2,489,765	9.7%	70.9%
2029	9	42,724	$45.19	6.7%	75.8%	$1,930,487	7.5%	78.4%
2030	4	13,683	$61.52	2.2%	77.9%	$841,744	3.3%	81.7%
2031	4	29,278	$59.44	4.6%	82.5%	$1,740,347	6.8%	88.5%
2032	6	49,650	$37.41	7.8%	90.3%	$1,857,493	7.2%	95.7%
2033	3	6,275	$56.03	1.0%	91.3%	$351,612	1.4%	97.1%
2034 & Beyond	4	19,207	$39.05	3.0%	94.4%	$750,000	2.9%	100.0%
Vacant	0	35,905	$0.00	5.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	119	635,494	$42.88(4)	100.0%		$25,711,400	100.0%

(1)	Based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024 and overage and percent in lieu rent as of the trailing twelve months ended April 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes non-collateral anchors and outparcel spaces which have no SF or UW Rent associated but are paying expense reimbursements.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The Market. The Short Pump Town Center Property is located in Richmond, Virginia, approximately 17 miles northwest of the Richmond Central Business District and serves a trade area of over 386,743 households encompassing over 982,000 residents with an average household income of over $100,000. Richmond is the third largest metropolitan statistical area in Virginia and features a population of over 1.3 million people. The Short Pump Town Center Property is located at the intersection of I-295, I-64 and US- 250, approximately 25 miles northwest of the Richmond International Airport, which serves over four million passengers annually.

The top employers in Richmond are Virginia Commonwealth University Health System (with 13,500 employees), Capital One Financial Corp. (with 13,000 employees) and HCA Virginia Health (with 11,000 employees). The Short Pump Town Center Property is approximately nine miles from the University of Richmond, a private liberal arts college, and 15 miles from Virginia Commonwealth University, a public research university with approximately 32,000 students. Richmond has a stable and diverse economy that includes eight Fortune 500 headquarters, ranking second for the total number of firms compared to peer cities.

Innsbrook Corporate Center is located approximately two miles east of the Short Pump Town Center Property. The 850-acre, upscale mixed-use corporate community was established in 1979, and is the largest and most successful corporate park in the Richmond area, comprised of over 400 companies with an aggregate workforce of over 20,000 employees. The surrounding area also contains 23 hotels, 40 museums and 35 festivals throughout the year. The local area is expected to continue to grow, with several nearby residential developments in process and over 10,000 new homes scheduled to be constructed within two miles of the Short Pump Town Center Property by 2027, increasing the trade area population by a projected 5.4% over the next 5 years.

According to the appraisal, the 2022 population within a 5-, 10- and 15-mile radius of the Short Pump Town Center Property was 137,768, 329,065 and 702,066, respectively. The 2022 average household income within the same radii was $136,997, $128,797 and $106,307, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Short Pump Town Center Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
0 – 1,000 SF	$70.00	7	1.0% per annum
1,001 – 2,500 SF	$65.00	7	1.0% per annum
2,501 – 5,000 SF	$45.00	7	1.0% per annum
5,001 – 7,500 SF	$28.00	7	1.0% per annum
7,501 – 10,000 SF	$45.00	7	1.0% per annum
Over 10,000 SF	$20.00	7	1.0% per annum
Jewelry	$165.00	7	1.0% per annum
Restaurants	$36.00	7	1.0% per annum
Majors	$18.00	10	5.0% in year 6
Anchors	$16.50	10	5.0% in year 6
Outparcel	$33.00	10	5.0% in year 6
The following table presents information regarding certain competitive properties to the Short Pump Town Center Property:

Competitive Property Summary(1)
	Short Pump Town Center	Chesterfield Towne Center	Stony Point Fashion Park	Regency Square Mall	The Shops at Willow Lawn	Southpark Mall
Year Built/ Renovated	2003 / 2014	1975 / 2008, 2015	1975 / 2003	1975 / 2003	1957 / 2005	1988 / 2007
Total GLA (SF)	635,494(2)	1,038,263	679,403	820,060	476,000	685,675
Ownership	Forest City Realty Trust, LLC (34.0%) / MJGT Associates, LLC (33.3%) / Queensland Investment Corporation (32.7%)	Brookfield	Second Horizon Capital	Thalhimer Realty Partners / The Rebkee Company	Federal Realty	CBL & Associates (CBL)
Distance to Property	N/A	10.0 miles	7.5 miles	4.5 miles	8.3 miles	30.0 miles
Occupancy %	94.4%(2)	97.0%	60.0%	70.0%	92.0%	98.0%
Inline Sales PSF	$862(3)	$438	$185	$206	NAV	$428
Anchors	Dillard’s; Macy’s; Dick’s Sporting Goods	At Home; JC Penney; Macy’s	Dillard’s; Saks Fifth Avenue	NOVA of Virginia Aquatics Center; Surge Adventure Park	Kroger; Dick’s Sporting Goods; Gold’s Gym; Ross Dress for Less	Dick’s Sporting Goods; JC Penney; Macy’s; Regal Cinema

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 20, 2023.
(3)	Represents sales PSF as of April 2023 for in-line tenants, including Apple. All sales information presented herein with respect to the Short Pump Town Center Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Short Pump Town Center Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022	TTM 5/31/2023	UW	UW PSF
Base Rent(2)	$21,026,512	$19,840,521	$19,394,889	$21,522,053	$22,064,216	$23,058,309	$36.28
Gross Up of Vacant Space	$0	$0	$0	$0	$0	$1,901,662	$2.99
Overage Rent(3)	$764,971	$480,306	$811,001	$2,548,858	$2,801,492	$2,603,415	$4.10
Percent In Lieu(3)	$1,027,045	$857,207	$1,630,707	$581,769	$603,057	$49,676	$0.08
Expense Reimbursement	$10,052,006	$9,883,959	$7,120,665	$6,906,182	$7,390,825	$7,850,678	$12.35
Net Rental Income	$32,870,534	$31,061,993	$28,957,261	$31,558,862	$32,859,590	$35,463,740	$55.80
Specialty Leasing Income(4)	$420,815	$417,797	$777,816	$773,376	$704,566	$524,421	$0.83
(Vacancy & Credit Loss)	($62,878)	($1,261,591)	($220,089)	$302,922	$42,636	($2,072,235)	($3.26)
Other Income(5)	$796,155	$637,734	$153,178	$873,520	$2,733,605	$315,871	$0.50
Effective Gross Income	$34,024,626	$30,855,933	$29,668,166	$33,508,680	$36,340,397	$34,231,796	$53.87

Real Estate Taxes(6)	$3,377,439	$3,993,213	$2,806,788	$1,724,878	$2,460,208	$2,269,994	$3.57
Insurance	$207,966	$187,089	$175,083	$272,538	$285,432	$292,030	$0.46
Other Operating Expenses	$6,000,840	$4,597,298	$4,816,673	$5,510,426	$5,653,923	$5,884,908	$9.26
Total Operating Expenses	$9,586,245	$8,777,600	$7,798,544	$7,507,842	$8,399,562	$8,446,932	$13.29

Net Operating Income	$24,438,381	$22,078,334	$21,869,622	$26,000,838	$27,940,835	$25,784,865	$40.57
Replacement Reserves	$0	$0	$0	$0	$0	$127,099	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,270,988	$2.00
Net Cash Flow	$24,438,381	$22,078,334	$21,869,622	$26,000,838	$27,940,835	$24,386,778	$38.37

Occupancy %	92.4%	87.6%	92.1%	93.5%	94.4%(7)	94.2%(8)
NOI DSCR(9)	1.61x	1.46x	1.44x	1.72x	1.84x	1.70x
NCF DSCR(9)	1.61x	1.46x	1.44x	1.72x	1.84x	1.61x
NOI Debt Yield(9)	13.6%	12.3%	12.1%	14.4%	15.5%	14.3%
NCF Debt Yield(9)	13.6%	12.3%	12.1%	14.4%	15.5%	13.5%

(1)	Historical cash flows and occupancy include revenue, expense items and SF associated with the Dick’s Parcel.
(2)	UW Base Rent is based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024, and excludes rent associated with the Dick’s Parcel. After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.
(3)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM April 2023 sales figures.
(4)	Specialty Leasing Income includes rents from temporary tenants and revenue from kiosks, storage, vending and other miscellaneous revenue.
(5)	UW Other Income includes trash pad rentals, valet parking income, other miscellaneous income and excludes lease termination income.
(6)	UW Real Estate Taxes excludes approximately $355,621 of taxes associated with the Dick’s Parcel.
(7)	Represents occupancy per the underwritten rent roll dated June 20, 2023.
(8)	Based on in-place vacancy and includes any known lease terminations or tenants known with high probability to be vacating.
(9)	Debt service coverage ratios and debt yields are based on the Short Pump Town Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Reserve Period (as defined below), the borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes.

Insurance – During a Reserve Period, the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve unless the Short Pump Town Center Property is maintained under a blanket policy.

Replacement Reserve – During a Reserve Period, the borrower is required to deposit monthly approximately $10,592 to a reserve for replacements to the Short Pump Town Center Property, subject to a cap of approximately $254,198.

TI/LC Reserve – During a Reserve Period, the borrower is required to deposit monthly approximately $105,916 for lease rollover expenditures, subject to a cap of $2,541,976.

Landlord Obligations Reserve – The Short Pump Town Center Whole Loan documents provide for an upfront reserve of $6,639,981 for outstanding tenant improvement allowances and leasing commissions.

Gap and Free Rent Reserve – The Short Pump Town Center Whole Loan documents provide for an upfront reserve of $241,234 for gap and free rent reserves.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Retail – Lifestyle Center	Loan #1	Cut-off Date Balance:	$80,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

A “Reserve Period” will commence upon the date on which the lender determines that the debt yield is less than 12.0% as of the end of any two consecutive calendar quarters and will expire upon the date that the debt yield is equal to or in excess of 12.0% as of the end of any two consecutive calendar quarters.

Lockbox and Cash Management. The Short Pump Town Center Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Short Pump Town Center Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter. During a Cash Management Period (as defined below), funds will be transferred to the lender-controlled cash management account on each business day and disbursed according to the Short Pump Town Center Whole Loan documents. During a Cash Management Period, all excess cash is required to be held by the lender as additional security for the Short Pump Town Center Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items, so long as no event of default is continuing for which the lender has initiated an enforcement action.

A “Cash Management Period” will occur during the existence of any of: (i) an event of default, (ii) a Debt Yield Event (as defined below), or (iii) an Anchor Trigger Event (as defined below).

A “Debt Yield Event” will commence when, as of any date of determination, the debt yield is less than 10.5% for two consecutive calendar quarters and will expire on the date that the debt yield is 10.5% or greater for two consecutive calendar quarters, provided, the borrower may deliver to the lender cash or a letter of credit, or prepay the Short Pump Town Center Whole Loan (together with the applicable prepayment fee), in each case, in an amount which, when or if applied to the outstanding principal balance, would be sufficient to achieve such debt yield threshold of 10.5%.

An “Anchor Trigger Event” will commence when any Anchor Tenant (as defined below): (i) (A) has “gone dark”, other than a temporary closure in connection with (x) restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) an event of force majeure or (B) has vacated its anchor parcel; or (ii) is the subject of a bankruptcy action. An Anchor Trigger Event will expire (i) with respect to a trigger under clause (i) above, when such Anchor Tenant operates the anchor parcel (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days; (ii) with respect to the trigger under clause (ii) above, such bankruptcy action is dismissed or the Anchor Tenant has emerged from such bankruptcy action; (iii) for any trigger event, the anchor parcel or a substantial portion thereof becomes owned or leased by one or more replacement occupants reasonably approved by the lender; or (iv) for any trigger event, the borrower delivers to the lender an officer’s certificate stating that the applicable trigger event does not result in the violation of co-tenancy requirements in leases representing more than 15% of the aggregate rent payable under leases at the Short Pump Town Center Property (or if such violation did occur, such violation has now been cured or waived).

“Anchor Tenant” includes the non-collateral anchors, Dillard’s or Macy’s, and any replacement tenant who occupies all or substantially all of either such anchor parcel.

Additional Secured Indebtedness (not including trade debts). In addition to the Short Pump Town Center Mortgage Loan, the Short Pump Town Center Property also secures the Short Pump Town Center Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $100,000,000. The Short Pump Town Center Pari Passu Companion Loans accrue interest at the same rate as the Short Pump Town Center Mortgage Loan. The Short Pump Town Center Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Short Pump Town Center Pari Passu Companion Loans. The holders of the Short Pump Town Center Mortgage Loan and the Short Pump Town Center Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Short Pump Town Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The Short Pump Town Center Whole Loan documents permitted the free release of the Dick’s Parcel from the collateral for the Short Pump Town Center Whole Loan upon satisfaction of the conditions by the borrower. After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that (a) the borrower is permitted to maintain terrorism coverage with a licensed captive insurance company that is affiliated with the borrower sponsors if certain conditions set forth in the related Short Pump Town Center Whole Loan documents are satisfied, and (b) the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Short Pump Town Center Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

Roof
32
Valentino U.S.A., Inc. 2,027 SF 12/2026
31
Valentino U.S.A., Inc. 2,618 SF 12/2026
30
29
Databricks | 10,751 SF | 9/2023
28
Michael Kors (USA), Inc. | 10,735 SF | 3/2026
27
Michael Kors (USA), Inc. | 10,745 SF | 3/2026
26
Michael Kors (USA), Inc. | 10,745 SF | 9/2029
25
Valentino U.S.A., Inc. | 23,358 SF | 12/2026
24
Oscar De La Renta LLC | 26,589 SF | 1/2029
23
Oscar De La Renta LLC 10,447 SF 1/2027
American Airlines, Inc. 5,991 SF 5/2032
22
Michael Kors (USA), Inc. | 28,477 SF | 3/2026
21
Michael Kors (USA), Inc. | 28,644 SF | 3/2026
20
Michael Kors (USA), Inc. | 30,343 SF | 3/2026
19
Michael Kors (USA), Inc. | 31,198 SF | 3/2026
Michael Kors (USA), Inc. 1,482 SF 3/2026
Michael Kors (USA), Inc. 6,436 SF 3/2025
18
Michael Kors (USA), Inc. 4,773 SF 3/2026
National Public Radio
17
Burberry (Wholesale) Limited | 35,486 SF | 8/2037
16
Michael Kors (USA), Inc. | 36,781 SF | 3/2026
15
Michael Kors (USA), Inc. | 36,789 SF | 3/2026
14
Capitolis, Inc. | 14,479 SF | 12/2032
Capitolis, Inc. | 22,511 SF | 12/2032
13
First-Citizens Bank & Trust Company | 37,536 SF | 5/2034
12
First-Citizens Bank & Trust Company | 37,501 SF | 5/2034
11
First-Citizens Bank & Trust Company | 38,218 SF | 5/2034
10
First-Citizens Bank & Trust Company | 38,282 SF | 5/2034
9
New York University | 38,218 SF | 6/2027
8
Avenue Capital Management II, LP | 38,483 SF | 2/2030
7
Kohn Pedersen Fox Associates, P.C. 10,170 SF 4/2027
The City University Of New York 21,500 SF 6/2027
Kohn Pedersen Fox Associates, P.C. 5,230 SF 4/2027
6
Kohn Pedersen Fox Associates, P.C. | 38,686 SF | 5/2038
5
Kohn Pedersen Fox Associates, P.C. | 38,702 SF | 5/2038
4
New York University | 38,844 SF | 6/2027
3
New York University | 38,723 SF | 6/2027
2
Michael Kors (USA), Inc. 14,924 SF 3/2026
CBRE, Inc. | 23,951 SF | 6/2026
Ground
TSP Co Working (Studio) | 39,498 SF | 10/2040
Vacant 5,823 SF
M & T Bank
Basement Storage
PLNT Burger
Amazon Go
Chop't Creative Salad Company LLC
The Botanist BP Inc
Small and Mighty Kings Inc
Michael Kors (USA), Inc. 1,897 SF 3/2026
Michael Kors (USA), Inc. 330 SF 11/2023
Valentino USA, Inc. 427 SF 12/2023
Vacant 919 SF
Engineer Shop
TSP Bike Room
Burberry (Wholesale) Limited 1,728 SF 8/2037
First-Citizens Bank & Trust Company
TSP Building Storage
Vacant
2023 – 2024
2025 – 2026
2027 – 2028
2029+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

11 West 42nd Street
11 West 42nd Street
New York, NY 10036
MANHATTAN
Midtown
Theater District
Diamond District
Garment District
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Vanderbilt Ave.
Park Ave.
Lexington Ave.
METRO NORTH
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
9 West 57th
Le Méridien New York
Theodore Roosevelt Home
Carnegie Hall
57TH ST/ 7TH AVE
57TH ST
Moderne Hotel NYC
Park Central Hotel NY
New York City Center
Hilton Garden Inn Central Park South
Conrad New York Midtown
Warwick New York
Ed Sullivan Theater
New York Hilton Midtown
Museum of Modern Art
7TH AVE/ 53RD ST
Broadway Theatre
Baccarat Hotel
666 Fifth Avenue
Hampton Inn Manhattan-Times Sq North
AXA Equitable Building
75 Rockefeller Plaza
Gershwin Theatre
50TH ST/ BROADWAY
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
50TH ST
Lotte NY Palace
Nomura Securities
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
ITT-American Building
Waldorf Astoria
Eugene O'Neill Theater
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
49TH ST
ROCKEFELLER CTR.
Longacre Theatre
Morgan Stanley Building
James Earl Jones Theatre
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
Riu Plaza
The Muse New York
Gemological Institute of America
383 Madison
245 Park Avenue
Roger Smith Hotel
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
The Roosevelt Hotel
Club Quarters Grand Central
Al Hirschfeld Theatre
Jacobs Theatre
Viacom Intl.
TIMES SQUARE
Hotel St. James
Cassa Hotel
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Majestic Theatre
Belasco Theatre
Sofitel New York
Grand Central Terminal
Fitzpatrick Grand Central
Inter Continental Times Sq.
Bank of America Tower
The Chatwal
The Westin Times Square
4 Times Square
1 Vanderbilt
42ND ST/ PORT AUTHORITY
Paramount Building
TIMES SQ.
Port Authority Bus Terminal
Hilton Times Sq.
The Knickerbocker
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Bryant Park
New York Public Library
Consulate General of Australia
42ND ST/ TIMES SQ.
BRYANT PARK
New York Times Building
Bryant Park Hotel
Park Terrace Hotel
HSBC Tower
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
450 Fifth Ave.
Refinery Hotel
Archer Hotel NY
Hotel Hendricks
Consulate General of Poland
The Kitano Hotel New York
The Shelburne Sonesta New York
The Langham, New York, Fifth Avenue
The Morgan Library & Museum
Consulate General of El Salvador
Kixby Hotel
Executive Hotel Le Soleil New York
Macy's
The Gregory Hotel
Yeshiva Univ. Stern College for Women
34TH ST/ PENN STA.
PENN 1
HERALD SQUARE
Empire State Building
180 Madison Ave.
Upper West Side
Upper East Side
Astoria
QUEENS
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
HUDSON COUNTY
MANHATTAN
Chelsea
Williamsburg
Hoboken
Greenwich Village
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Mortgage Loan No. 2 – 11 West 42nd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	New York, NY 10036
Original Balance(1):		$75,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$75,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		8.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1927 / 2018
Borrower Sponsors:		Tishman Speyer Properties, L.P. and Silverstein Properties, LLC		Size:	960,568 SF
Guarantor(2):		11 West 42 Realty Investors, L.L.C.		Cut-off Date Balance PSF(1):	$285
Mortgage Rate:		7.4400%		Maturity Date Balance PSF(1):	$285
Note Date:		6/30/2023		Property Manager:	Tishman Speyer Properties, L.L.C.
First Payment Date:		8/6/2023			(borrower-related)
Maturity Date:		7/6/2028
Original Term to Maturity:		60 months
Original Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$31,700,606
Seasoning:		2 months		UW NOI Debt Yield(1):	11.6%
Prepayment Provisions:		L(23),YM1(3),DorYM1(27),O(7)		UW NOI Debt Yield at Maturity(1):	11.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	1.39x
Additional Debt Type(1)(3):		Pari Passu / Mezzanine		Most Recent NOI:	$26,697,022 (3/31/2023 TTM)
Additional Debt Balance(3):		$199,000,000 / $56,000,000		2nd Most Recent NOI:	$26,673,211 (12/31/2022)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI:	$26,436,280 (12/31/2021)
Reserves(4)				Most Recent Occupancy:	98.6% (5/1/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.9% (12/31/2022)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	89.6% (12/31/2021)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$555,000,000 (4/19/2023)
Replacement Reserve:	$0	Springing	$288,170	Appraised Value PSF:	$578
TI/LC Reserve:	$10,000,000	$240,142	NAP	Cut-off Date LTV Ratio(1):	49.4%
Other Reserves(5):	$19,165,251	$0	NAP	Maturity Date LTV Ratio(1):	49.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$274,000,000	79.7%	Loan Payoff:	$301,013,950	87.5%
Mezzanine Loan(1):	$56,000,000	16.3%	Reserves:	$29,165,251	8.5%
Cash Equity Contribution:	$13,988,916	4.1%	Closing Costs:	$13,809,715	4.0%
Total Sources:	$343,988,916	100.0%	Total Uses:	$343,988,916	100.0%

(1)	The 11 West 42nd Street Mortgage Loan (as defined below) is part of the 11 West 42nd Street Whole Loan (as defined below), which is evidenced by 24 pari passu promissory notes with an aggregate principal balance of $274,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 11 West 42nd Street Whole Loan. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan (as defined below) are $344, $344, 1.00x, 9.6%, 9.6%, 59.5%, and 59.5%, respectively.
(2)	There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower. The entity identified above under “Guarantor” is the borrower.
(3)	See “Mezzanine Loan and Preferred Equity” below for further discussion of information.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of a specified tenant reserve to be used to pay for rent concessions and qualified leasing expenses.

The Mortgage Loan. The mortgage loan (the “11 West 42nd Street Mortgage Loan”) is part of a whole loan (the “11 West 42nd Street Whole Loan”) that is evidenced by 24 pari passu promissory notes in the aggregate original principal amount of $274,000,000 and secured by a first priority fee mortgage encumbering a 960,568 SF Class A- office tower located in New York, New York (the “11 West 42nd Street Property”). The 11 West 42nd Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), UBS AG (“UBS”) and LMF Commercial, LLC (“LMF”). In addition to the 11 West 42nd Street Whole Loan, BANA provided a $56,000,000 mezzanine loan to the sole member of the borrower, which is secured by such sole member’s equity interest in the borrower. The 11 West 42nd Street Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Notes A-1-2 and A-1-3, with an aggregate original principal amount of $75,000,000. The remaining promissory notes comprising the 11 West 42nd Street Whole Loan (the “11 West 42nd Street Pari Passu Companion Loans”) are summarized in the below table. The 11 West 42nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%
11 West 42nd Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$30,000,000	$30,000,000	BANK5 2023-5YR3	Yes
A-1-2	$25,000,000	$25,000,000	BANK5 2023-5YR3	No
A-1-3	$20,000,000	$20,000,000	BANK5 2023-5YR3	No
A-1-4	$11,333,334	$11,333,334	BANA	No
A-1-5	$5,000,000	$5,000,000	BANA	No
A-2-1	$6,333,333	$6,333,333	UBS	No
A-2-2	$20,000,000	$20,000,000	BMO 2023-C6	No
A-2-3	$10,000,000	$10,000,000	UBS	No
A-2-4	$10,000,000	$10,000,000	UBS	No
A-2-5	$10,000,000	$10,000,000	UBS	No
A-2-6	$10,000,000	$10,000,000	UBS	No
A-2-7	$5,000,000	$5,000,000	UBS	No
A-2-8	$5,000,000	$5,000,000	UBS	No
A-2-9	$5,000,000	$5,000,000	UBS	No
A-2-10	$5,000,000	$5,000,000	UBS	No
A-2-11	$5,000,000	$5,000,000	UBS	No
A-3-1	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-3-2	$27,500,000	$27,500,000	BMO 2023-5C1	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-5C1	No
A-3-4	$7,500,000	$7,500,000	BMO	No
A-3-5	$5,000,000	$5,000,000	BMO 2023-C6	No
A-3-6	$5,000,000	$5,000,000	BMO	No
A-3-7	$5,666,667	$5,666,667	LMF	No
A-3-8	$5,666,666	$5,666,666	BMO	No
Total	$274,000,000	$274,000,000

The Borrower and the Borrower Sponsors. The borrower is 11 West 42 Realty Investors, L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between Tishman Speyer Properties, L.P. (“Tishman”) and Silverstein Properties, LLC (“Silverstein”). The borrower sponsors have owned the 11 West 42nd Street Property since 1978.

Tishman is a leading owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across the United States, Europe, Latin America and Asia, building and managing office, residential, life science and retail space in 33 key global markets. Tishman’s signature assets include New York City's Rockefeller Center, São Paulo's Torre Norte, The Springs in Shanghai, Paris Bourse in Paris, and Frankfurt’s OpernTurm and TaunusTurm. Tishman operates and owns a portfolio of over 82 million SF, worth over $68 billion.

Silverstein, founded in 1957, is a privately held, vertically integrated, full-service real estate development, investment and management firm based in New York City. Silverstein has developed, owned and managed over 40 million SF of office, residential, hotel, retail and mixed-use properties. Silverstein owns and operates a portfolio of assets valued at over $10 billion, with nearly 10 million SF of commercial, residential and retail space across ten office towers, a luxury hotel and two luxury rental buildings.

The Property. The 11 West 42nd Street Property is a 32-story, LEED Silver certified, Class A- office tower located in New York, New York totaling 960,568 SF. Originally constructed in 1927, the 11 West 42nd Street Property is located two blocks west of Grand Central Station and overlooks the New York Public Library and Bryant Park. The 11 West 42nd Street Property features a unique H-shaped layout which allows for eight corner offices per floor and an abundance of natural light. Since 2018, the borrower sponsors have spent approximately $38.2 million in renovations which include improvements to the lobby, elevators, entrances, windows and electrical infrastructure. Since 2021, the borrower sponsors have executed a total of 321,255 SF in lease renewals, extensions and new leases. The 11 West 42nd Street Property was 98.6% leased, as of May 1, 2023, to a diverse roster of tenants, with a weighted average remaining lease term of over seven years.

The 11 West 42nd Street Property consists of 886,125 SF of office space, 39,498 SF of Studio by Tishman co-working space (“Studio”), 26,011 SF of ground floor retail space fronting 42nd and 43rd Streets, and 8,934 SF of storage space. The retail tenants include Amazon Go and fast casual food chains such as Chop’t, The Botaniste and Cava, which serve as amenities to the office tenants. Studio is a flexible and modern co-working space that caters to both individual professionals and corporate clients. Studio is owned and operated by Tishman and was introduced at the 11 West 42nd Street Property in May 2021. Studio offers a wide range of options for its members, including private offices, customized suites and hot desks. Across Tishman’s 15 different Studio locations, there are approximately 400 desks, which were 87.7% occupied as of April 2023, with 98% of occupied desks belonging to corporate clients.

The 11 West 42nd Street Property has maintained strong occupancy levels over the past five years, averaging 91.9% occupancy. Investment-grade rated tenants or their affiliates occupy 64.3% of SF at the 11 West 42nd Street Property and contribute 65.5% of underwritten base rent. Major tenants at the 11 West 42nd Street Property include Michael Kors (USA), Inc (“Michael Kors”), First-Citizens Bank & Trust Company (“First-Citizens Bank”) and New York University (“NYU”). In addition, several tenants use the 11 West 42nd Street Property as headquarters space and have made significant investments in their spaces. The 11 West 42nd Street Property is the corporate headquarters for Michael Kors, Kohn Pedersen Fox Associates, P.C., Avenue Capital Management II, LP, Oscar De La Renta LLC and Capitolis, Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

Major Tenants.

Michael Kors (USA), Inc (254,485 SF, 26.5% of NRA, 27.4% of underwritten base rent) (NYSE: CPRI; Fitch/Moody’s/S&P: BBB-/Ba1/BBB-) is a luxury fashion brand founded by designer Michael Kors in 1981. The Michael Kors brand has a global reach, with a strong presence in major fashion markets around the world and is popular among celebrities and fashion-conscious consumers. The 11 West 42nd Street Property serves as the worldwide headquarters for Michael Kors. The Michael Kors lease is guaranteed by the publicly traded parent company, Capri Holdings Limited (“Capri Holdings”), which also manages other brands such as Versace and Jimmy Choo. As of July 2023, Capri Holdings had an equity market capitalization of approximately $6.0 billion. On August 10, 2023, Tapestry, Inc. (NYSE: TPR), the parent company of lifestyle brands Coach, Kate Spade, and Stuart Weitzman, and Capri Holdings announced that they have entered into a definitive agreement under which Tapestry, Inc. will acquire Capri Holdings. The transaction is anticipated to close in calendar year 2024, subject to approval by the Capri Holdings shareholders, as well as the receipt of required regulatory approvals, and other customary closing conditions. As of August 2023, Tapestry, Inc. had an equity market capitalization of approximately $7.7 billion.

Michael Kors currently occupies 252,072 SF of office and 2,413 SF of storage space. Michael Kors first leased space at the 11 West 42nd Street Property in 2003 and since has expanded into 16 suites (13 office suites and 3 storage suites). The tenant has no non-standard termination options, outstanding allowances or free rent. Michael Kors has 236,974 SF expiring on March 31, 2026, 10,745 SF expiring on September 30, 2029, 6,436 SF expiring on March 31, 2025 and 330 SF expiring on November 30, 2023. The tenant has one 10-year renewal option on all non-basement suites, with a 15-24 month notice varying across suites. Michael Kors currently subleases three spaces (totaling 28,107 SF) to ExpandEd Schools, Inc. (14,924 SF through March 30, 2025), Aston Martin Lagonda of North America, Inc. (8,295 SF through March 31, 2026) and National Public Radio, Inc. (“NPR”) (4,888 SF through March 31, 2025). Following the expiration of its sublease, NPR will convert to a direct lease co-terminous with their existing lease at the 11 West 42nd Street Property.

Michael Kors is currently renovating its space at the tenant’s sole cost and is in discussions with the borrower sponsors for an early renewal of its lease (the “Michael Kors Pre-Approved Lease Agreement”). We cannot assure you that this amendment will be signed as expected or at all.

First-Citizens Bank & Trust Company (153,680 SF, 16.0% of NRA, 16.0% of underwritten base rent) (NASDAQ: FCNCA; Fitch/Moody’s/S&P: NR/Baa2/BBB) is a financial institution that provides a wide range of banking and financial services to individuals, businesses and organizations. Founded in 1898, First-Citizens Bank has a strong presence in the southeastern United States, with branches located in North Carolina, South Carolina, Virginia, Tennessee and Georgia. As of July 2023, First-Citizens Bank had an equity market capitalization of $18.6 billion.

First-Citizens Bank currently occupies 151,537 SF of office and 2,143 SF of storage space, with a lease expiration date of May 31, 2034 and two, 5-year renewal options (or one, 10-year renewal option) on all of its suites with a 16-month notice period. First-Citizens Bank first leased space at the 11 West 42nd Street Property in 2006 and since has expanded into five suites. The tenant has no non-standard termination options, outstanding allowances or free rent.

New York University (117,382 SF, 12.2% of NRA, 11.4% of underwritten base rent) (Fitch/Moody’s/S&P: NR/Aa2/AA-) was established in 1831 and is one of the largest and most prestigious universities in the United States, with a student body of over 65,000 students and an endowment of over $5.3 billion as of August 2022. The Jack Brause Library, located at the NYU Midtown Center at the 11 West 42nd Street Property, is home to many graduate programs within the School of Professional Studies. The 11 West 42nd Street Property provides access for NYU students, faculty and staff to access one of NYU’s most coveted libraries and a computer science lab, design labs and classrooms for its students.

NYU currently occupies 115,785 SF of office and 1,597 SF of retail space, with a lease expiration of June 30, 2027 and one, five-year renewal option on all of its suites with a 22-month notice period at 2% rent increases per annum. NYU first leased space at the 11 West 42nd Street Property in the 1970s and has renewed multiple times. NYU is currently occupying four suites, and recently added its own entrance on the 43rd Street side of the 11 West 42nd Street Property to help regulate ingress and egress of the student base. NYU most recently renewed its lease in August 2021 through June 30, 2027 and has one five-year renewal option. The tenant has no non-standard termination options. NYU is entitled to approximately $1.65 million in outstanding landlord obligations and two months of free rent totaling approximately $1,125,423 ($557,140 in December 2023 and $568,283 in December 2024). All outstanding landlord obligations and free rent was reserved at loan closing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the major tenants at the 11 West 42nd Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Michael Kors(3)	BBB-/Ba1/BBB-	254,485	26.5%	$16,003,389	27.4%	$62.89	Various(3)	1 x 10 yr(3)	N
First-Citizens Bank	NR/Baa2/BBB	153,680	16.0%	$9,343,789	16.0%	$60.80	5/31/2034	2 x 5 yr(4)	N
NYU	NR/Aa2/AA-	117,382	12.2%	$6,685,426	11.4%	$56.95	6/30/2027	1 x 5 yr	N
Kohn Pedersen Fox Associates, P.C.	NR/NR/NR	92,788	9.7%	$5,672,095	9.7%	$61.13	Various(5)	1 x 5 yr	N
Burberry (Wholesale) Limited	NR/Baa2/NR	45,509	4.7%	$2,857,280	4.9%	$62.78	8/31/2037	2 x 5 yr(4)	Y(6)
Subtotal/Wtd. Avg.		663,844	69.1%	$40,561,979	69.3%	$61.10

Other Tenants(7)		283,752	29.5%	17,932,301	30.7%	$63.20
Vacant Space(8)		12,972	1.4%	$0	0.0%	$0.00
Total/Wtd. Avg.(9)		960,568	100.0%	$58,494,280	100.0%	$61.73

(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024 and straight lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Michael Kors leases 236,974 SF expiring on of March 31, 2026, 10,745 SF expiring on September 30, 2029, 6,436 SF expiring on March 31, 2025 and 330 SF expiring on November 30, 2023. Michael Kors currently subleases three spaces (totaling 28,107 SF) to Aston Martin Lagonda of North America, Inc., ExpandED Schools, Inc. and National Public Radio, Inc. Michael Kors is currently in discussions with the borrower sponsors for an early renewal of a portion of its lease. See “Major Tenants” above.
(4)	The tenant has either two five-year options or one ten-year option.
(5)	Kohn Pedersen Fox Associates, P.C. leases 77,388 SF expiring on May 31, 2038 and 15,400 SF expiring on April 30, 2027.
(6)	Burberry (Wholesale) Limited has the option to terminate its lease on November 30, 2033, upon 20 months’ notice and payment of a termination fee.
(7)	Other Tenants is inclusive of 39,498 SF of space operated by Tishman as Studio, 2,223 SF of building storage space and 437 SF of ground level retail and office space for which no rent is associated.
(8)	Vacant Space includes 6,742 SF of retail space.
(9)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 11 West 42nd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	UW Rent PSF Rolling	Approx. % of Rent Rolling	Approx. Cumulative % of UW Rent Rolling
MTM / 2023	3	11,508	$85.19	1.2%	1.2%	$980,400	1.7%	1.7%
2024	0	0	$0.00	0.0%	1.2%	$0	0.0%	1.7%
2025	2	6,696	$64.88	0.7%	1.9%	$434,430	0.7%	2.4%
2026	18	290,728	$65.38	30.3%	32.2%	$19,008,777	32.5%	34.9%
2027	9	169,812	$56.66	17.7%	49.8%	$9,621,168	16.4%	51.4%
2028	1	5,389	$211.90	0.6%	50.4%	$1,141,927	2.0%	53.3%
2029	2	37,334	$60.77	3.9%	54.3%	$2,268,817	3.9%	57.2%
2030	3	43,621	$92.07	4.5%	58.8%	$4,016,068	6.9%	64.1%
2031	1	13,580	$42.00	1.4%	60.2%	$570,360	1.0%	65.0%
2032	4	43,771	$58.40	4.6%	64.8%	$2,556,130	4.4%	69.4%
2033	1	2,279	$181.79	0.2%	65.0%	$414,299	0.7%	70.1%
2034 & Beyond(3)	18	322,878	$54.14	33.6%	98.6%	$17,481,904	29.9%	100.0%
Vacant(4)	6	12,972	$0.00	1.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	68	960,568	$61.73	100.0%		$58,494,280	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024 and straight lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the Lease Rollover Schedule.
(3)	2034 & Beyond includes 39,498 SF of space operated by Tishman as Studio, 2,223 SF of building storage space and 437 SF of ground level retail and office space for which no rent is associated.
(4)	Vacant space includes 6,742 SF of retail space.
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

The Market. The 11 West 42nd Street Property is situated on the north side of West 42nd Street between Fifth Avenue and Avenue of the Americas, in the Grand Central office submarket of Midtown Manhattan. The 11 West 42nd Street Property is located across from the New York Public Library and Bryant Park and has accessibility to a large transportation network comprised of subways, railroads and buses. Nearby subway stations include the Bryant Park station that provides access to five different subway lines (7, B, D, F, and M trains); the Times Square/42nd Street/Eighth Avenue station that provides access to 12 different subway lines (1, 2, 3, 7, A, C, E, N, Q, R, S and W trains); and Grand Central Terminal that provides access to five different subway lines (4, 5, 6, 7 and S trains) and Metro-North and Long Island Railroad trains, providing for accessible commutes from all five boroughs and Westchester and New Jersey suburbs.

According to the appraisal, leasing activity has been strong in the Grand Central office submarket and properties near regional transportation nodes have experienced an increase in demand and positive leasing. The 11 West 42nd Street Property presents a lower-cost alternative to other Class A space in the Grand Central office submarket. As of the first quarter of 2023, the Grand Central office submarket had 81.7% of Class A space, with an inventory of 37,423,446 SF, a vacancy rate of 17.6% and average rental rate of $75.87 PSF.

The following table presents certain information relating to comparable office properties to the 11 West 42nd Street Property:

Competitive Property Summary
Property Name	Year Built / Renovated	Rentable Area (SF)	Stories	Occupancy	Asking Rent Low PSF	Asking Rent High PSF
11 West 42nd Street	1927 / 2018	960,568(1)	32	98.6%(1)	$42.00(1)(2)	$90.00(1)(2)
4 Bryant Park	1920 / NAP	150,000	12	100.0%	NAV	NAV
1065 Avenue of the Americas	1958 / NAP	536,524	34	75.2%	$72.00	$105.00
1120 Avenue of the Americas	1951 / 2005	400,000	21	98.1%	NAV	NAV
500 Fifth Avenue	1938 / NAP	721,702	59	85.8%	$79.00	$92.00
125 Park Avenue	1923 / 2004	445,437	26	99.2%	NAV	NAV
420 Lexington Avenue	1927 / 1999	1,112,424	31	78.5%	$62.00	$65.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated May 1, 2023.
(2)	Asking Rent Low PSF and Asking Rent High PSF is based on the UW Rent PSF range for normal office tenants at the 11 West 42nd Street Property.

The following table presents certain information relating to the most recent comparable leases to the 11 West 42nd Street Property tenants:

Comparable Lease Summary
Property Name	Year Built / Renovated	Rentable Area (SF)	Tenant	Lease Date	Lease Term (Years)	Lease SF	Rent PSF (Mod Gross)	TIs (PSF) / Free Rent (mos.)	Escalations
11 West 42nd Street(1)	1927 / 2018	960,568(1)	Burberry (Wholesale) Limited	September 2022	15.0	45,509	$62.78	$140 PSF / 15	$5 PSF in year 5 and 10
10 East 40th Street	1929 / 2008	347,000	Alpha Square Group	April 2023	7.0	8,770	$71.00	$0 PSF / 8.5	Flat
10 East 40th Street	1929 / 2008	347,000	Hart Howerton	February 2023	13.5	27,211	$70.00	$120 PSF / 18	$75 PSF in year 7
60 East 42nd Street	1929 / NAP	1,110,005	Morici & Morici LLP	July 2022	6.4	5,717	$71.00	$135 PSF / 5	Flat
530 Fifth Avenue	1957 / NAP	484,152	APFM, Inc.	January 2023	5.5	7,803	$79.00	$150 PSF / 6	NAV
535 Fifth Avenue	1926 / 2014	255,455	Prima Gems USA	January 2023	5.3	4,848	$60.00	$40 PSF / 6	$1.50 / year
340 Madison Avenue	1920 / NAP	714,869	Carlyle Group	September 2022	10.8	40,542	$66.00	$152 PSF / 9	$71 PSF in year 6
521 Fifth Avenue	1929 / NAP	339,901	Genpact	September 2022	10.7	17,796	$74.00	$150 PSF / 8	$79 PSF in year 7
292 Madison Avenue	1923 / NAP	178,097	Lightbox OOH Video Network	July 2022	7.1	11,113	$65.00	$110 PSF / 1	$70 PSF in year 5

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated May 1, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 11 West 42nd Street Property:

Market Rent Summary
Type (Floors)	Market Rent PSF (Mod Gross)	Lease Term (Years)	Rent Increase Projection
Major Office (2-7):	$59.00	15	10.0% every 5 years
Minor Office (2-7):	$59.00	10	10.0% every 5 years
Major Office (8-12):	$61.00	15	10.0% every 5 years
Minor Office (8-12):	$61.00	10	10.0% every 5 years
Major Office (13-19):	$65.00	15	10.0% every 5 years
Minor Office (13-19):	$65.00	10	10.0% every 5 years
Major Office (20-26):	$69.00	15	10.0% every 5 years
Minor Office (20-26):	$69.00	10	10.0% every 5 years
Major Office (27-30):	$72.00	15	10.0% every 5 years
Minor Office (27-30):	$72.00	10	10.0% every 5 years
Major Office (31-32):	$62.00	15	10.0% every 5 years
Minor Office (31-32):	$62.00	10	10.0% every 5 years
Average	$64.67	12.5	10.0% every 5 years

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 11 West 42nd Street Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022	TTM 3/31/2023	UW	UW PSF
Gross Potential Rent(2)	$45,151,694	$51,735,865	$49,799,980	$50,036,067	$50,306,549	$59,422,845	$61.86
Straight-lined rent(3)	$0	$0	$0	$0	$0	$291,133	$0.30
Percentage Rent	$0	$0	$0	$0	$1,202	$12,675	$0.01
Expense Reimbursements	$6,811,606	$9,169,515	$7,612,544	$5,612,853	$6,247,574	$8,092,259	$8.42
Net Rental Income	$51,963,300	$60,905,380	$57,412,524	$55,648,921	$56,555,325	$67,818,913	$70.60
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0	($3,390,946)	($3.53)
Studio Income(4)	$0	$0	$1,097,826	$2,951,651	$3,257,662	$3,424,954	$3.57
Other Income(5)	$4,035,185	$2,906,507	$2,449,574	$2,568,167	$2,870,287	$3,051,134	$3.18
Effective Gross Income	$55,998,485	$63,811,888	$60,959,925	$61,168,739	$62,683,273	$70,904,055	$73.81

Real Estate Taxes	$14,167,413	$15,151,465	$14,242,270	$13,961,284	$14,690,355	$15,677,544	$16.32
Insurance	$602,311	$786,898	$854,015	$885,306	$885,627	$969,165	$1.01
Other operating expenses	$17,271,766	$20,862,570	$19,427,360	$19,648,938	$20,410,269	$22,556,740	$23.48
Total Operating Expenses	$32,041,490	$36,800,932	$34,523,645	$34,495,528	$35,986,251	$39,203,449	$40.81

Net Operating Income	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$31,700,606	$33.00
Replacement Reserves	$0	$0	$0	$0	$0	$192,114	$0.20
TI/LC	$0	$0	$0	$0	$0	$2,881,704	$3.00
Net Cash Flow	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$28,626,789	$29.80

Occupancy %	94.0%	88.0%	89.6%	98.9%	98.6%(6)	95.0%(7)
NOI DSCR(8)	1.16x	1.31x	1.28x	1.29x	1.29x	1.53x
NCF DSCR(8)	1.16x	1.31x	1.28x	1.29x	1.29x	1.39x
NOI Debt Yield(8)	8.7%	9.9%	9.6%	9.7%	9.7%	11.6%
NCF Debt Yield(8)	8.7%	9.9%	9.6%	9.7%	9.7%	10.4%

(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	UW Gross Potential Rent includes rent steps through August 1, 2024, rent for leases signed but not occupied and income from grossed up vacant space.
(3)	Includes straight-lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(4)	UW Studio Income is based on the borrower sponsors’ budget. Studio is a Tishman-owned co-working space that was added to the 11 West 42nd Street Property in 2021.
(5)	Other Income includes income and fees from various sources such as concierge, licensing, HVAC, amenity space, cleaning, special events, tenant water and condenser, etc.
(6)	Represents occupancy per the rent roll dated May 1, 2023.
(7)	Represents a 5.0% underwritten vacancy.
(8)	Debt service coverage ratios and debt yields are based on the 11 West 42nd Street Whole Loan and exclude the 11 West 42nd Street Mezzanine Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

Escrows and Reserves.

Real Estate Taxes – During a Cash Sweep Period (as defined below) or upon the borrower’s failure to provide the lender evidence of timely payment of taxes, the borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes due.

Insurance – During a Cash Sweep Period or upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy, the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – During a Cash Sweep Period, the borrower is required to deposit monthly amounts of approximately $16,009 into a reserve for replacements for the 11 West 42nd Street Property, subject to a cap of approximately $288,170.

TI/LC Reserve – At loan origination, the borrower deposited $10,000,000 into a general TI/LC reserve. The borrower is required to deposit monthly amounts of approximately $240,142 into the TI/LC reserve, and during a Leasing True-Up Period (as defined below), the borrower is required to deposit monthly all excess cash flows into the TI/LC reserve.

Specified Tenant Reserve – At loan origination, the borrower deposited approximately $19,165,251 into a specified tenant reserve. Funds in the specified tenant reserve are to be used to pay for free rent and rent abatements of approximately $5,685,544 relating to eight tenants, outstanding tenant improvements owed of approximately $12,478,243 relating to seven tenants, and outstanding leasing commissions of approximately $1,001,464 relating to six tenants.

Lockbox and Cash Management. The 11 West 42nd Street Whole Loan is structured with a hard lockbox and springing cash management. All rents from the 11 West 42nd Street Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, the borrower is permitted to use the lockbox account as borrower’s operating account, however, due to the Michael Kors Pre-Approved Lease Agreement not being signed by July 30, 2023, until the earlier of (A) the execution of the Michael Kors Pre-Approved Lease Agreement or (B) the borrower entering into one or more replacement leases covering at least 200,000 SF on lease terms (determined in the aggregate) at least as favorable as those set forth in the Michael Kors Pre-Approved Lease Agreement, then the funds in the lockbox account are prohibited from being distributed to the borrower’s direct or indirect equity owners.

During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be (a) if a Leasing True-Up Period is continuing, deposited into the leasing reserve or (b) otherwise, held by the lender as additional security for the 11 West 42nd Street Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower to fund shortfalls in debt service on the 11 West 42nd Street Whole Loan or 11 West 42nd Street Mezzanine Loan, shortfalls in required reserve deposits, qualified leasing expenses, operating expenses and capital expenditures set forth in the annual budget, extraordinary expenses, payment of default interest or late fees and certain other amounts as set forth in the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, the borrower may post cash or an acceptable letter of credit or utilize excess cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal. Such cash or letter of credit will be released to the borrower following the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon the earlier to occur of (i) an event of default under the loan documents or mezzanine loan documents, (ii) the debt yield for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan (as defined below) falling below 9.25% on a trailing 12 month basis (tested quarterly), (iii) after July 6, 2024, the debt service coverage ratio for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan falling below 1.10x on a trailing 12 month basis (tested quarterly), (iv) the commencement of a Lease Sweep Period (as defined below), or (v) the commencement of a Leasing True-Up Period. A Cash Sweep Period will terminate upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii), the debt yield for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan being at least 9.25% on a trailing 12 month basis (tested quarterly for two consecutive quarters), (c) with respect to clause (iii), the debt service coverage ratio for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan being at least 1.10x on a trailing 12 month basis (tested quarterly for two consecutive quarters), (d) with respect to clause (iv), the occurrence of a Lease Sweep Trigger Cure Event (as defined below), and (e) with respect to clause (v), the cessation of the Leasing True-Up Period.

A “Lease Sweep Period” will occur upon the earliest to occur of:

(i)	unless notice of extension or renewal has been given in accordance with the Lease Sweep Lease, the date that is the earlier of (a) 12 months prior to the expiration of the applicable Lease Sweep Lease (as defined below), (b) the expiration date of any extension option contained within any such Lease Sweep Lease, and (c) the date the subject Lease Sweep Tenant (as defined below) gives notice, in accordance with the applicable Lease Sweep Lease, of its intention not to extend the applicable Lease Sweep Lease as to more than 50% of the total rentable SF of the subject Lease Sweep Lease;
(ii)	the date on which a Lease Sweep Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable SF of the subject Lease Sweep Lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Trigger shall occur if the borrower simultaneously or theretofore enters into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering all or substantially all of the terminated space (or an equivalent amount of space elsewhere in the building);
(iii)	the date on which a Lease Sweep Tenant goes dark (unless such Lease Sweep Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage;
(iv)	a monetary default or material non-monetary default by a Lease Sweep Tenant under its lease; or
(v)	a Lease Sweep Tenant or guarantor becomes subject to insolvency proceedings.

"Lease Sweep Lease” means any lease which, individually or when aggregated with all other leases with the same tenant or its affiliates demises more than 115,000 SF of the 11 West 42nd Street Property’s net rentable area (excluding any unexercised expansion rights or unexercised preferential rights to lease additional space contained in such lease).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Office – CBD	Loan #2	Cut-off Date Balance:	$75,000,000
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	11.6%

“Lease Sweep Tenant” means each tenant under a Lease Sweep Lease. As of the date of loan origination, Lease Sweep Tenants include Michael Kors, First-Citizens Bank and NYU.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Period, entry into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering substantially all of the applicable SF (or an equivalent amount of space elsewhere in the building); (b) with respect to clause (iii) of the definition of Lease Sweep Trigger, the date on which the Lease Sweep Tenant re-opens within at least 50% of its total rentable SF, (c) with respect to clause (iv) of the definition of Lease Sweep Trigger, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Trigger, the Lease Sweep Tenant or guarantor insolvency proceedings have terminated and the Lease Sweep Lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner satisfactory to the lender. The amounts collected during a Cash Sweep Period for a Lease Sweep Trigger will be capped at $75 PSF of affected space (and upon first achieving the same, the applicable Cash Sweep Period shall cease assuming no other Cash Sweep Period is continuing).

A “Leasing True-Up Period” means a period commencing if, at any point after July 6, 2026, the anticipated amount of qualified leasing expenses to be incurred by borrower during the remainder of the 11 West 42nd Street Whole Loan term (tested on July 6, 2026, and every 12th month anniversary thereafter, as determined by borrower in the exercise of commercially reasonable judgment and approved by the lender, such approval not to be unreasonably withheld, so long as such determination is supported by market data) (such anticipated amount, the “Remaining Leasing Expense Amount”) is in excess of the sum of (i) the amount of funds then on deposit in the TI/LC Reserve plus (ii) the aggregate amount of scheduled monthly deposits remaining to be made to the TI/LC Reserve during the remainder of the 11 West 42nd Street Whole Loan term (the sum of the foregoing (i) and (ii) as of any given date, the “Available Leasing Reserve Funds”). A Leasing True-Up Period will terminate when the amount of Available Leasing Reserve Funds equals the Remaining Leasing Expense Amount.

Additional Secured Indebtedness (not including trade debts). In addition to the 11 West 42nd Street Mortgage Loan, the 11 West 42nd Street Property also secures the 11 West 42nd Street Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $199,000,000. The 11 West 42nd Street Pari Passu Companion Loans accrue interest at the same rate as the 11 West 42nd Street Mortgage Loan. The 11 West 42nd Street Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the 11 West 42nd Street Pari Passu Companion Loans. The holders of the 11 West 42nd Street Mortgage Loan and the 11 West 42nd Street Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 11 West 42nd Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. In addition to the 11 West 42nd Street Whole Loan, BANA made a mezzanine loan in the amount of $56,000,000 (the “11 West 42nd Street Mezzanine Loan”) to the sole member of the borrower, which is secured by such sole member’s equity interest in the mortgage borrower. The 11 West 42nd Street Mezzanine Loan is coterminous with the 11 West 42nd Street Whole Loan, has an interest rate of 14.0000% per annum and requires interest-only payments until its maturity date. A mezzanine intercreditor agreement was executed at loan origination. Subsequent to loan origination, the 11 West 42nd Street Mezzanine Loan was sold by BANA to an affiliate of Taconic Capital.

11 West 42nd Street Mezzanine Loan Summary
	Original Principal Balance	Interest Rate	Original Term (mos)	Original Amortization Term (mos)	Original IO Term (mos)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
11 West 42nd Street Mezzanine Loan	$56,000,000	14.0000%	60	0	60	1.00x	9.6%	59.5%

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage (excluding the terrorism components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

Gateway Center South
501 Gateway Drive
Brooklyn, NY 11239
BROOKLYN
KINGS COUNTY
QUEENS
QUEENS COUNTY
Middle Village
Ridgewood
Glendale
Forest Hills
Forest Park
Kew Gardens
Jamaica
Richmond Hills
Ozone Park
Wakefield
Brownsville
East New York
Howard Beach
Canarsie
Bergen Beach
Spring Creek Park
Canarsie Beach Park
GATEWAY NATIONAL RECR. AREA
Jamaica Bay
John F. Kennedy International Airport
Resort World New York City
Aqueduct Racetrack
Jamaica Hospital Medical Ctr.
Belt Pkwy
Belt Parkway
Linden Blvd
Interboro Pkwy
Atlantic Ave
Liberty Ave
Rockaway Blvd
Woodhaven Blvd
Cross Bay Blvd
Pennsylvania Ave
Flatlands Ave
Rockaway Pkwy
Nassau Expwy
Van Wyck Expwy
Grand Central Pkwy
LONG ISLAND RAILROAD
NEW YORK CITY
MANHATTAN
BRONX

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Mortgage Loan No. 3 – Gateway Center South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Brooklyn, NY 11239
Original Balance(1):		$50,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$50,000,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		5.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2002/NAP
Borrower Sponsor:		The Related Companies, L.P.		Size:	355,033 SF
Guarantor:		The Related Companies, L.P.		Cut-off Date Balance PSF(1):	$458
Mortgage Rate:		6.8730%		Maturity Date Balance PSF(1):	$458
Note Date:		5/24/2023		Property Manager:	Related Management Company, L.P.
First Payment Date:		7/5/2023			(borrower-related)
Maturity Date:		6/5/2028
Original Term to Maturity:		60 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$13,739,054
IO Period:		60 months		UW NOI Debt Yield(1):	8.5%
Seasoning:		3 months		UW NOI Debt Yield at Maturity(1):	8.5%
Prepayment Provisions:		L(23),YM1(4),DorYM1(26),O(7)		UW NCF DSCR(1):	1.21x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$15,195,185 (3/31/2023 TTM)
Additional Debt Type:		Pari Passu		2nd Most Recent NOI:	$15,168,827 (12/31/2022)
Additional Debt Balance:		$112,500,000		3rd Most Recent NOI:	$15,270,696 (12/31/2021)
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy(3):	89.4% (5/5/2023)
Reserves(2)				2nd Most Recent Occupancy:	100% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100% (12/31/2021)
RE Taxes:	$0	$436,789	NAP	Appraised Value (as of)(4):	$271,100,000 (3/11/2023)
Insurance:	$0	Springing	NAP	Appraised Value PSF(1):	$764
Replacement Reserves:	$0	$2,959	NAP	Cut-off Date LTV Ratio(1):	59.9%
Rollover Reserve:	$0	$29,586	$1,000,000	Maturity Date LTV Ratio(1):	59.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$162,500,000	97.1%	Loan Payoff:	$157,685,240	94.2%
Cash Equity Contribution:	$4,938,409	2.9%	Closing Costs:	$9,753,170	5.8%
Total Sources:	$167,438,409	100.0%	Total Uses:	$167,438,409	100.0%

(1)	The Gateway Center South Mortgage Loan (as defined below) is part of the Gateway Center South Whole Loan (as defined below) with an original aggregate principal balance of $162,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Gateway Center South Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.
(4)	The appraisal also included a land value of $152,000,000.

The Mortgage Loan. The mortgage loan (the “Gateway Center South Mortgage Loan”) is part of a whole loan (the “Gateway Center South Whole Loan”) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $162,500,000. The Gateway Center South Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 355,033 SF retail center anchored by a BJ’s Wholesale Club store located in Brooklyn, New York (the “Gateway Center South Property”). The Gateway Center South Mortgage Loan, which is evidenced by the non-controlling Notes A-7 and A-8 has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The Gateway Center South Whole Loan was co-originated by DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”) on May 24, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

The table below summarizes the Gateway Center South Whole Loan. The Gateway Center South Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C1 securitization trust, to which the controlling note A-1 is contributed. The relationship between the holders of the Gateway Center South Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Gateway Center South Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	BMO 2023-5C1	Yes
A-2	$25,000,000	$25,000,000	Benchmark 2023-V3	No
A-3	$20,000,000	$20,000,000	BMO 2023-5C1	No
A-4	$15,000,000	$15,000,000	Benchmark 2023-V3	No
A-5	$12,500,000	$12,500,000	BMO 2023 5C1	No
A-6	$10,000,000	$10,000,000	Benchmark 2023-V3	No
A-7	$40,000,000	$40,000,000	BANK5 2023-5YR3	No
A-8	$10,000,000	$10,000,000	BANK5 2023-5YR3	No
Total	$162,500,000	$162,500,000

The Borrower and the Borrower Sponsor. The borrower is Gateway Center Properties I, L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carve-out guarantor is The Related Companies, L.P. (“Related”).

Related is a global real estate and lifestyle company and a privately owned real estate firm in the United States. Formed 50 years ago, Related is a fully integrated, diversified real estate company with experience in virtually every aspect of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London. Related has over $60 billion in assets owned, under management, or under development including the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA and Related Santa Clara in California, and the 78 in Chicago.

The Property. The Gateway Center South Property is a Class A, 355,033 SF anchored retail property located in Brooklyn, New York. The Gateway Center South Property was completed in 2002 and is located on 41.1 acres. It was the first phase of the larger Gateway Center, which includes Gateway Center North, also developed by the borrower sponsor, which is separately capitalized and is not included in the collateral, and two separate non-collateral self-owned anchor stores, Target and Home Depot. The borrower sponsor indirectly owns both the Gateway Center South Property and Gateway Center North, operating both components as one retail shopping center. Gateway Center North, which is not included in the collateral, is 100% occupied and is grocery-anchored by ShopRite and ALDI and includes national retailers such as TJ Maxx and Nordstrom Rack.

As of May 5, 2023, the Gateway Center South Property was 100.0% physically occupied by eleven retail tenants with a 5.2-year weighted average lease term remaining. Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%. The Gateway Center South Property has remained consistently 100.0% occupied since at least 2013 until the expected departure of Bed Bath & Beyond. Approximately 67.9% of the tenants are original tenants and have been at the Gateway Center South Property for over 20 years. The Gateway Center South Property has a parking ratio of 4.37 spaces per 1,000 SF, including the non-collateral square footage.

The Gateway Center South Property is subject to an Operation and Easement Agreement by and among Home Depot U.S.A., Inc., Target Corporation and Gateway Center Properties, LLC, (the “OEA”). The common areas are maintained by an affiliate of the borrower sponsor and each party to the OEA pays its share of common area maintenance costs. The OEA also allows the non-collateral Target and Home Depot anchor stores usage of the parking spaces located on the Gateway Center South Property.

Major Tenants.

BJ’s Wholesale Club (“BJ’s”) (NR/Ba1/BB+: F/M/K; 128,995 SF; 36.3% of NRA; 35.2% of underwritten base rent). BJs is a warehouse club operator concentrated primarily on the east coast of the United States. BJ’s consistently offers 25% or more savings on a representative basket of manufacturer-branded groceries compared to traditional supermarket competitors. BJ’s provides a curated assortment focused on perishable products, continuously refreshed general merchandise, gas and other ancillary services. BJ’s is traded on the New York Stock Exchange and reported a market capitalization of $9.4 billion as of August 21, 2023. BJ’s lease expires September 20, 2027. BJ’s has been at the Gateway Center South Property since 2002 and has four remaining five-year extension options, and no termination options.

Best Buy (NR/A3/BBB+: F/M/K; 31,679 SF; 8.9% of NRA; 13.8% of underwritten base rent). Best Buy became a tenant at the Gateway Center South Property when it acquired Circuit City’s lease interest at auction for $10.5 million in November 2009. Best Buy recently exercised its five-year renewal option, which began in January of 2023. Best Buy’s lease expires January 31, 2028. Best Buy has three remaining five-year extension options, and no termination options. Best Buy reported a market capitalization of $17.2 billion as of August 21, 2023.

Dave & Buster’s (NR/B1/B: F/M/K; 37,060 SF; 10.4% of NRA; 11.6% of underwritten base rent). Dave & Busters is a nationwide chain of large, adult-oriented complexes that combine restaurants and bars with dinner theater and games ranging from pocket billiards and shuffleboard to high-tech arcade games to simulated golf and virtual reality space combat. Dave & Busters has been at the Gateway Center South Property since 2020 and has two five-year extension options, and no termination options. The Dave & Buster’s lease expires January 31, 2036. Dave & Buster’s reported sales of $364.59 PSF as of January 31, 2023 outpacing national sales of $290 PSF. Dave & Busters is traded on the New York Stock Exchange and reported a market capitalization of $1.7 billion as of August 21, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the tenancy at the Gateway Center South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
BJ's Wholesale Club	NR/Ba1/BB+	128,995	36.3%	$5,171,410	35.2%	$40.09	9/20/2027	4 x 5 yr	N
Best Buy	NR/A3/BBB+	31,679	8.9%	$2,028,406	13.8%	$64.03	1/31/2028	3 x 5 yr	N
Dave & Buster's	NR/B1/B	37,060	10.4%	$1,704,760	11.6%	$46.00	1/31/2036	2 x 5 yr	N
Old Navy	NR/B1/BB	26,861	7.6%	$1,512,274	10.3%	$56.30	1/31/2027	NAP	N
Marshalls	NR/A2/A	35,021	9.9%	$1,287,372	8.8%	$36.76	9/30/2027	1 x 5 yr	N
Staples	NR/B3/B	22,712	6.4%	$989,335	6.7%	$43.56	11/30/2027	NAP	N
Subtotal/Wtd. Avg.		282,328	79.5%	$12,693,557	86.5%	$44.96

Other Tenants		34,971	9.9%	$1,983,939	13.5%	$56.73
Occupied Collateral Total		317,299	89.4%	$14,677,496	100.0%	$46.26

Vacant Space(3)		37,734	10.6%
Total/Wtd. Avg.		355,033	100.0%

(1)	Based on the underwritten rent roll dated May 5, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Gateway Center South Property:

Major Tenant Sales
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)(1)	Occupancy Cost(1)
BJ’s Wholesale Club	NAV	NAV	NAV	NAV	NAV
Outback Steakhouse	$823	$602	$621	$734	21.4%
Red Lobster	$1,610	$1,155	$1,020	$1,146	4.7%
Olive Garden	$835	$506	$552	$683	7.9%
Staples	$294	$282	$285	$263	21.9%
Best Buy	NAV	NAV	NAV	NAV	NAV
Marshalls	$539	$530	$375	$606	9.3%
Old Navy	$438	$319	$392	$313	22.0%
Famous Footwear	$344	$219	$337	$351	19.6%
Dave & Buster’s	NAV	NAV	NAV	$365	16.2%

(1)	Tenant Sales PSF and Occupancy Cost were provided by the borrower sponsor and represent the most recent year end sales between September 2022 and January 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Gateway Center South Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Annual Rent Rolling
MTM/2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	7	237,094	$43.74	66.8%	66.8%	$10,371,029	70.7%	70.7%
2028	2	43,145	$60.30	12.2%	78.9%	$2,601,706	17.7%	88.4%
2029	0	0	$0.00	0.0%	78.9%	$0	0.0%	88.4%
2030	0	0	$0.00	0.0%	78.9%	$0	0.0%	88.4%
2031	0	0	$0.00	0.0%	78.9%	$0	0.0%	88.4%
2032	0	0	$0.00	0.0%	78.9%	$0	0.0%	88.4%
2033	0	0	$0.00	0.0%	78.9%	$0	0.0%	88.4%
2034 & Beyond	1	37,060	$46.00	10.4%	89.4%	$1,704,760	11.6%	100.0%
Vacant(2)	0	37,734	$0.00	10.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	10	355,033	$46.26	100.0%		$14,677,496	100.0%

(1)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(2)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

The Market. The Gateway Center South Property is located along Gateway Drive in the Spring Creek neighborhood of Brooklyn, New York. Spring Creek is a mixed-use area, with the majority of the land use being residential. The Gateway Center South Property is located approximately 2.2 miles north of the Belt Parkway, which provides highway access to the Spring Creek neighborhood. Additionally, the Van Wyck Expressway, a major north/south highway is located approximately 6.1 miles to the east of the Gateway Center South Property. The Gateway Center South Property is located 7.0 miles away from John F. Kennedy International Airport via the Belt Parkway and 13.8 miles away from LaGuardia Airport via the Grand Central Parkway. According to a third-party market report, the estimated 2023 population within a one-, three- and five-mile radius was approximately 42,697, 515,588 and 1,693,148, respectively; and the estimated 2023 average household income within the same radii was approximately $57,695, $74,907 and $90,519, respectively.

According to the appraisal, the Gateway Center South Property is located in the North Brooklyn retail submarket. As of the fourth quarter of 2022, the North Brooklyn retail submarket reported inventory of 50.4 million SF, average retail asking rents of $53.31 PSF and a vacancy rate of 3.0%. Average asking rental rates in the Northern Brooklyn retail submarket have increased from $46.88 per SF in 2020 to $53.31 PSF in the fourth quarter of 2022.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Gateway Center South Property:

Market Rent Summary
	BJ’s Wholesale Club	Remaining Tenants
Market Rent (PSF)	$38.00	$45.00
Lease Term (Months)	240	180
Lease Type	NNN	NNN
Rent Increase Projection	10% / 5 Yrs	10% / 5 Yrs
Tenant Improvements (New/Renewal)	$20.00 / $0.00	$20.00 / $0.00
Leasing Commissions (New/Renewal)	5.00% / 2.50%	5.00% / 2.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

The table below presents certain information relating to comparable anchor rents pertaining to the Gateway Center South Property:

Comparable Lease Summary - Anchor
Property Name/Location	Tenant Name	Lease Area (SF)	Lease Date	Lease Term	Base Rent	Reimbursements
Gateway Center South 501 Gateway Drive Brooklyn, NY 11239	BJ’s Wholesale Club Dave & Buster’s	128,995(1) 37,060(1)	Sep-02(1) Feb-20(1)	25.0 Yrs. (1) 16.0 Yrs. (1)	$40.09 PSF(1) $46.00 PSF(1)	NNN NNN
Supermarket 48-18 Northern Boulevard Long Island City, NY 11101	H-Mart	63,525	Nov-22	15.0 Yrs.	$31.00 PSF	NNN
45-10 48th Street 45-10 48th Street Long Island City, NY 11377	BJ’s Wholesale Club	70,000	Mar-21	N/A	$40.00 PSF	NNN
Rego Center II 61-01 Junction Boulevard Rego Park, NY 11374	At Home	129,228	Oct-20	11.0 Yrs.	$38.00 PSF	NNN
Supermarket 399 Sands Street Brooklyn, NY 11201	Wegmans	85,113	Jan-19	25.0 Yrs.	$40.00 PSF	NNN
8973 Bay Parkway 8973 Bay Parkway Brooklyn, NY 11214	Target	88,000	Jan-19	20.0 Yrs.	$41.00 PSF	NNN
2nd Floor 850 Third Avenue Brooklyn, NY 11232	Bed Bath and Beyond	120,000	Jan-17	15.0 Yrs.	$39.00 PSF	NNN

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

The table below presents certain information relating to comparable junior anchor rents pertaining to the Gateway Center South Property:

Comparable Lease Summary – Junior Anchor
Property Name/Location	Year Built/ Renov.	Tenant Name	Lease Area (SF)	Lease Date	Lease Term	Base Rent	Reimbursements
Gateway Center South 501 Gateway Drive Brooklyn, NY 11239	2002	Best Buy Marshalls	31,679(1) 35,021(1)	Mar-09(1) Sep-02(1)	18.9 Yrs. (1) 25.0 Yrs. (1)	$64.03 PSF(1) $36.76 PSF(1)	NNN NNN
22-11 31st Street 22-11 31st Street Astoria, NY 11105	1924	Target	46,351	Nov-22	15.0 Yrs.	$33.78 PSF	NNN
139-15 20th Avenue 139-15 20th Avenue College Point, NY 11356	1998	Wren Kitchens	14,888	Jun-22	10.0 Yrs.	$36.50 PSF	NNN
The Shops at Skyview 40-24 College Point Boulevard Flushing, NY 11354	2006	Burlington Coat Factory (4th Fl.)	32,530	Sep-21	11.0 Yrs.	$35.00 PSF	NNN
Supermarket 2359 Bedford Avenue Brooklyn, NY 11226	1963	(Confidential – LOI)	40,321	Mar-21	10.0 Yrs.	$50.00 PSF	NNN
Supermarket 163-05 Archer Avenue Jamaica, NY 11433	1971	Aldi (Supermarket)	17,655	Mar-21	15.0 Yrs.	$36.00 PSF	NNN

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Center South Property:

Cash Flow Analysis
	2020	2021	2022	TTM 3/31/2023	UW	UW PSF
Base Rent(1)	$14,840,158	$15,645,183	$15,791,984	$15,791,237	$14,677,496	$41.34
Rent Steps(2)	$0	$0	$0	$0	$82,507	$0.23
Vacant Income	$0	$0	$0	$0	$1,698,030	$4.78
Gross Potential Rent	$14,840,158	$15,645,183	$15,791,984	$15,791,237	$16,458,033	$46.36
Reimbursements	$6,494,668	$8,120,067	$8,333,311	$8,526,910	$9,250,280	$26.05
Other Income	$359,923	$254,127	$217,521	$211,574	$260,786	$0.73
Net Rental Income	$21,694,749	$24,019,377	$24,342,817	$24,529,721	$25,969,099	$73.15
Vacancy & Credit Loss(3)	$0	$0	$0	$0	($1,698,030)	($4.78)
Effective Gross Income	$21,694,749	24,019,377	$24,342,817	$24,529,721	$24,271,069	$68.36

Real Estate Taxes(4)	$3,738,675	$4,391,709	$4,737,678	$4,811,768	$5,954,317	$16.77
Insurance	$88,407	$117,978	$141,980	$146,338	$185,994	$0.52
Utilities	$196,048	$229,281	$257,841	$260,564	$260,564	$0.73
Management Fee	$572,363	$688,981	$707,407	$712,857	$728,132	$2.05
Other Operating Expenses	$2,626,360	$3,320,732	$3,329,084	$3,403,008	$3,403,008	$9.59
Total Operating Expenses	$7,221,854	$8,748,681	$9,173,990	$9,334,536	$10,532,015	$29.66

Net Operating Income	$14,472,895	$15,270,696	$15,168,827	$15,195,185	$13,739,054	$38.70
Replacement Reserves	$0	$0	$0	$0	$35,503	$0.10
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$14,472,895	$15,270,696	$15,168,827	$15,195,185	$13,703,551	$38.60

Occupancy %(5)	100%	100%	100%	89.4%	89.7%
NOI DSCR(6)	1.28x	1.35x	1.34x	1.34x	1.21x
NCF DSCR(6)	1.28x	1.35x	1.34x	1.34x	1.21x
NOI Debt Yield(6)	8.9%	9.4%	9.3%	9.4%	8.5%
NCF Debt Yield(6)	8.9%	9.4%	9.3%	9.4%	8.4%

(1)	Underwritten Base Rent is based on the underwritten rent roll as of May 5, 2023.
(2)	Rent Steps underwritten through May 1, 2024.
(3)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.
(4)	The Gateway Center South Property benefits from an ICIP tax abatement, which provides for a 50% exemption in the 2022/2023 and 2023/2024 tax years, which then phases down by 10% annually, resulting in a 40% exemption in the 2024/2025 tax year, a 30% exemption in the 2025/2026 tax year, a 20% exemption in the 2026/2027 tax year, and a 10% exemption in the 2027/2028 tax year, and expires thereafter. The Gateway Center South Whole Loan was underwritten based on the abated taxes.
(5)	The UW occupancy of 89.7% represents economic occupancy.
(6)	Debt service coverage ratios and debt yields are based on the Gateway Center South Whole Loan.

Escrows and Reserves.

Real Estate Tax Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the estimated annual real estate taxes (currently estimated to be $436,789) into the tax reserve account.

Insurance – On each monthly payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of estimated insurance premiums, unless the borrower maintains a blanket policy in accordance with the Gateway Center South Whole Loan documents.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $2,959 into a replacement reserve.

Rollover Reserve – On each monthly payment date, the borrower is required to deposit $29,586 into a rollover reserve, capped at $1,000,000.

Lockbox and Cash Management. The Gateway Center South Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received by the borrower or property manager are required to be deposited into the lockbox account within two business days following receipt. Upon the occurrence of a Cash Trap Event Period (defined below), funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the Gateway Center South Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Gateway Center South Whole Loan. Subject to the lender’s reasonable approval and provided that no event of default is continuing, the funds in the excess cash flow account may be used by the borrower to fund reserves and to pay debt service, in each case to the extent that the current gross operating income is insufficient to satisfy the same, as well as to pay operating expenses, capital expenses and other expenses outlined in the Gateway Center South Whole Loan documents to the extent that sums on deposit in the applicable reserve account are insufficient for the payment thereof.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Retail – Anchored	Loan #3	Cut-off Date Balance:	$50,000,000
501 Gateway Drive	Gateway Center South	Cut-off Date LTV:	59.9%
Brooklyn, NY 11239		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.5%

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower; or
(iii)	the net cash flow debt service coverage ratio falling below 1.10x (a “Cash Sweep DSCR Trigger Event”);

provided, however, that a Cash Sweep DSCR Trigger Event will not be deemed to have commenced so long as (x) no event of default and no other Cash Trap Event Period has occurred and is continuing and (y) within 10 business days of the borrower’s receipt of notice of the commencement of such Cash Sweep DSCR Trigger Event or any time thereafter during the continuance of such Cash Trap Event Period, the borrower delivers to the lender cash collateral or a letter of credit complying with the terms and conditions of the Gateway Center South Whole Loan documents in an amount, that, if applied to reduce the outstanding principal balance of the Gateway Center South Whole Loan, would result in a debt service coverage ratio of at least 1.10x (on such date of determination).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), upon the same being discharged or dismissed within ninety (90) days of such filing; and
●	with regard to clause (iii), the net cash flow debt service coverage ratio is greater than 1.10x for one calendar quarter.

Additional Secured Indebtedness (not including trade debts). The Gateway Center South Property also secures Notes A-1, A-2, A-3, A-4, A-5 and A-6 (the “Gateway Center South Pari Passu Companion Loans”), which have an aggregate principal Cut-off Date principal balance of $112,500,000. The Gateway Center South Pari Passu Companion Loans accrue interest at the same rate as the Gateway Center South Mortgage Loan. The Gateway Center South Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Gateway Center South Pari Passu Companion Loans. The holders of the Gateway Center South Mortgage Loan and the Gateway Center South Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Gateway Center South Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The Gateway Center South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Gateway Center South Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. If the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended and as it may be further amended from time to time (including any extensions) is no longer in effect, the borrower is only required to obtain such insurance to the extent obtainable for an annual premium capped at an amount equal to 200% of the then-applicable annual insurance premium payable by the borrower for property insurance. The borrower is permitted to obtain terrorism insurance from a captive insurance company, which is not required to be rated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

Westfarms
1500 New Britain Avenue
West Hartford, CT 06110
Bloomfield
Windsor
Bradley Intl. Airport 10 miles
HARTFORD
East Hartford
West Hartford
Farmington
Newington
Wethersfield
New Britain
Plainville
Rocky Hill
Berlin
HARTFORD COUNTY
MIDDLESEX COUNTY
Northeast
South Green
South End
South West
Meadows Park
Keney Park GC
Keney Park
Mount Sinai Rehabilitation Hospital
Copaco Shopping Center
University of Hartford
Tumble Brook CC
Wampanoag Country Club
The Children's Museum
Hartford Golf Club
Crossroads Plaza
Bishops Corner
Univ. of St. Joseph
Xfinity Theatre
Connecticut Museum of Culture and History
St. Francis Hospital
HARTFORD UNION
XL Center
DOWNTOWN HARTFORD
The Mark Twain House & Museum
State Capitol
Hartford Hospital
Trinity College
Blue Back Square
Charter Oak Marketplace
Hartford-Brainard Airport
Winding Trails Camp
MDC Reservoir Park
Tunxis Plantation CC
Rockledge Golf Club
UConn Health
UConn School of Medicine
Corbin's Corner
Batterson Park Pond
Stanley GC
Stanley Park
Hospital for Special Care
Central Connecticut State Univ.
Newington VA Medical Center
Hartford HealthCare
Indian Hill CC
Mill Woods Park
Wethersfield CC
Connecticut Commons
New Britain Museum of American Art
Hospital of Central Conn.
New Britain Stadium
Crescent Pond
Shuttle Meadow Reservoir
Shuttle Meadow CC
Ragged Mtn. Memorial Preserve
Brickyard Plaza
Veterans Home Hospital
BERLIN
Connecticut River
AMTRAK
Cottage Grove Rd
Simsbury Rd
Albany Ave
Granby St
Blue Hills Ave
Mountain Rd
Farmington Ave
Sedgwick Rd
White St
Newington Rd
Main St
Hartford Ave
Berlin Tpke
Fenn Rd
Waterville Rd
E. Cedar St
Prospect St
Allen St
Slater Rd
Corbin Ave
Myrtle St
New Britain Ave
Two Rod Hwy
Hayes Rd
Kelsey St
Berlin Tpk
MASSACHUSETTS
CONNECTICUT
RHODE ISLAND
NEW YORK
Northampton
WORCESTER
Westfield
SPRINGFIELD
Chicopee
HARTFORD
Bradley Intl. Airport
Torrington
Manchester
Bristol
Newington
Glastonbury
Waterbury
Meriden
Norwich
Cheshire
Brookfield
Danbury
Pawcatuck
Groton
New London
NEW HAVEN
BRIDGEPORT
Shelton
Norwalk
STAMFORD
Long Island Sound
Block Island Sound
Block Island
Atlantic Ocean
Huntington
Long Island
Riverhead
East Hampton
Southampton
Melville
Patchogue
Warwick
Hudson

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Mortgage Loan No. 4 – Westfarms

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	Baa2/NR/BBB-			Location:	West Hartford, CT 06110
Original Balance(1):	$45,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1974/2013
Borrower Sponsor:	The Taubman Realty Group LLC			Size(4):	501,990 SF
Guarantor:	The Taubman Realty Group LLC			Cut-off Date Balance Per SF(1):	$482
Mortgage Rate:	7.7950%			Maturity Date Balance Per SF(1):	$482
Note Date:	8/31/2023			Property Manager:	The Taubman Company LLC
First Payment Date:	10/6/2023				(borrower-related)
Maturity Date:	9/6/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(5):	$35,021,649
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield(1):	14.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.5%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	1.76x
Additional Debt Balance(1)(2):	$197,000,000			Most Recent NOI(5):	$30,911,416 (6/30/2023 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$28,924,568 (12/31/2022)
Reserves(3)				3rd Most Recent NOI:	$29,775,349 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	95.9% (8/25/2023)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy(6):	93.0% (12/31/2022)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(6):	92.6% (12/31/2021)
Replacement Reserve:	$0	$20,916	NAP	Appraised Value (as of):	$547,800,0000 (7/6/2023)
TI/LC Reserve:	$0	$41,833	NAP	Appraised Value Per SF:	$1,091
Gap Rent/Free Rent Reserve:	$298,225	$0	NAP	Cut-off Date LTV Ratio(1):	44.2%
Outstanding TI/LC Reserve:	$3,103,791	$0	NAP	Maturity Date LTV Ratio(1):	44.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$242,000,000	98.6%	Loan Payoff:	$240,789,383	98.2%
Cash Equity Contribution:	$3,317,606	1.4%	Reserves:	$3,402,016	1.4%%
			Closing Costs:	$1,126,207	0.5%%
Total Sources:	$245,317,606	100.0%	Total Uses:	$245,317,606	100.0%

(1)	The Westfarms Mortgage Loan (as defined below) is part of the Westfarms Whole Loan (as defined below), which is comprised of nine pari passu senior promissory notes with an aggregate original principal balance of $242,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Westfarms Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” sections below for further discussion of additional mortgage debt.
(3)	See “—Escrows and Reserves ” section below for further discussion of reserve requirements.
(4)	The Westfarms Property (as defined below) is part of a larger mall which consists of 501,990 SF of owned improvements, 560,820 SF of leased fee improvements, and a 208,790 SF non-collateral Macys.
(5)	The increase from the Most Recent NOI to the UW NOI is driven by 11 leases signed being signed in 2023 totaling 29,630 SF (5.9% of owned SF), and 6.8% of underwritten rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.
(6)	Occupancy represents the occupancy based on the owned SF totaling 501,990. Occupancy based on total SF of 1,062,810, which includes the four leased fee anchor tenant’s square footage, is 98.0%, 96.7%, and 96.5% for the Most Recent, 2nd Most Recent and 3rd Most Recent periods, respectively.

The Mortgage Loan. The mortgage loan (the “Westfarms Mortgage Loan”) is part of a whole loan (the “Westfarms Whole Loan”) evidenced by nine pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $242,000,000. The Westfarms Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 501,990 SF portion of a 1,271,600 SF super regional mall anchored by a JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macys (non-collateral), Macys Men and Furniture Gallery, and Nordstrom located in West Hartford, Connecticut (the “Westfarms Property”). The Westfarms Mortgage Loan is evidenced by the non-controlling Note A-2-1 with an outstanding principal balance as of the Cut-off Date of $45,000,000. The Westfarms Whole Loan was co-originated by Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, National Association (“WFB”) on August 31, 2023. The Westfarms Whole Loan pari passu notes other than those evidencing the Westfarms Mortgage Loan are referred to herein as the “Westfarms Pari Passu Companion Loans.” The Westfarms Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization trust until such time as the controlling note A-1 is securitized, at which time it will be serviced pursuant to the pooling and servicing agreement for the securitization to which the controlling note A-1 is contributed. The relationship between the holders of the Westfarms Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	GS	Yes
A-2-1	$45,000,000	$45,000,000	BANK5 2023-5YR3	No
A-2-2	$50,000,000	$50,000,000	WFB	No
A-2-3	$26,000,000	$26,000,000	WFB	No
A-3	$20,000,000	$20,000,000	GS	No
A-4	$30,000,000	$30,000,000	GS	No
A-5	$16,000,000	$16,000,000	GS	No
A-6	$10,000,000	$10,000,000	GS	No
A-7	$5,000,000	$5,000,000	GS	No
Total	$242,000,000	$242,000,000

The Borrower and the Borrower Sponsor. The borrower is West Farms Mall, LLC, a Delaware limited liability company with two independent managers. The borrower is a joint venture between The Taubman Realty Group LLC (78.9%) and Victor J. Dowling Jr. (20.9%). The borrower sponsors and non-recourse carveout guarantor of the Westfarms Whole Loan is The Taubman Realty Group LLC (“The Taubman Company”).

The Taubman Company was founded in 1950 and has developed enclosed regional malls across the United States and Asia and the company has a portfolio of 24 regional, super-regional, and outlet shopping malls located in major markets.

The Property. The Westfarms Property is part of a two-story, Class A super regional mall. The Westfarms Property portion of the super regional mall totals 501,990 owned SF, and is located in West Hartford, Connecticut. The mall as a whole, which includes the Westfarms Property, totals 1,271,600 SF, and is anchored by JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macys, Macys Men’s and Furniture, and Nordstrom. Macys owns its own store (208,790 SF) and underlying land and is not part of the collateral. The remaining anchors own their stores and ground lease the land from the borrower. The Westfarms Property is an enclosed mall with multiple wings and entrances, containing a food court and the leased fee department store anchors. Built in 1974 and most recently renovated in 2013, the entire mall is situated on a 111.0-acre parcel and contains 6,555 parking spaces (5.2/1,000 SF). The collateral tenancy, outside of the anchors, is granular with no tenant making up more than 4.5% of the owned SF. Notable tenants include Talbots, The North Face, Apple Inc., lululemon athletica, Pottery Barn, Victorias Secret, and Louis Vuitton. As of August 25, 2023, the Westfarms Property was 95.9% leased based on the owned improvements, and 98.0% leased including the four leased fee anchors.

The Westfarms Property is rated A+ by Greenstreet. Year-end 2022 in-line sales PSF are $888 PSF, representing a 13.1% and 19.1% increase since 2021 and 2019, respectively. Excluding Apple, 2022 in-line sales PSF are $713 PSF, representing a 11.7% and 19.8% increase since 2021 and 2019, respectively. As of year-end 2022, the in-line occupancy cost ratio is 11.5% including Apple and 14.2% excluding Apple. The table below provides an overview of the sales by tenancy type.

Tenant Sales by Tenancy Type(1)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF
Inline (< 10,000 SF)	$247,469,700	$746	$161,469,160	$509	$250,393,896	$786	$265,663,994	$888
Occupancy Cost	14.9%		18.6%		12.2%		11.5%
Inline (< 10,000 SF) excluding Apple	$193,280,891	$595	$128,259,329	$413	$199,111,246	$638	$208,344,455	$713
Occupancy Cost	18.7%		22.7%		14.9%		14.2%

(1)	Based on the underwritten rent roll dated August 25, 2023.

Major Tenants.

Forever 21 (22,512 SF; 4.5% of owned NRA; 2.5% of underwritten base rent; MTM). Forever 21 is a fast fashion retailer specializing in the latest trends. Today, the company operates in more than 540 locations globally. Forever 21 has been a tenant since August 2013. Its lease expired in January 31, 2023 and they are currently operating on a month to month basis. Forever 21 is currently in negotiations to execute a new lease. However, we cannot assure you when or if Forever 21 will enter into a new lease. Additionally, the tenant is paying percentage in lieu of base rent of 13.5% of its trailing twelve month sales, which equates to $31.13 PSF in rent.

H&M (15,121 SF; 3.0% of owned NRA; 1.6% of underwritten base rent; January 31, 2032 lease expiration). H&M is part of the H&M Group, which is a family of brands and businesses offering fashion, design and services. Today, the company operates approximately 4,399 stores in 77 markets and 60 online markets. H&M has been a tenant at the property since 2008 and most recently renewed for 10 years in February 2022. The tenant has no remaining extension options and no termination options.

Pottery Barn (14,187 SF; 2.8% of owned NRA; 0.8% of underwritten base rent; January 31, 2027 lease expiration). Pottery Barn is a member of the Williams-Sonoma Inc., family of brands, headquartered in San Francisco, California. Pottery Barn offers home décor including furniture, bedding, bath, lighting art and mirrors and rugs. Pottery Barn has been a tenant at the property since 2005 and has no remaining extension options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

The following table presents a summary regarding the major tenants at the Westfarms Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)(3)	% of Total Annual UW Rent	Annual UW Rent PSF(2)(3)
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Tenants (leased fee)(4)
JC Penney	NR/NR/NR	190,713	NAP	$125,000	NAP	$0.66	9/30/2032	5 x 5 yr	N
Nordstrom	BB+/Ba1/BB+	175,415	NAP	$140,000	NAP	$0.80	2/1/2025	7 x 10 yr	N
Lord & Taylor(5)	NR/NR/NR	114,700	NAP	$202,735	NAP	$1.77	2/3/2034	Various(5)	N
Macys Mens and Furniture Gallery	BBB-/Ba1/BB+	79,992	NAP	$0	NAP	$0.00	5/31/2025	7 x 10 yr	N
Total/Wtd. Avg.		560,820	NAP	$467,735	NAP	$0.83

Major Tenants
Forever 21(6)	NR/NR/NR	22,512	4.5%	$700,785	2.5%	$31.13	MTM	None	N
H&M	NRNR/BBB	15,121	3.0%	$450,000	1.6%	$29.76	1/31/2032	None	N
Pottery Barn	NR/NR/NR	14,187	2.8%	$223,440	0.8%	$15.75	1/31/2027	None	N
Gap Gap Kids	NR/NR/NR	13,093	2.6%	$321,174	1.2%	$24.53	1/31/2025	None	N
Anthropologie(6)	NR/NR/NR	11,673	2.3%	$255,200	0.9%	$21.86	1/31/2027	1 x 5 yr	N
Arhaus(7)	NR/NR/NR	11,155	2.2%	$624,680	2.2%	$56.00	9/30/2033	1 x 5 yr	N
Foot Locker	NR/Ba1/BB+	11,122	2.2%	$591,690	2.1%	$53.20	6/30/2025	None	N
Urban Outfitters	NR/NR/NR	10,958	2.2%	$650,000	2.3%	$59.32	1/31/2027	None	N
Brooks Brothers(6)	NR/NR/NR	10,644	2.1%	$311,760	1.1%	$29.29	1/31/2024	None	N
Total/Wtd. Avg.		120,465	24.0%	$4,128,729	14.9%	$34.27

Non-Major Tenants(8)		360,737	71.9%	$23,673,122	85.1%	$65.62

Occupied Collateral Total(9)		481,202	95.9%	$27,801,851	100.0%	$57.78
Vacant Space		20,788	4.1%
Total/Wtd. Avg.		501,990	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF includes percentage in-lieu of rents totaling $1,536,455.
(3)	Annual UW Rent and Annual UW Rent PSF includes $506,056 of rent steps through September 2024.
(4)	The anchor tenants own their own improvements and ground lease the land from the borrower. The SF of leased fee improvements is not included in the owned SF total.
(5)	Jordan’s Furniture is subleasing the former Lord & Taylor box and is expected to open in February 2024. Gap rent for the tenant was reserved upfront. The tenant will have two, 10-year options to extend, followed by six, 5-year options.
(6)	Forever 21, Anthropologie, and Brooks Brothers Annual UW Rent and Annual UW Rent PSF represent percentage in-lieu of rent based on the tenants’ TTM sales.
(7)	Arhaus has a lease start date of 10/1/2023.
(8)	Non-Major Tenants includes two tenants, Francesca’s Collection and Alo Yoga, totaling 6,998 SF (1.4% of owned SF) with lease start dates in November 2023 and September 2023, respectively.
(9)	Occupied Collateral Total does not include the SF or underwritten rent from the leased fee anchor tenants.

The following table presents a summary of sales and occupancy costs for certain tenants at the Westfarms Property.

Sales and Occupancy Cost Summary(1)
	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2022 Occupancy Cost
Forever 21	$170	$317	$255	13.9%
H&M	$227	$372	$365	8.5%
Pottery Barn	$252	$375	$442	17.5%
Gap Gap Kids	$69	$192	$191	35.8%
Anthropologie	$76	$225	$257	9.4%
Arhaus(2)	NAV	NAV	NAV	NAV
Foot Locker	$512	$620	$677	16.6%
Urban Outfitters	$207	$335	$306	19.4%
Brooks Brothers	$47	$187	$239	12.0%

(1)	Information obtained from the borrower.
(2)	Arhaus lease begins 10/1/2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

The following table presents certain information relating to the lease rollover at the Westfarms Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	5	35,656	$37.26	7.1%	7.1%	$1,328,478	4.8%	4.8%
2023	2	5,957	$49.27	1.2%	8.3%	$293,500	1.1%	5.8%
2024	50	119,908	$64.70	23.9%	32.2%	$7,758,635	27.9%	33.7%
2025	20	77,670	$57.12	15.5%	47.6%	$4,436,677	16.0%	49.7%
2026	12	31,740	$79.61	6.3%	54.0%	$2,526,862	9.1%	58.8%
2027	13	68,411	$50.78	13.6%	67.6%	$3,473,652	12.5%	71.3%
2028	12	45,166	$57.03	9.0%	76.6%	$2,576,028	9.3%	80.5%
2029	11	40,569	$63.00	8.1%	84.7%	$2,555,772	9.2%	89.7%
2030	10	23,348	$58.50	4.7%	89.3%	$1,365,972	4.9%	94.7%
2031	1	1,626	$75.77	0.3%	89.7%	$123,202	0.4%	95.1%
2032	2	16,296	$32.40	3.2%	92.9%	$528,000	1.9%	97.0%
2033	2	11,826	$57.73	2.4%	95.3%	$682,769	2.5%	99.5%
2034 & Beyond	2	3,029	$50.28	0.6%	95.9%	$152,303	0.5%	100.0%
Vacant	0	20,788	$0.00	4.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(4)	142	501,990	$57.78	100.0%		$27,801,851	100.0%

(1)	Information is based on the underwritten rent roll as of August 25, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	The Lease Rollover Schedule excludes the square footage and underwritten rent from the leased fee anchor tenants.
(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Westfarms Property is located in West Hartford, Connecticut, approximately 6.8 miles southwest of the Hartford central business district. The property is located at the intersection of New Britain Avenue (Route 71) and South Road. The property is located in an area that benefits from a convergence of highway infrastructure that includes Route 71, Route 4, Route 173/218 and Interstate 84, which provides access to the center of West Hartford. According to the appraisal, the area is seen as one of the main focuses of retail development on the west side of the Hartford CBSA, and the Westfarms Property was the catalyst for significant commercial development in the area. According to the appraisal, the top five employers in the surrounding area are Arch Parent, Inc., Mount Sinai Rehabilitation Hospital, Inc., Pratt & Whitney Engine Services, Inc., Hartford Healthcare Corporation and the City of Hartford.

Within a five-, ten- and fifteen-mile radius of the Westfarms Property, the 2022 average household income was approximately $90,496, $99,948, and $103,767, respectively; and within the same radii, the 2022 estimated population was 252,943, 606,771, and 944,379, respectively.

According to a third-party market research report, the property is situated within the Farmington retail submarket. As of August 2023, the submarket reported total inventory of approximately 2.29 million SF with a 1.0% vacancy rate and average rents of $20.31 PSF.

The following table presents certain information relating to comparable retail centers for the Westfarms Property:

Competitive Property Summary
Property Name	Year Built/Renovated	Total NRA	Total Occupancy(1)	Anchor / Major Tenants	Distance to Westfarms Property
Westfarms	1974/2013	1,062,810(2)	98.0%(2)	JC Penney, Jordan’s Furniture, Macys Men’s and Furniture Gallery, Macys, Nordstrom	-
The Shoppes at Buckland Hills	1990/2003	1,048,198	96%	JC Penney, Macy’s	12.0 miles
Meriden Mall	1971/1999	893,052	70%	Best Buy, Dick’s Sporting Goods, Boscov’s	12.0 miles
Brass Mill Center	1997/NAP	1,179,405	86%	JC Penney, Burlington	18.0 miles
Holyoke Mall at Ingleside	1979/1995	1,557,138	92%	JC Penney, Macy’s, Target, Best Buy, Burlington, Christmas Tree Shop	31.0 miles
Blue Back Square	2006/NAP	448,211	96%	Barnes & Noble, Cinepolis Cinema, Crate & Barrel	2.5 miles
The Shoppes at Farmington Valley	1990/NAP	426,925	95%	Barnes & Noble, Dick’s Sporting Goods, Kohl’s, Old Navy, Shop Rite	9.3 miles
The Promenade Shops at Evergreen Walk	2004/NAP	374,979	93%	Old Navy, LL Bean	12.3 miles
Wtd. Avg.			91%

Source: Appraisal, unless otherwise specified.

(1)	Based on a third party market research report, unless otherwise specified.
(2)	Based on the underwritten rent roll as of August 25, 2023, and includes the leased fee anchor tenants improved square footage.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

The following table presents information relating to the appraisal’s market rent conclusion for the Westfarms Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs)	New Tenant Allowance PSF	Rent Increase Projection
Shops/Inline 0-1,000 SF	$115.00	7	$35.00	2.5%
Shops/Inline 1,001-2,000 SF	$62.00	7	$35.00	2.5%
Shops/Inline 2,001-3,500 SF	$70.00	7	$35.00	2.5%
Shops/Inline 3,501-5,000 SF	$54.00	7	$35.00	2.5%
Shops/Inline 5,001-10,000SF	$53.00	7	$35.00	2.5%
10,000 SF+	$25.00	7	$35.00	2.5%
Restaurant	$33.00	7	$50.00	2.5%
Jewelry	$120.00	7	$35.00	2.5%
Kiosk	$600.00	5	$0.00	Flat

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfarms Property:

Cash Flow Analysis
	2019	2020	2021	2022	TTM 6/30/2023	UW	UW PSF(1)
Base Rent	$27,282,519	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$28,269,586(2)(3)	$26.60
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$1,902,406	$1.79
Gross Potential Rent	$27,282,519	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$30,171,992	$28.39
Overage/Percentage Rent	$570,349	$394,858	$2,874,076	$2,662,752	$2,728,906	$2,365,780	$2.23
Other Rental Revenue(4)	$2,239,692	$1,644,375	$1,977,439	$2,000,578	$1,994,711	$2,088,324	$1.96
Reimbursement Revenue	$18,019,080	$15,510,718	$12,847,320	$12,464,487	$12,128,300	$11,990,505	$11.28
Promotion Revenue	$1,434,317	$1,161,019	$814,395	$789,287	$757,717	$710,484	$0.67
Electric/Central Plan/Tenant Services	$3,897,946	$3,291,931	$3,047,835	$3,439,866	$3,985,459	$4,791,051	$4.51
Other Revenue	$1,083,628	$879,228	$749,294	$1,089,098	$1,118,917	$1,022,931	$0.96
Net Rental Income	$54,527,531	$45,865,814	$45,544,545	$47,159,991	$48,537,283	$53,141,067	$50.00
Less Free Rent & Credit Loss	($226,548)	($3,406,378)	$2,090,563	($20,141)	($8,386)	$0	$0.00
Less Vacancy	$0	$0	$0	$0	$0	($1,902,406)	($1.79)
Effective Gross Income	$54,300,983	$42,459,436	$47,635,108	$47,139,850	$48,528,897	$51,238,661	$48.21

Real Estate Taxes	$6,626,200	$6,617,128	$6,773,226	$6,493,587	$6,310,496	$5,365,568	$5.05
Insurance	$302,092	$301,031	$321,564	$395,847	$382,436	$304,114	$0.29
Management Fee	$1,853,841	$1,467,975	$1,893,556	$1,935,175	$2,025,709	$1,000,000	$0.94
Other Expenses	$7,699,981	$7,567,131	$8,871,413	$9,390,673	$8,898,840	$9,547,330	$8.98
Total Expenses	$16,482,114	$15,953,265	$17,859,759	$18,215,282	$17,617,481	$16,217,012	$15.26
Net Operating Income	$37,818,869	$26,506,171	$29,775,349	$28,924,568	$30,911,416(5)	$35,021,649(5)	$32.95
TI/LC	$0	$0	$0	$0	$0	$968,038	$0.91
Capital Expenditures	$0	$0	$0	$0	$0	$306,214	$0.29
Net Cash Flow	$37,818,869	$26,506,171	$29,775,349	$28,924,568	$30,911,416	$33,747,397	$31.75

Occupancy %(6)	92.4%	91.7%	92.6%	93.0%	95.9%	96.4%(7)
NOI DSCR(8)	1.98x	1.39x	1.56x	1.51x	1.62x	1.83x
NCF DSCR(8)	1.98x	1.39x	1.56x	1.51x	1.62x	1.76x
NOI Debt Yield(8)	15.6%	11.0%	12.3%	12.0%	12.8%	14.5%
NCF Debt Yield(8)	15.6%	11.0%	12.3%	12.0%	12.8%	13.9%

(1)	UW PSF is based on the total collateral SF of 1,062,810.
(2)	Base Rent includes percentage in-lieu of rents totaling $1,536,455 and includes $506,056 of rent steps through September 2024.
(3)	Base Rent includes $467,735 of underwritten rent attributed to the four leased fee tenants.
(4)	Other Rental Revenue includes kiosks/temporary/specialty and temporary tenant revenue.
(5)	The increase from the TTM 6/30/2023 NOI to the UW NOI is driven by 11 leases being signed in 2023 totaling 29,630 SF (5.9% of owned SF), and 6.8% of underwritten rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.
(6)	Occupancy is based on the owned SF of 501,990. Including the leased fee tenants, occupancy was 96.4% in 2019, 96.1% in 2020, 96.5% in 2021, 96.7% in 2022, and 96.7% as of 6/30/2023 TTM.
(7)	Underwritten occupancy is based on the economic occupancy as of the rent roll dated August 25, 2023.
(8)	Debt service coverage ratios and debt yields are based on the Westfarms Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$45,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.5%

Escrows and Reserves.

Real Estate Taxes – During a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender the borrower fails to promptly provide evidence that property taxes have been paid prior to a penalty, the loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – During the Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policy in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – The loan documents require ongoing monthly deposits of $20,916 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $41,833 for tenant improvements and leasing commissions reserves.

Gap Rent/Free Rent Reserve – The loan documents require an upfront deposit of $298,225 for gap and free rent related to Lord & Taylor(subleased by Jordan’s Furniture), Francesca’s Collection, Alo Yoga, and Arhaus.

Outstanding TI/LC Reserve – The loan documents require an upfront deposit of $3,103,791 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Lockbox and Cash Management. The Westfarms Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred to a lender controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days; or
(iv)	the net operating income debt yield, based on the trailing four calendar quarter period, is below 10.5%, for two consecutive quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii) and (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy proceeding is discharged or dismissed within 90 days without any adverse consequences to the property or loan; or
●	with regard to clause (iv), the net operating income debt yield, based on the trailing four calendar quarter period, is 10.5% or greater, for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). The Westfarms Property also secures the Westfarms Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $197,000,000. The Westfarms Pari Passu Companion Loans accrue interest at the same rate as the Westfarms Mortgage Loan. The Westfarms Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Westfarms Pari Passu Companion Loans. The holders of the Westfarms Mortgage Loan and the Westfarms Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Westfarms Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$44,900,000
100 Westgate Circle	Westin Annapolis	Cut-off Date LTV:	62.1%
Annapolis, MD 21401		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	14.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$44,900,000
100 Westgate Circle	Westin Annapolis	Cut-off Date LTV:	62.1%
Annapolis, MD 21401		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	14.7%

Baltimore 25 miles
Arnold
Severn River Bridge
Governor Ritchie Hwy
St. Margarets Rd.
Saltworks Creek
Luce Creek
Severn Grove Rd.
ANNE ARUNDEL COUNTY
Severn River
Parole
Bestgate Park
Bestgate Rd.
US Naval Academy Golf Club
Jonas Green Park
Greenbury Point Rd.
Kinkaid Rd.
Ridgely Ave.
Baltimore Annapolis Blvd.
Westfield Annapolis Shopping Ctr.
Luminis Health Anne Arundel Medical Center
John Hanson Hwy
Weems Creek
Rowe Blvd.
Forrest Sherman Field
US Naval Academy
Washington D.C. 30 miles
Admiral Dr.
Admiral Heights
MD Dept. of Natural Resources
Navy-Marine Corps Mem. Stadium
King George St.
Alumni Hall
Ingram Field
West St.
ANNAPOLIS
St. John's College
Francis Scott Key Hall
US Naval Chapel
US Naval Academy
Annapolis Towne Centre
Maryland State House
Farragut Field
Chesapeake Bay
Forest Plaza
Forest Dr.
Chinquapin Round Rd.
Annapolis National Cemetery
West St.
Armel-Leftwich Visitor Center
Westin Annapolis
100 Westgate Circle
Annapolis, MD 21401
Banneker-Douglass Museum
Prism Annapolis
Annapolis Harbour Ctr.
Maryland Hall for the Creative Arts
Compromise St.
Artis T. Allen Blvd.
Spa Rd.
Spa Creek
Eastport
Forest Dr.
Annapolis Maritime Museum
Bywater Rd.
Chesapeake Ave.
Homeport Farm Park
Truxton Park
Back Creek
Hilltop Ln.
Clock Tower Place Shopping Center
Edgewood Rd.
Tyler Ave.
Bay Ridge Ave.
Forest Dr.
MARYLAND
BALTIMORE
Annapolis Overlook
Bay Forest Shopping Center
Bay Ridge Market Place Shopping Center
Quiet Waters Park
Hillsmere Dr.
Bay Bridge Rd.
Peninsula Park
Hampstead
Jarrettsville
Westminster
Havre de Grace
Bel Air
Cockeysville
Reisterstown
Aberdeen
Timonium
Eldersburg
Pikesville
Towson
Randallstown
Mount Airy
Middle River
Damascus
Ellicott City
Dundalk
Essex
Clarksburg
Columbia
Chestertown
Germantown
Olney
Glen Burnie
Gaithersburg
Rockville
Severna Park
Silver Spring
Bowie
Bethesda
College Park
Annapolis
Stevensville
WASHINGTON DC
VA
Arlington
Alexandria
Marlboro
Mayo
Shady Side
Clinton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Mortgage Loan No. 5 – Westin Annapolis

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Annapolis, MD 21401
Original Balance:	$44,900,000			General Property Type:	Hospitality
Cut-off Date Balance:	$44,900,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2007/2020
Borrower Sponsor:	Frederic W. Malek			Size:	225 Rooms
Guarantor:	Frederic W. Malek			Cut-off Date Balance per Room:	$199,556
Mortgage Rate:	7.2550%			Maturity Date Balance per Room:	$199,556
Note Date:	6/22/2023			Property Manager:	Merritt Hospitality, LLC
First Payment Date:	8/11/2023
Maturity Date:	7/11/2028
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$6,580,624
IO Period:	60 months			UW NOI Debt Yield:	14.7%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	14.7%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF DSCR:	1.78x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(2):	$6,440,425 (5/31/2023 TTM)
Additional Debt Type:	No			2nd Most Recent NOI(2):	$5,981,243 (12/31/2022)
Additional Debt Balance:	NAP			3rd Most Recent NOI(2):	$3,564,744 (12/31/2021)
Future Debt Permitted (Type):	NAP			Most Recent Occupancy(2):	71.4% (5/31/2023)
Reserves(1)				2nd Most Recent Occupancy(2):	66.2% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	57.6% (12/31/2021)
RE Taxes:	$411,302	$50,790	NAP	Appraised Value (as of)(3):	$72,300,000 (6/1/2024)
Insurance:	$0	Springing	NAP	Appraised Value per Room:	$321,333
FF&E Reserve:	$0	$59,477	NAP	Cut-off Date LTV Ratio:	62.1%
PIP Reserve:	$3,000,000	$0	NAP	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$44,900,000	64.4%	Purchase Price:	$63,000,000	90.3%
Cash Equity Contribution:	$24,844,603	35.6%	Reserves:	$3,411,302	4.9%
			Closing Costs:	$3,333,301	4.8%
Total Sources:	$69,744,603	100.0%	Total Uses:	$69,744,603	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The increases in Occupancy and Net Operating Income from 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(3)	The Appraised Value represents the As-Stabilized Value, which assumes the PIP (as defined below) is complete and the Westin Annapolis Property (as defined below) is operating at a stabilized level. The As-Is Value of $66,500,000 as of May 10, 2023 equates to a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 67.5%.

The Mortgage Loan. The mortgage loan (the “Westin Annapolis Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $44,900,000 and secured by the fee interest in a 225-room full service hotel located in Annapolis, Maryland (the “Westin Annapolis Property”).

The Borrower and the Borrower Sponsor. The borrower is Annapolis District Partners, LLC, a single-purpose, Delaware limited liability company with one independent director. The borrower sponsor and non-recourse guarantor is Frederic W. Malek (“Fred Malek”). Fred Malek has over 30 years of experience in the hospitality industry and is the CEO of District Hospitality Group (“District Hospitality”), a privately held investment group. Headquartered in Bethesda, Maryland, District Hospitality invests across the Washington, D.C. and Southeast region and the Caribbean, with a focus on transforming troubled hotels into high-performing assets.

The Property. The Westin Annapolis Property is a 6-story, 225-room, full service hotel located in Annapolis, Maryland. Built in 2007 and renovated in 2020, the property is operated under the Marriott flag with a franchise agreement expiring in March 2038. Between 2018 and 2022, the prior owner invested approximately $8.2 million ($36,239/room) on capital expenditures at the property, with the majority, or about $27,338 per room, on guestroom renovations. Amenities at the Westin Annapolis Property include Azure Restaurant and Lounge, which is a full service restaurant with 100 seats, an indoor swimming pool, fitness center, valet parking, a market pantry, and 13,743 SF of meeting space. The Westin Annapolis Property guestroom configuration consists of 119 double queen rooms, 98 king rooms, 5 studio suites, two one-bedroom suites, and one two-bedroom suite. The guestrooms feature complimentary wi-fi, 40-inch flatscreen televisions, coffee/tea makers, and 24-hour room service. The franchisor is requiring a “change of ownership” property improvement plan (“PIP”) that is expected to take place in 2023 and 2024. The borrower provided a budget for the PIP totaling $2.6 million at the time of origination, the Westin Annapolis Mortgage Loan is structured with an initial PIP Reserve equal to 115% of the estimated budget (see “Escrows and Reserves” section below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$44,900,000
100 Westgate Circle	Westin Annapolis	Cut-off Date LTV:	62.1%
Annapolis, MD 21401		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	14.7%

The Westin Annapolis Property has access to parking located on three subterranean levels beneath the property, which includes 1,105 spaces and is owned by the City of Annapolis, a separate condominium entity. Under the Park Place Condominium (as defined below), the property has access to 715 spaces, 41 of which are designated to the property.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Westin Annapolis Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Westin Annapolis Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021 TTM	42.6%	$150.78	$64.27	38.3%	$131.04	$50.23	89.9%	86.9%	78.2%
12/31/2022 TTM	65.4%	$215.65	$141.02	63.4%	$196.27	$124.45	97.0%	91.0%	88.2%
5/31/2023 TTM	72.6%	$218.34	$158.55	71.4%	$198.51	$141.78	98.4%(2)	90.9%(2)	89.4%(2)

Source: Third-party research report.

(1)	According to a third party research report, the competitive set includes the Graduate Annapolis, the Autograph Collection Annapolis Waterfront, the Historic Inns of Annapolis and the Hilton Garden Inn Annapolis Downtown.
(2)	According to a third party market research report, the Westin Annapolis Property is ranked 4 of 5 in Occupancy, 2 of 5 in ADR, and 2 of 5 in RevPAR.

Condominium Regime. The Westin Annapolis Property consists of the hotel unit in a five-unit condominium regime that includes two office buildings, a residential building and an underground parking garage. The borrower has a non-exclusive easement for parking in the City of Annapolis-owned parking garage unit. The borrower has sole responsibility for the maintenance of the hotel unit, and an allocable share of the operating expenses for the parking garage unit equal to its 25.25% voting rights interest in the condominium regime, among other allocable costs for the overall condominium and the commercial units specifically (37.68% of the commercial units’ common expenses). The borrower’s voting rights do not give it affirmative control over decisions of the condominium’s Council of Unit Owners, but it does have the ability to block certain material decisions, including amending or terminating the condominium regime, or a decision not to rebuild following casualty. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Condominium and Other Shared Interests” in the prospectus.

The Market. The Westin Annapolis Property is located in downtown Annapolis at the northwest corner of Park Place and West Street. The property is located approximately 30.6 miles southeast of Baltimore and 31.2 miles east of Washington, D.C. The Baltimore/Washington International Thurgood Marshall Airport is located 22.0 miles from the property and the Ronald Reagan Washington National Airport is located 36.0 miles from the property. Annapolis, the capital of Maryland, is located within Anne Arundel County, which offers 432 miles of shoreline. Annapolis benefits from a diverse economy and a multitude of demand generators, such as educational institutions, the government sector, healthcare and professional services, technology firms, and the boating industry. The property has access to popular attractions such as the United States Naval Academy (1.3 miles east), Navy-Marine Corps Memorial Stadium (0.5 miles north) and the Chesapeake Bay. The property’s 2022 demand segmentation was 35% commercial, 40% group and 25% leisure.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Westin Annapolis Property was 16,858, 61,090 and 110,657, respectively, and the average household income for the same radii was $149,547, $153,653 and $165,600, respectively.

According to the appraisal, the property is located in the Annapolis/Anne Arundel County submarket. The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Westin Annapolis property.

The table below presents certain information relating to comparable sales pertaining to the Westin Annapolis Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Sale Date	Price	Rooms	Price/Rm	Year Opened
Westin Annapolis	Annapolis, MD	Jun-23	$63,000,000	225	$280,000	2007
AC Hotel by Marriott Pittsburgh Downtown	Pittsburgh, PA	Oct-22	$34,000,000	134	$253,731	2018
Sofitel Philadelphia	Philadelphia, PA	Aug-22	$80,000,000	306	$261,438	2000
Delta Hotels by Marriott Virginia Beach Bayfront Suites	Virginia Beach, VA	Jun-22	$82,000,000	295	$277,966	1986
Monaco Pittsburgh A Kimpton Hotel	Pittsburgh, PA	Dec-21	$74,200,000	248	$299,194	2015

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$44,900,000
100 Westgate Circle	Westin Annapolis	Cut-off Date LTV:	62.1%
Annapolis, MD 21401		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	14.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Westin Annapolis Property:

Cash Flow Analysis
	2019		2020		2021		2022		TTM 5/31/2023	UW		UW per Room
Rooms Revenue	$10,089,483		$3,434,693		$8,691,546		$10,946,277		$11,643,586	$11,643,586		$51,749
Food & Beverage	$5,334,359		$1,001,172		$2,637,753		$5,013,758		$5,504,071	$5,504,071		$24,463
Parking Income	$87,510		$11,802		$215,919		$302,084		$310,944	$302,084		$1,343
Other Income	$368,096		$135,095		$281,743		$447,639		$393,306	$393,306		$1,748
Total Revenue	$15,879,448		$4,582,762		$11,826,961		$16,709,758		$17,851,907	$17,843,047		$79,302

Room Expense	$2,567,040		$1,281,697		$1,898,200		$2,226,703		$2,337,398	$2,337,398		$10,388
Food & Beverage Expense	$2,842,188		$683,614		$1,361,085		$2,258,492		$2,462,548	$2,462,548		$10,945
Other Department Expense	$62,288		$61,002		$57,409		$64,005		$67,877	$67,877		$302
Total Department Expenses	$5,471,516		$2,026,313		$3,316,694		$4,549,200		$4,867,823	$4,867,823		$21,635
Gross Operating Income	$10,407,932		$2,556,449		$8,510,267		$12,160,558		$12,984,084	$12,975,224		$57,668

Total Undistributed Expenses	$5,477,488		$3,107,954		$4,294,253		$5,493,637		$5,861,807	$5,709,032		$25,373
Gross Operating Profit	$4,930,444		($551,505)		$4,216,014		$6,666,921		$7,122,278	$7,266,192		$32,294

Property Taxes	$514,371		$597,187		$565,884		$594,891		$575,930	$580,461		$2,580
Insurance	$57,331		$77,489		$85,386		$90,787		$105,923	$105,108		$467
Total Operating Expenses	$11,520,706		$5,808,943		$8,262,217		$10,728,515		$11,411,482	$11,262,424		$50,055

Net Operating Income	$4,358,742(1)	(2)	($1,226,181)(1)	(2)	$3,564,744	(2)	$5,981,243	(2)	$6,440,425	$6,580,624		$29,247
FF&E	$0		$0		$0		$0		$0	$713,722		$3,172
Net Cash Flow	$4,358,742		($1,226,181)		$3,564,744		$5,981,243		$6,440,425	$5,866,902		$26,075

Occupancy %	75.3%	(2)	35.5%	(2)	57.6%	(2)	66.2%	(2)	71.4%	71.4%	(3)
NOI DSCR	1.32x		(0.37x)		1.08x		1.81x		1.95x	1.99x
NCF DSCR	1.32x		(0.37x)		1.08x		1.81x		1.95x	1.78x
NOI Debt Yield	9.7%		(2.7%)		7.9%		13.3%		14.3%	14.7%
NCF Debt Yield	9.7%		(2.7%)		7.9%		13.3%		14.3%	13.1%

(1)	The prior owner invested $5.9 million ($26,174/key) in 2019 and 2020 on guestroom renovations.
(2)	The decrease in Occupancy and Net Operating Income from 2019 to 2020 and the increases in Occupancy and Net Operating Income from 2020 to 2021 and 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(3)	UW occupancy of 71.4% is based on the TTM May 31, 2023 occupancy.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $411,302 and ongoing monthly deposits of $50,790 for real estate taxes.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Westin Annapolis Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.

PIP Reserve – The loan documents require an initial deposit of $3,000,000, which equates to 115% of the estimated cost of the change of ownership PIP to be completed in 2023 and 2024. If, at any time, any additional PIP work is required by the franchisor under the franchise agreement, the loan documents require a springing deposit in an amount equal to 115% of the estimated costs to complete such additional PIP work, as reasonably determined by the lender.

FF&E Reserve – The loan documents require ongoing monthly deposits in an amount equal to 1/12 of 4% of the underwritten revenue for the prior fiscal year, initially $59,477.

Lockbox and Cash Management. The Westin Annapolis Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Westin Annapolis Property into the lender-controlled lockbox account within two business days. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Trap Event Period exists. Upon the occurrence and during the continuance of a Cash Trap Event

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$44,900,000
100 Westgate Circle	Westin Annapolis	Cut-off Date LTV:	62.1%
Annapolis, MD 21401		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	14.7%

Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Westin Annapolis Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Westin Annapolis Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Westin Annapolis Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the net cash flow debt yield falling below 10.0%, tested quarterly (a “Debt Yield Trap Event”); or
(iii)	upon a cancellation, termination or expiration of the franchise agreement,

provided, however, with regard to clause (ii), in order to prevent a Debt Yield Trap Event, the borrower has the right to (a) partially defease the Westin Annapolis Mortgage Loan or partially prepay the Westin Annapolis Mortgage Loan (subject to the payment of a yield maintenance premium) after the defeasance lockout release date or (b) makes a deposit with lender (in the form of cash or a letter of credit) in an amount that would, if applied to the repayment, satisfy a 10.0% debt yield.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), upon the net cash flow debt yield being at least 10.25% for one calendar quarter; or
●	with regard to clause (iii), the borrower has entered into a replacement franchise agreement with franchisor or qualified franchisor acceptable to the lender, borrower is in actual possession of the property under such replacement franchise agreement, and the borrower is not in defaults under such replacement franchise agreement.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Westin Annapolis Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels).  The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Westin Annapolis Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$41,750,000
2925, 2935, 2945, 2955, and 2965	South Shore Commons	Cut-off Date LTV:	61.4%
Veterans Road West		UW NCF DSCR:	1.21x
Staten Island, NY 10309		UW NOI Debt Yield:	10.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$41,750,000
2925, 2935, 2945, 2955, and 2965	South Shore Commons	Cut-off Date LTV:	61.4%
Veterans Road West		UW NCF DSCR:	1.21x
Staten Island, NY 10309		UW NOI Debt Yield:	10.1%

VETERANS ROAD WEST
TYRELLAN AVENUE
BRICKTOWN WAY
THE HOME DEPOT
Collateral
South Shore Commons
Shadow Anchor / Non-Collateral
Non-Collateral

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$41,750,000
2925, 2935, 2945, 2955, and 2965	South Shore Commons	Cut-off Date LTV:	61.4%
Veterans Road West		UW NCF DSCR:	1.21x
Staten Island, NY 10309		UW NOI Debt Yield:	10.1%

South Shore Commons
2925, 2935, 2945, 2955, and 2965 Veterans Road West
Staten Island, NY 10309
Elizabeth
Roselle
Linden
Clark
Rahway
Carteret
NEW JERSEY
Iselin
Woodbridge
Port Reading
STATEN ISLAND
Charleston
Perth Amboy
South Amboy
Sayreville
Tottenville
Annadale
Great Kills
New Dorp
Bulls Head
Mid Island
UNION COUNTY
MIDDLESEX COUNTY
RICHMOND COUNTY
Newark Liberty intl. Airport 6.5 miles
GOETHALS BRIDGE
BAYONNE BRIDGE
OUTERBRIDGE CROSSING
Linden Airport
Aviation Plaza
Howland Hook Marine Terminal
RWJ University Hospital Rahway
Carteret Shopping Center
St George's Crossing
Woodbridge Center
Crosspointe Town Square
HMH Raritan Bay Medical Center
Waters Stadium
Raritan Center
West Shore Plaza
Saint Mary College
College of Staten Island
Staten Island Mall
Atrium Mall
Forest Ave. Shoppers Town
Fresh Kills Park
Willowbrook Park
Latourette Park
Clay Pit Ponds State Park Preserve
Rahway River Parkway
Wolfes Pond Park
Arthur Kill
Raritan River
Great Kills Harbor
Atlantic Ocean
New Jersey Tpke.
Garden State Pkwy.
West Shore Expwy.
Staten Island Expwy.
Korean War Veterans Pkwy.
STATEN ISLAND RAILWAY
NJ TRANSIT
Port Reading Ave.
Woodrow Rd.
Amboy Rd.
Hylan Blvd.
Bloomingdale Rd.
Richmond Ave.
Arthur Kill Rd.
Rockland Ave.
Travis Ave.
Victory Blvd.
South Ave.
Forest Ave.
Richmond Terr.
W. Edgar Rd.
Lower Rd.
Wood Ave.
Hussa St.
Elizabeth Ave.
Rahway Ave.
West Ave.
Amboy Ave.
Pond Rd.
Main St.
LINDEN
RAHWAY
AVENEL
WOODBRIDGE
PERTH AMBOY
SOUTH AMBOY
BAY TERRACE
GREAT KILLS
ELTINGVILLE
ANNADALE
HUGUENOT
PRINCES BAY
PLEASANT PLAINS
RICHMOND VALLEY
NASSAU
ATLANTIC
TOTTENVILLE
278
95
440
1
9
35
NEW YORK
NEW JERSEY
PENN
Port Jervis
Vernon Twp.
Franklin
Ringwood
Ramsey
Paramus
New City
White Plains
Yonkers
Fort Lee
NEW YORK CITY
East Stroudsburg
Newton
Kinnelon
Wayne
Paterson
Passaic
Hopatcong
Parsippany
Dover
Morristown
Madison
Newark
Jersey City
Elizabeth
Easton
Phillipsburg
Washington
Bridgewater Twp.
Bound Brook
Edison
Somerset
New Brunswick
East Brunswick
Flemington
Old Bridge
Long Branch
Eatontown
Freehold
Lambertville
Princeton
Plainsboro
Doylestown
Trenton
Lansdale
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Mortgage Loan No. 6 – South Shore Commons

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Staten Island, NY 10309
Original Balance:		$41,750,000		General Property Type:	Retail
Cut-off Date Balance:		$41,750,000		Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:		4.7%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2006/NAP
Borrower Sponsor:		Howard Hershkovich		Size:	160,700 SF
Guarantor:		Howard Hershkovich		Cut-off Date Balance PSF:	$260
Mortgage Rate:		7.8200%		Maturity Date Balance PSF:	$260
Note Date:		8/23/2023		Property Manager:	Joyland Management LLC
First Payment Date:		10/6/2023			(borrower-related)
Maturity Date:		9/6/2028
Original Term to Maturity:		60 months
Original Amortization Term:		0 months
IO Period:		60 months		Underwriting and Financial Information
Seasoning:		0 months		UW NOI(3):	$4,232,654
Prepayment Provisions:		L(24),D(33),O(3)		UW NOI Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:		No		UW NCF DSCR:	1.21x
Additional Debt Balance:		NAP		Most Recent NOI(3)(4):	$2,791,125 (6/30/2023 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(4):	$3,170,163 (12/31/2022 T-9 Annualized)
Reserves(1)				3rd Most Recent NOI:	$2,324,376 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	99.2% (8/16/2023)
Taxes:	$365,002	$121,667	NAP	2nd Most Recent Occupancy(5):	77.8% (12/31/2022)
Insurance:	$75,747	$12,624	NAP	3rd Most Recent Occupancy(6):	NAP
Deferred Maintenance:	$16,125	$0	NAP	Appraised Value (as of):	$68,000,000 (6/2/2023)
Replacement Reserve:	$0	$2,927	NAP	Appraised Value PSF:	$423
TI/LC Reserve:	$0	$16,940	$609,846	Cut-off Date LTV Ratio:	61.4%
Other Reserves(2):	$359,027	$0	NAP	Maturity Date LTV Ratio:	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$41,750,000	91.4%	Loan Payoff:	$43,735,969	95.8%
Cash Equity Contribution:	$3,906,554	8.6%	Closing Costs:	$1,104,684	2.4%
			Reserves:	$815,901	1.8%
Total Sources:	$45,656,554	100.0%	Total Uses:	$45,656,554	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Initial Other Reserves consist of (a) a free rent reserve ($176,123), (b) an unfunded tenant obligations reserve ($115,000) and (c) a gap rent reserve ($67,904).
(3)	The increase from the Most Recent NOI to UW NOI is primarily driven by recent leasing at the South Shore Commons Property (as defined below), which includes six new leases which commenced between June 1, 2023 and September 1, 2023 and account for $877,023 of underwritten base rent.
(4)	The decrease from 2nd Most Recent NOI to Most Recent NOI is primarily driven by the phaseout of a 15-year ICIP tax abatement which expired in tax year 2022/2023.
(5)	Occupancy figures represent the physical occupancy as of the last day of each respective period and were provided by the borrower.
(6)	3rd Most Recent Occupancy information is not available because the borrower sponsor acquired the South Shore Commons Property in March 2022.

The Mortgage Loan. The mortgage loan (the “South Shore Commons Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $41,750,000. The South Shore Commons Mortgage Loan is secured by a first priority fee mortgage encumbering a 160,700 SF shadow anchored retail center located in Staten Island, New York (the “South Shore Commons Property”).

The Borrower and the Borrower Sponsor. The borrower is Veterans Center NY LLC, a New York limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Howard Hershkovich. Howard Hershkovich started his career in real estate in 1998 with holdings in multifamily and mixed-use properties in the Park Slope neighborhood of Brooklyn, New York. Howard currently has a portfolio of 13 commercial real estate assets located primarily in New York and New Jersey.

The Property. The South Shore Commons Property is a 160,700 SF shadow anchored retail center located in Staten Island, New York. The South Shore Commons Property was constructed in 2006 and is situated on a 7.7-acre site that consists of five multi-tenant retail buildings located along Veterans Road West in Staten Island, New York. The South Shore Commons Property contains 400 parking spaces, resulting in a parking ratio of 2.5 spaces per 1,000 SF of rentable area. The South Shore Commons Property is shadow anchored by Target, Home Depot and T.J Maxx which are located directly north of the South Shore Commons Property. Tenants at the South Shore Commons Property include a mix of local retail, medical and restaurant tenants along with national retailers such as Dunkin Donuts, M&T Bank, GNC and Mattress Firm. The borrower purchased the South Shore Commons Property in March 2022 and through August 16, 2023 has subsequently signed nine new leases which account for 26.7% of net rentable area and 28.3% of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$41,750,000
2925, 2935, 2945, 2955, and 2965	South Shore Commons	Cut-off Date LTV:	61.4%
Veterans Road West		UW NCF DSCR:	1.21x
Staten Island, NY 10309		UW NOI Debt Yield:	10.1%

underwritten base rent. As of August 16, 2023, the South Shore Commons Property was 99.2% leased to 44 tenants with no tenant accounting for more than 9.6% of net rentable area or 8.4% of underwritten base rent.

Major Tenants.

Retro Fitness (15,375 SF, 9.6% of net rentable area, 8.4% of underwritten base rent). Founded in 2004, Retro Fitness is a regional gym chain with over 175 clubs open or in development. Retro Fitness offers memberships at the South Shore Commons Property ranging from $24.99 to $39.99 per month. Retro Fitness has been at the South Shore Commons Property since December 2016 and has a current lease term through November 2026, followed by two, five-year extension options. The Retro Fitness lease allows Retro Fitness to vacate 3,165 SF of their upper floor space upon 90 days’ notice. The Retro Fitness lease has no co-tenancy provisions.

Sam Lax Furniture Inc (14,014 SF, 8.7% of net rentable area, 7.2% of underwritten base rent). Sam Lax Furniture Inc is a wholesale discount used furniture retailer with inventory including student desks and chairs as well as furniture for teachers, cafeterias, dorms and auditoriums. Sam Lax Furniture Inc recently took occupancy at the South Shore Commons Property in June 2023 with a lease term though May 2028, followed by one, five-year extension option. The Sam Lax Furniture Inc lease has no co-tenancy provisions or termination options.

Z One (9,668 SF, 6.0% of net rentable area, 6.5% of underwritten base rent). Z One is a restaurant chain with two locations in Staten Island, New York. Z One operates their second restaurant, Z-Two Diner & Lounge, Inc. (“Z-Two”), at the South Shore Commons Property. Z-Two was established in 2011 and is a diner and bar. Z-Two has been at the South Shore Commons Property since January 2010 and has a current lease term through December 2029, followed by four, five-year extension options. The Z One lease has a co-tenancy provision granting Z One an option to terminate the lease on 30 days’ written notice if less than 50% of the gross leasable area of the 2925 Veterans Road West building is vacant. The Z One lease has no termination options.

Sensational Kids (7,748 SF, 4.8% of net rentable area, 2.2% of underwritten base rent). Sensational Kids is a pediatric and family centered private therapy clinic located in Staten Island, New York and Old Bridge, New Jersey. Sensational Kids offers speech-language intervention guided by a team of experienced clinicians. Sensational Kids has been at the South Shore Commons Property since June 2021 and has two leases with terms running through May 2026 and November 2026, both followed by one, five-year extension option. The Sensational Kids leases have no co-tenancy provisions or termination options.

Sola Salon (7,378 SF, 4.6% of net rentable area, 3.5% of underwritten base rent). Sola Salon is a salon concept that provides spaces for multiple types of beauty professionals including hair stylists, cosmetologists, nail technicians, eyelash or eyebrow specialists, estheticians or any other professional in the cosmetology industry. Sola Salon offers studios ranging in sizes of standard, large and double sized with additional spaces reserved for spa professionals. Sola Salon has been at the South Shore Commons Property since November 2020 with a lease term through October 2030 followed by three, five-year extension options. The Sola Salon lease has no co-tenancy provisions or termination options.

The following table presents certain information relating to the tenancy at the South Shore Commons Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)	Tenant SF	% of Total SF	Annual U/W Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Retro Fitness	NR/NR/NR	15,375	9.6%	$425,050	8.4%	$27.65	11/30/2026	2 x 5 yr	N(2)
Sam Lax Furniture Inc	NR/NR/NR	14,014	8.7%	$360,500	7.2%	$25.72	5/31/2028	1 x 5 yr	N
Z One	NR/NR/NR	9,668	6.0%	$325,740	6.5%	$33.69	12/31/2029	4 x 5 yr	N
Sensational Kids	NR/NR/NR	7,748	4.8%	$108,383	2.2%	$13.99	Various(3)	1 x 5 yr	N
Sola Salon	NR/NR/NR	7,378	4.6%	$177,072	3.5%	$24.00	10/31/2030	3 x 5 yr	N
Posh Baby	NR/NR/NR	6,728	4.2%	$144,605	2.9%	$21.49	8/31/2026	1 x 5 yr	Y(4)
Express Health NYC LLC	NR/NR/NR	6,164	3.8%	$258,888	5.1%	$42.00	4/30/2038	2 x 5 yr	N
Brooklyn Minds Psychiatry	NR/NR/NR	5,681	3.5%	$147,706	2.9%	$26.00	12/31/2037	2 x 5 yr	N
Next Level Indoor Golf Inc.	NR/NR/NR	4,898	3.0%	$142,042	2.8%	$29.00	4/30/2026	1 x 5 yr	N
Amboy Medical Practice P.C.	NR/NR/NR	4,538	2.8%	$208,748	4.1%	$46.00	8/31/2033	2 x 5 yr	N
Subtotal/Wtd Avg.		82,192	51.1%	$2,298,734	45.7%	$27.97

Other Tenants		77,283	48.1%	$2,734,822	54.3%	$35.39
Occupied Collateral Total		159,475	99.2%	$5,033,555	100.0%	$31.56
Vacant Space		1,225	0.8%
Total/Wtd. Avg.		160,700	100.0%

(1)	Information is based on the underwritten rent roll dated August 16, 2023.
(2)	The tenant may vacate 3,165 SF of upper floor space upon 90 days’ notice.
(3)	The tenant leases a total of 7,748 SF of space at the South Shore Commons Property of which 3,600 SF expires in May 2026 and the remaining 4,148 SF expires in November 2026.
(4)	The tenant may terminate its space at any time upon 90 days’ notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$41,750,000
2925, 2935, 2945, 2955, and 2965	South Shore Commons	Cut-off Date LTV:	61.4%
Veterans Road West		UW NCF DSCR:	1.21x
Staten Island, NY 10309		UW NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the South Shore Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2023	1	1,700	$36.35	1.1%	1.1%	$61,800	1.2%	1.2%
2024	9	19,723	$35.02	12.3%	13.3%	$690,676	13.7%	14.9%
2025	1	1,490	$37.10	0.9%	14.3%	$55,279	1.1%	16.0%
2026	8	41,377	$25.16	25.7%	40.0%	$1,041,005	20.7%	36.7%
2027	3	8,653	$32.98	5.4%	45.4%	$285,367	5.7%	42.4%
2028	10	31,998	$33.55	19.9%	65.3%	$1,073,379	21.3%	63.7%
2029	2	14,024	$31.74	8.7%	74.0%	$445,151	8.8%	72.6%
2030	2	10,678	$28.64	6.6%	80.7%	$305,772	6.1%	78.6%
2031	1	2,763	$31.52	1.7%	82.4%	$87,086	1.7%	80.4%
2032	2	6,137	$33.64	3.8%	86.2%	$206,426	4.1%	84.5%
2033	2	6,337	$42.33	3.9%	90.2%	$268,241	5.3%	89.8%
2034 & Beyond	3	14,595	$35.17	9.1%	99.2%	$513,373	10.2%	100.0%
Vacant	0	1,225	$0.00	0.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	44	160,700	$31.56	100.0%		$5,033,555	100.0%

(1)	Information is based on the underwritten rent roll dated August 16, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The South Shore Commons Property is located along Veterans Road West in the Charleston neighborhood of Staten Island, New York. Access to the South Shore Commons Property is provided by West Shore Expressway (Route 440) and the Korean War Veterans Parkway. According to the appraisal, the South Shore Commons Property is located within the Overall Staten Island Shopping Center market. As of the first quarter of 2023, the market had inventory of 3,976,381 SF with a direct vacancy rate of 5.2% and direct average rental rate of $35.32 PSF.

According to the appraisal, the estimated 2022 population within the immediate area of the South Shore Commons Property was 49,904 and the average household income within the same area was $149,878.

The following table presents certain information relating to the appraisal’s market rent conclusion for the South Shore Commons Property:

Market Rent Summary
	Ground Floor	Second Floor	Lower Level
Market Rent (PSF)	$32.00 - $60.00	$25.00 - $30.00	$10.00 - $25.00
Lease Term (Years)	10	10	10
Lease Type (Reimbursements)	Net	Net	Net
Rent Increase Projection	2.75% Annual Increases	2.75% Annual Increases	2.75% Annual Increases

The table below presents certain information relating to comparable rents pertaining to the South Shore Commons Property identified by the appraisal:

Comparable Retail Rents
Property Name	Location	Tenant	Lease Date	Size	Term	Rent PSF
South Shore Commons(1)	2925, 2935, 2945, 2955, and 2965 Veterans Road West	Various	Various	Various	Various	$31.56
1462 Hylan Boulevard	1462 Hylan Boulevard	Sherwin Williams	2021	5,000	10	$39.00
441 Tompkins Avenue	441 Tompkins Avenue	Dollar Tree	2021	10,981	10	$35.00
2345 Forest Avenue	2345 Forest Avenue	Phenix Salon Suites	2021	9,357	10	$35.00
Forest Commons	2040-2050 Forest Avenue	SCA	2021	20,529	15	$25.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll for Tenant, Lease Date, Size, Term and Rent PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$41,750,000
2925, 2935, 2945, 2955, and 2965	South Shore Commons	Cut-off Date LTV:	61.4%
Veterans Road West		UW NCF DSCR:	1.21x
Staten Island, NY 10309		UW NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the South Shore Commons Property:

Cash Flow Analysis
	2019	2020	2021	2022(1)(2)	TTM 6/30/2023(2)	UW		UW PSF
Base Rent	$4,087,304	$3,285,167	$3,193,323	$3,696,476	$3,740,971	$4,963,432		$30.89
Contractual Rent Steps	$0	$0	$0	$0	$0	$70,123		$0.44
Income from Vacant Space	$0	$0	$0	$0	$0	$55,796		$0.35
Total Reimbursements	$544,366	$482,723	$596,072	$993,727	$1,084,387	$1,661,390		$10.34
Antenna Income	$0	$0	$0	$0	$0	$55,729		$0.35
Gross Potential Rent	$4,631,669	$3,767,891	$3,789,395	$4,690,203	$4,825,358	$6,806,470		$42.36
Vacancy & Credit Loss	$0	$0	$0	$0	$0	($340,324)		($2.12)
Other Income(3)	$79,056	$26,637	$33,729	$49,383	$36,952	$0		$0.00
Effective Gross Income	$4,710,726	$3,794,527	$3,823,124	$4,739,586	$4,862,310	$6,466,147		$40.24

Real Estate Taxes	$555,903	$789,175	$704,194	$728,151	$1,241,625	$1,440,418		$8.96
Insurance	$107,010	$114,391	$103,543	$214,582	$172,251	$144,279		$0.90
Management Fee	$141,322	$113,836	$114,694	$142,188	$145,869	$193,984		$1.21
Other Operating Expenses(4)	$570,542	$392,635	$576,318	$484,503	$511,440	$454,811		$2.83
Total Operating Expenses	$1,374,777	$1,410,036	$1,498,749	$1,569,423	$2,071,185	$2,233,492		$13.90

Net Operating Income	$3,335,949	$2,384,491	$2,324,376	$3,170,163	$2,791,125(5)	$4,232,654	(5)	$26.34
Replacement Reserves	$0	$0	$0	$0	$0	$35,354		$0.22
TI/LC	$0	$0	$0	$0	$0	$200,876		$1.25
Net Cash Flow	$3,335,949	$2,384,491	$2,324,376	$3,170,163	$2,791,125	$3,996,425		$24.87

Occupancy %(6)	NAV	NAV	NAV	77.8%	95.1%	95.0%	(7)
NOI DSCR	1.01x	0.72x	0.70x	0.96x	0.84x	1.28x
NCF DSCR	1.01x	0.72x	0.70x	0.96x	0.84x	1.21x
NOI Debt Yield	8.0%	5.7%	5.6%	7.6%	6.7%	10.1%
NCF Debt Yield	8.0%	5.7%	5.6%	7.6%	6.7%	9.6%

(1)	Represents the trailing nine months annualized as the borrower sponsor acquired the property in March 2022.
(2)	The decrease from 2nd Most Recent NOI to Most Recent NOI is primarily driven by the phaseout of a 15-year ICIP tax abatement which expired in tax year 2022/2023.
(3)	Other Income includes non-CAM water reimbursements that are no longer collected and have not been underwritten.
(4)	Other Operating Expenses include payroll and benefits, CAM expenses, utilities, advertising and marketing and general and administrative expenses.
(5)	The increase from the TTM 6/30/2023 NOI to UW NOI is primarily driven by recent leasing at the South Shore Commons Property which includes six new leases that commenced between June 1, 2023 and September 1, 2023 and account for $877,023 of underwritten base rent.
(6)	Historical occupancies are the physical occupancy as of the last day of each respective period.
(7)	The underwritten economic vacancy is 5.0%. The South Shore Commons Property was 99.2% occupied as of August 16, 2023.

Escrows and Reserves. At origination of the South Shore Commons Mortgage Loan, the borrower deposited approximately (i) $365,002 into a real estate tax reserve account, (ii) $75,747 into an insurance reserve account, (iii) $16,125 into a deferred maintenance reserve account, (iv) $176,123 into a free rent reserve account, (v) $115,000 into an unfunded tenant obligations reserve account and (vi) $67,904 into a gap rent reserve account.

Real Estate Taxes – On each monthly due date, the borrower is required to deposit an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months into a real estate tax reserve account (initially estimated to be approximately $121,667).

Insurance – The South Shore Commons Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12 of the insurance premiums that lender estimates will be payable for the renewal of coverage (initially estimated to be approximately $12,624).

Replacement Reserve – On each monthly due date, the borrower is required to deposit approximately $2,927 into a replacement reserve account.

TI/LC Reserve – On each monthly due date, the borrower is required to deposit approximately $16,940 into a leasing reserve account; provided, however, if the funds on deposit in such leasing reserve account are equal to or exceed $609,846 (the “Leasing Reserve Account Cap”), the borrower will not be obligated to make such deposits until such time as funds on deposit in such leasing reserve account are below the Leasing Reserve Account Cap, at which time the borrower must recommence and continue making monthly deposits to the leasing reserve account.

Lockbox and Cash Management. The South Shore Commons Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the South Shore Commons Mortgage Loan, the borrower was required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. The borrower and property manager are required to cause all revenue derived from the South Shore Commons Property to be deposited directly into a lender approved lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account, to be applied and disbursed in accordance with the South Shore Commons Mortgage Loan documents, and all excess cash flow

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Retail – Shadow Anchored	Loan #6	Cut-off Date Balance:	$41,750,000
2925, 2935, 2945, 2955, and 2965	South Shore Commons	Cut-off Date LTV:	61.4%
Veterans Road West		UW NCF DSCR:	1.21x
Staten Island, NY 10309		UW NOI Debt Yield:	10.1%

funds remaining in the cash management account after the application of such funds in accordance with the South Shore Commons Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the South Shore Commons Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the South Shore Commons Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio being less than 1.15x, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with the foregoing clause (i), the cure (if applicable) of such event of default, and (y) with regard to any Trigger Period commenced in connection with the foregoing clause (ii), the date the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the South Shore Commons Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the South Shore Commons Property for 12 months, with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

Lake Concord
424
527
Lake Highland Prep School
Courtyard Orlando Downtown
Park Lake Presbyterian Church
Park Lake
N. Summerlin Ave.
N. Hyer Ave.
17 92 50
W. Colonial Dr.
E. Colonial Dr.
AMTRAK
SunRail
Lake Dot
Crowne Plaza Orlando - Downtown
Orlando Sentinel Headquarters
Orlando Central Seventh-Day Adventist Church
W. Concord St.
E. Concord St.
Hillcrest Elementary School
Orange Technical College
N. Orange Ave.
N. Magnolia Ave.
W. Amelia St.
Broadway Ave.
N. Cathcart Ave.
Creative Village
Bob Carr Performing Arts Centre
Lynx Central Station
Orange County Courthouse
E. Livingston St.
W. Livingston St.
Florida Interactive Entertainment Academy
E. Ridgewood St.
St. James School
W. Robinson St.
ORLANDO
E. Robinson St.
Florida A&M Univ. College of Law
EO Inn
One Eleven
111 East Washington Street
Orlando, FL 32801
Lake Eola Park
Howard Middle School
N. Parramore Ave.
N. Terry Ave.
N. Hughey Ave.
N. Garland Ave.
Regions Bank Tower
N. Rosalind Ave.
W. Washington St.
Lake Eola
US District Court
Orange Co. Regional History Ctr.
South Eola
Orlando Public Library
E. Central Blvd.
W. Central Blvd.
UCF Executive Developmental Center
Embassy Suites- Orlando Downtown
Exploria Stadium
W. Pine St.
Orlando Police Department
Church Street Station
Downtown Orlando
Sanctuary Condominium
Chase Bank
E. Church St.
W. Church St.
200 South Orange
First Presbyterian Church of Orlando
Star Tower
Lake Olive
Church St
W. Jackson St.
Amway Center
Grand Bohemian Hotel Orlando
E. Jackson St.
S. Summerlin Ave.
W. South St.
CNL Tower II
Dr. Phillips Center for the Performing Arts
E. South St.
S. Division Ave.
S. Rosalind Ave.
Orlando City Hall
Seneff Arts Plaza
East-West Expwy
TOLL
408
W. Anderson St.
CNL Center at City Commons
Lake Lucerne
Orlando Health Arnold Palmer Hospital for Children Neurosurgery
W. Gore St.
ORANGE COUNTY
S. Parramore Ave.
Lake Of The Woods
S. Orange Ave.
Mount Dora
Sanford
Heathrow
Lake Mary
Apopka
Winter Springs
Altamonte Springs
Casselberry
Oviedo
Lake Apopka
Maitland
Winter Park
Ocoee
Winter Garden
ORLANDO
ORANGE COUNTY
Celebration
Kissimmee
Lake Buena Vista
St Cloud

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Mortgage Loan No. 7 – One Eleven

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Orlando, FL 32801
Original Balance:		$40,700,000		General Property Type(1):	Mixed Use
Cut-off Date Balance:		$40,700,000		Detailed Property Type(1):	Multifamily/Office
% of Initial Pool Balance:		4.6%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2008/NAP
Borrower Sponsors:		Carlos B. Rosales and		Size(1):	164 Units
		Xavier F. Rosales		Cut-off Date Balance Per Unit(1):	$248,171
Guarantors:		Carlos B. Rosales and		Maturity Date Balance Per Unit(1):	$248,171
		Xavier F. Rosales		Property Manager:	Lincoln Property Company of
Mortgage Rate:		7.0800%			Florida, Inc.
Note Date:		6/15/2023			(borrower-related)
First Payment Date:		8/1/2023
Maturity Date:		7/1/2028
Original Term to Maturity:		60 months
Original Amortization Term:		0 months
IO Period:		60 months		Underwriting and Financial Information
Seasoning:		2 months		UW NOI:	$4,323,222
Prepayment Provisions:		L(26),D(27),O(7)		UW NOI Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Type:		No		UW NCF DSCR:	1.35x
Additional Debt Balance:		NAP		Most Recent NOI:	$3,677,206 (3/31/2023 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$3,528,414 (12/31/2022)
Reserves(2)				3rd Most Recent NOI:	$3,474,249 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	90.2% (5/3/2023)
RE Taxes:	$549,015	$109,803	NAP	2nd Most Recent Occupancy(4):	93.5% (12/31/2022)
Insurance:	$372,176	$46,522	NAP	3rd Most Recent Occupancy(5):	94.7% (12/31/2021)
Deferred Maintenance:	$150,000	$0	NAP	Appraised Value (as of):	$88,900,000 (4/6/2023)
Replacement Reserve:	$0	$5,460	NAP	Appraised Value per Unit:	$542,073
TI/LC Reserve:	$0	$27,239	$750,000	Cut-off Date LTV Ratio:	45.8%
Free Rent Reserve:	$82,613	$0	NAP	Maturity Date LTV Ratio:	45.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$40,700,000	95.8%	Loan Payoff:	$40,431,460	95.2%
Cash Equity Contribution:	$1,789,035	4.2%	Reserves:	$1,153,804	2.7%
			Closing Costs:	$903,771	2.1%
Total Sources:	$42,489,035	100.0%	Total Uses:	$42,489,035	100.0%

(1)	The One Eleven Property (as defined below) is comprised of 164 multifamily units, 152,360 SF of office space ,11,076 SF of ground floor retail space and a parking garage. Cut-off Date Balance Per Unit, Maturity Date Balance Per Unit and Appraised Value per Unit is based on the Multifamily Component (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	Most Recent Occupancy represents the Multifamily Component only. As of April 1, 2023, the Commercial Component (as defined below) was 71.0% occupied.
(4)	2nd Most Recent Occupancy represents the Multifamily Component only. Commercial Component occupancy was 75.0%.
(5)	3rd Most Recent Occupancy represents the Multifamily Component only. Commercial Component occupancy was 66.0%.

The Mortgage Loan. The mortgage loan (the “One Eleven Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,700,000 and secured by a first priority fee mortgage encumbering a Class A, 30-story mixed use high-rise complex encompassing 164 multifamily units, 152,360 SF of office space and 11,076 SF of ground floor retail space located in Orlando, Florida (the “One Eleven Property”).

The Borrower and the Borrower Sponsors. The borrower for the One Eleven Mortgage Loan is Lincoln Orlando Holdings, LLC, a single-purpose, Florida limited liability company, with one independent director in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Xavier F. Rosales and Carlos B. Rosales. Xavier F. Rosales is the President and chief executive officer of WEDA Developers, Inc., a real estate investment firm founded in 1986 and based in Coral Gables, Florida that specializes in residential, commercial, and industrial development. Carlos B. Rosales, an Ecuadorian citizen, is Xavier Rosales’ brother.

The Property. The One Eleven Property is comprised of the borrower’s fee interest in a Class A, 30-story 317,110 SF mixed use, multifamily, office and retail building, as well as a nine-level parking garage (situated on floors 2 through 9) containing 610 spaces located in Orlando, Florida. Situated on a 0.68 acre site, the One Eleven Property was built in 2008, and over the last 5 years the borrower sponsor has completed approximately $2.9 million in tenant improvements and capital expenditures, which include exterior façade work, amenity upgrades, and common area/corridor renovations. The One Eleven Property features 164 residential apartment units (153,674 SF) and 163,436 SF of commercial space (152,360 SF of office and 11,076 SF of retail). As of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

May 3, 2023, the multifamily portion of the One Eleven Property was 90.2% occupied. As of April 1, 2023, the commercial portion of the One Eleven Property was 71.0% occupied.

Multifamily

The One Eleven Property includes 164 multifamily units totaling 153,674 SF (the “Multifamily Component”) comprising 48.5% of NRA and 46.7% of underwritten effective gross income. The Multifamily Component is known as “Aspire Luxury Apartments” and offers multifamily units ranging from studios to three-bedroom apartments with varying floor plan configurations, situated on floors 17 through 30 of the One Eleven Property. Residents have unobstructed views of Lake Eola and panoramic views of the Orlando skyline, as well as a full package of luxury amenities, including a rooftop pool deck with a jacuzzi, an entertainment lounge, dry-cleaning services, planned social activities, a health club/fitness center, and controlled access with 24-hour security. As of May 3, 2023, the Multifamily Component was 90.2% occupied (by units).

Office

The One Eleven Property includes 152,360 SF of office space (the “Office Component”) comprising 48.0% of NRA and 36.0% of underwritten effective gross income. The Office Component is situated on floors 10 through 16 of the One Eleven Property and is occupied by 12 office tenants with a diverse industry mix including software services, legal, construction management, and consulting. As of April 1, 2023, the Office Component was 68.9% occupied, but has seen leasing momentum, with five of the existing office tenants being newly signed leases that were executed in 2022.

Retail

The One Eleven Property includes 11,076 SF of ground floor retail space (the “Retail Component” and, together with the Office Component, the “Commercial Component”) comprising 3.5% of NRA and 3.5% of underwritten effective gross income. As of April 1, 2023, the Retail Component was 100.0% leased to 4 retail tenants.

Major Commercial Tenants.

Collaborate MD (19,276 SF, 11.8% of commercial NRA, 17.1% of underwritten commercial rent). Collaborate MD is a private company founded in 1999 that provides cloud-based medical billing and practice management software services for independent medical practices and hospitals. The company’s software uses real-time claim submission and built-in edits and integrates with various electronic health records. Collaborate MD has been an office tenant at the One Eleven Property since 2018, and is currently operating its space at the One Eleven Property as its corporate headquarters. Collaborate MD has a lease expiration date of May 31, 2028 and has two, 5-year renewal options remaining.

McDonald Toole Wiggins, PA (18,694 SF, 11.4% of commercial NRA, 15.3% of underwritten commercial rent). McDonald Toole Wiggins, PA is a law firm specializing in various practice areas including automotive products and components, medical devices, industrial equipment and material. McDonald Toole Wiggins, PA handles, high risk/excess exposure cases, theme, amusement and water park cases, environmental and toxic tort, national coordinating counsel and general commercial litigation. McDonald Toole Wiggins, PA has been an office tenant at the One Eleven Property since 2012, has a lease expiration date of February 28, 2027 and has two, 5-year renewal options remaining.

Atwell, LLC (13,269 SF, 8.1% of commercial NRA, 11.8% of underwritten commercial rent). Atwell, LLC is a national consulting, engineering, and construction services firm with offices throughout the United States that deliver a broad range of strategic and creative solutions to clients in three core markets: real estate and land development, power and energy, and oil and gas. Atwell, LLC provides comprehensive turnkey services including land and right of way support, engineering, land surveying, environmental compliance and permitting, and project and program management. Atwell, LLC has been an office tenant at the One Eleven Property since 2022, has a lease expiration date of April 30, 2028, and has one, 5-year renewal option remaining.

The following table presents a summary regarding the tenants of the Commercial Component at the One Eleven Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/Fitch)	Tenant SF	% of Total SF(3)	Annual UW Rent	% of Total Annual UW Rent(2)	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Collaborate MD	NR/NR/NR	19,276	11.8%	$603,339	17.1%	$31.30	5/31/2028	2 x 5 yr	N
McDonald Toole Wiggins, PA	NR/NR/NR	18,694	11.4%	$539,509	15.3%	$28.86	2/28/2027	2 x 5 yr	N
Atwell, LLC	NR/NR/NR	13,269	8.1%	$418,049	11.8%	$31.51	4/30/2028	1 x 5 yr	N
Huitt-Zollars, Inc.	NR/NR/NR	13,696	8.4%	$402,936	11.4%	$29.42	6/30/2027	2 x 5 yr	N
Innovative Systems Group of FL	NR/NR/NR	7,727	4.7%	$242,782	6.9%	$31.42	5/31/2028	1 x 5 yr	N
Subtotal/Wtd. Avg.		72,662	44.5%	$2,206,616	62.5%	$30.37

Non-Major Tenants		43,423	26.6%	$1,326,420	37.5%	$30.55
Vacant Space		47,351	29.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)		163,436	100.0%	$3,533,036	100.0%	$30.43

(1)	Information is based on the underwritten rent roll.
(2)	Represents the % of Total SF based on the total net rental area for the Commercial Component of 163,436 SF and the % of Total Annual UW Rent based on the total Annual UW Rent for the Commercial Component of $3,533,036.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

The following table presents certain information with respect to the lease rollover of the Commercial Component at the One Eleven Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	% of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	3,070	$27.58	1.9%	1.9%	$84,671	2.4%	2.4%
2025	1	3,272	$24.03	2.0%	3.9%	$78,624	2.2%	4.6%
2026	2	8,787	$30.55	5.4%	9.3%	$268,428	7.6%	12.2%
2027	2	32,390	$29.10	19.8%	29.1%	$942,445	26.7%	38.9%
2028	5	47,540	$31.45	29.1%	58.2%	$1,495,343	42.3%	81.2%
2029	2	6,521	$30.67	4.0%	62.2%	$199,978	5.7%	86.9%
2030	2	10,326	$32.39	6.3%	68.5%	$334,416	9.5%	96.3%
2031	0	0	$0.00	0.0%	68.5%	$0	0.0%	96.3%
2032	0	0	$0.00	0.0%	68.5%	$0	0.0%	96.3%
2033	1	4,179	$30.90	2.6%	71.0%	$129,131	3.7%	100.0%
2034 & Beyond	0	0	$0.00	0.0%	71.0%	$0	0.0%	100.0%
Vacant	0	47,351	$0.00	29.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	16	163,436	$30.43	100.0%		$3,533,036	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Represents lease expiration information related to the Commercial Component at the One Eleven Property and excludes the Multifamily Component.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The following table presents certain information relating to the unit mix of the Multifamily Component at the One Eleven Property:

Unit Mix Summary(1)
Category	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	33	29	20.1%	87.9%	582	$1,802
1 Bedroom, 1 Bathrooms	77(2)	73(2)	47.0%	94.8%	802	$2,169
2 Bedrooms, 2 Bathrooms	39	32	23.8%	82.1%	1,198	$2,927
3 Bedrooms, 2 Bathrooms	12	12	7.3%	100.0%	1,518	$3,677
3 Bedrooms, 3 Bathrooms	1	1	0.6%	100.0%	1,959	$4,702
3 Bedrooms, 4 Bathrooms	2	1	1.2%	50.0%	2,904	$8,800
Total/Weighted Average	164	148	100.0%	90.2%	937	$2,447

(1)	Information is based on the underwritten rent roll.
(2)	Includes one non-revenue unit.

The Market. The One Eleven Property is located in Orlando, Florida, at the intersection of East Washington Street and North Magnolia Avenue, a signalized corner along a well trafficked thoroughfare providing visibility and average daily traffic counts of over 33,000 vehicles per day. The One Eleven Property is situated one block west of Lake Eola, within the urban core of the city of Orlando, near supporting transportation linkages, employment centers, recreational and entertainment venues, institutional uses, medical centers, education centers, and supporting retail services. Regional access to the area is provided via Interstate 4, which passes within 0.5 miles west of the One Eleven Property. The LYMMO bus transit stop is located in front of the One Eleven Property, providing tenants with free public transportation in the downtown business, entertainment and shopping district.

The Multifamily Component is located within the Central Orlando submarket of the Orlando multifamily market. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Central Orlando multifamily submarket was approximately 6.0%, with average asking rent of $2,168 per unit and inventory of approximately 8,485 units. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Orlando multifamily market was 4.9%, with average asking rents of $1,783 per unit and inventory of approximately 157,197 units.

The Office Component is located within the Downtown Orlando submarket of the Orange County office market. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Downtown Orlando office submarket was approximately 11.4%, with average asking rent of $28.04 per SF and inventory of approximately 13.2 million SF. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Orange County office market was 8.8%, with average asking rents of $26.52 per SF and inventory of approximately 70.4 million SF.

The Retail Component is located within the Downtown Orlando submarket of the Orange County retail market. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Downtown Orlando retail submarket was approximately 10.9%, with average asking rent of $45.00 per SF and inventory of approximately 1.8 million SF. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Orange County retail market was 3.8%, with average asking rents of $25.47 per SF and inventory of approximately 82.8 million SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius of the One Eleven Property was approximately 23,465, 104,708 and 301,269, respectively. According to the appraisal, the 2022 estimated average household income within the same radii of the One Eleven Property was approximately $97,250, $103,470 and $91,561, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Multifamily Component of the One Eleven Property:

Market Rent Summary – Multifamily
Unit Mix / Type	Units(1)	Avg. Unit Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Market Rent per Unit
Studio	33	582	$1,802	$1,790
One Bedroom	77	802	$2,169	$2,224
Two Bedroom	39	1,198	$2,927	$3,110
Three Bedroom	15	1,732	$4,116	$4,477

(1)	Information based on the underwritten rent roll.

The following table presents recent leasing data at comparable multifamily properties with respect to the One Eleven Property:

Comparable Rental Properties
Property/Location	Year Built	# of Units	Unit Mix	Average SF per Unit	Average Monthly Rent per Unit
One Eleven (subject)(1) Orlando, FL	2008	33 77 39 15	Studio 1 BR 2 BR 3 BR	582 802 1,198 1,732	$1,790 $2,224 $3,110 $4,477
Mondrian on Lake Eola Orlando, FL	2019	18 169 153 10	Studio 1 BR 2 BR 3 BR	590 - 599 609 - 761 936 - 1,237 1,264 - 1,372	$1,596 $1,961 $2,968 $3,643
Lake House Orlando, FL	2020	29 114 80 29	Studio 1 BR 2 BR 3 BR	605 690 - 1,362 1,048 - 1,642 1,853 - 2,075	$1,775 $2,670 $4,222 $6,456
MAA Robinson Orlando, FL	2021	47 196 124 2	Studio 1 BR 2 BR 3 BR	461 - 589 598 - 806 1,060 - 1,294 1,490	$1,675 $2,034 $2,980 $3,977
55 West Apartments Orlando, FL	2008	153 94 175 39	Studio 1 BR 2 BR 3 BR	543 - 1,036 825 - 1,632 1,117 - 1,402 1,808 - 2,448	$1,734 $2,240 $2,288 $3,706
Yard at Ivanhoe I Orlando, FL	2020	54 304 214 19	Studio 1 BR 2 BR 3 BR	680 - 702 754 - 841 1,100 - 1,300 1,360 - 1,524	$1,764 $2,037 $2,669 $3,368
Camden Lake Eola Apartments Orlando, FL	2021	219 117 24	1 BR 2 BR 3 BR	579 - 1,095 1,096 - 2,444 1,496 - 2,672	$2,085 $3,765 $4,566
Cititower At Lake Eola Orlando, FL	2017	74 112 31 16	Studio 1 BR 2 BR 3 BR	726 - 749 778 - 1,184 1,070 - 1,362 1,432 - 1,706	$1,889 $2,365 $2,485 $3,631

Source: Appraisal, unless otherwise indicated.

(1)	Information other than Year Built is based on the underwritten rent roll.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Commercial Component of the One Eleven Property:

Market Rent Summary - Commercial
Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Office Space	$32.00	Base Year Stop	3.0% per annum	$35.00 / $5.00	63 months	5.0%	2.5%
Retail Space	$32.00	NNN	3.0% per annum	$35.00 / $5.00	63 months	5.0%	2.5%
Office > 10k SF Space	$30.00	Base Year Stop	3.0% per annum	$40.00 / $5.00	87 months	5.0%	2.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

The following table presents recent leasing data at comparable office properties with respect to the One Eleven Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
One Eleven (subject)(1) Orlando, FL	2008 / NAP	163,436(2)	Collaborate MD McDonald Toole Wiggins, PA	19,276 18,694	May 2018 Mar. 2020	$31.30 $28.86	Modified Gross Modified Gross
Capital Plaza Two Orlando, FL	1999 / NAP	301,603	DLR Group	14,500	Mar. 2022	$30.00	Full Service
Wells Fargo Tower Orlando, FL	1983 / 2003	255,262	Kelly Kronenberg PA	11,370	Nov. 2022	$31.00	Full Service
SunTrust Center Orlando, FL	1988 / NAP	646,008	Gilbane Building	8,362	Apr. 2022	$30.25	Full Service
CNL Center I Orlando, FL	1999 / 2005	348,079	Assured Partners	11,438	Jul. 2022	$38.45	Full Service
CNL Center II Orlando, FL	2006 / NAP	271,384	Listing	1,967	Mar. 2023	$35.00	Full Service
Landmark Center Two Orlando, FL	1985 / 2016	234,163	Listing	9,479	Mar. 2023	$29.00	Full Service

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than Year Built / Renovated and Lease Type.
(2)	Represents the Commercial Component.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One Eleven Property:

Cash Flow Analysis
	2019		2020		2021		2022		TTM 3/31/2023(1)		UW(1)		UW Per Unit(2)
Multifamily Gross Potential Rent	$3,345,869		$3,191,270		$3,719,574		$4,049,176		$4,140,501		$4,894,613		$29,845
Commercial Gross Potential Rent	$3,704,446		$3,626,058		$3,121,923		$3,134,885		$3,345,768		$5,013,242(3)		$30,569
Net Gross Potential Rent	$7,050,315		$6,817,328		$6,841,496		$7,184,061		$7,486,269		$9,907,855		$60,414
Other Income(4)	$692,816		$622,853		$659,296		$825,694		$948,612		$997,222		$6,081
Reimbursements	$73,115		$15,509		$35,513		$13,157		$11,996		$265,450		$1,619
Less Vacancy & Credit Loss	($114,738)		($137,062)		($348,137)		($488,669)		($562,266)		($2,210,916)		($13,481)
Effective Gross Income	$7,701,508		$7,318,628		$7,188,168		$7,534,243		$7,884,610		$8,959,611		$54,632

Real Estate Taxes	$1,134,231		$1,154,547		$1,111,194		$1,230,817		$1,281,416		$1,354,211		$8,257
Insurance	$179,754		$186,116		$206,079		$248,128		$306,672		$541,698		$3,303
Other Operating Expenses	$2,473,973		$2,420,996		$2,396,647		$2,526,885		$2,619,316		$2,740,479		$16,710
Total Operating Expenses	$3,787,958		$3,761,659		$3,713,920		$4,005,830		$4,207,404		$4,636,388		$28,271

Net Operating Income	$3,913,549		$3,556,969		$3,474,249		$3,528,414		$3,677,206		$4,323,222		$26,361
Replacement Reserves	$0		$0		$0		$0		$0		$65,515		$399
TI/LC	$0		$0		$0		$0		$0		$326,559		$1,991
Net Cash Flow	$3,913,549		$3,556,969		$3,474,249		$3,528,414		$3,677,206		$3,931,148		$23,970

Occupancy %	91.5%	(5)	84.6%	(5)	94.7%	(5)	93.5%	(5)	90.2%	(6)	79.2%	(7)
NOI DSCR	1.34x		1.22x		1.19x		1.21x		1.26x		1.48x
NCF DSCR	1.34x		1.22x		1.19x		1.21x		1.26x		1.35x
NOI Debt Yield	9.6%		8.7%		8.5%		8.7%		9.0%		10.6%
NCF Debt Yield	9.6%		8.7%		8.5%		8.7%		9.0%		9.7%

(1)	Increases in Gross Potential Rents from TTM 3/31/2023 to UW are a result of higher overall rent for the multifamily units, as well as eight new commercial tenants executing leases since the start of 2022, leading to an increase in Reimbursements as well.
(2)	Based on the Multifamily Component.
(3)	Includes rent steps underwritten through April 2024 totaling $102,659.
(4)	Other Income includes income from the parking garage ($615,262), signage ($300,000), storage ($12,000) and other miscellaneous income.
(5)	Sourced from borrower. Represents Occupancy % for the Multifamily Component. Occupancy % for the Commercial Component for 2019, 2020, 2021 and 2022 was 84.0%, 82.0%, 66.0% and 75.0%, respectively.
(6)	Sourced from the underwritten rent roll. Represents Occupancy % for the Multifamily Component. Occupancy % for the Commercial Component was 71.0%.
(7)	Based on actual in-place economic vacancy of 13.7% for the Multifamily Component and 29.5% for the Commercial Component.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Mixed Use – Multifamily/Office	Loan #7	Cut-off Date Balance:	$40,700,000
111 East Washington Street	One Eleven	Cut-off Date LTV:	45.8%
Orlando, FL 32801		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	10.6%

Escrows and Reserves.

Real Estate Taxes - The One Eleven Mortgage Loan documents provide for an upfront deposit of $549,015 into a reserve for real estate taxes and ongoing monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $109,803).

Insurance – The One Eleven Mortgage Loan documents provide for an upfront reserve of $372,176 for insurance premiums. The One Eleven Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $46,522). Notwithstanding the foregoing, the borrower is not required to make monthly deposits into a reserve for insurance premiums for the One Eleven Property so long as (i) no event of default under the One Eleven Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the One Eleven Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies no later than the expiration dates of the policies and paid receipts for the related insurance premiums no later than 10 days prior to the expiration dates of the policies.

Deferred Maintenance Reserve – The One Eleven Mortgage Loan documents provide for an upfront deposit of $150,000 for the expenses related to the roof overlay and resurfacing the pool and spa.

Replacement Reserve – The One Eleven Mortgage Loan documents provide for ongoing monthly deposits of approximately $5,460 into a reserve for future capital expenditures.

Rollover Reserve – The One Eleven Mortgage Loan documents provide for ongoing monthly deposits of approximately $27,239 into a reserve for future tenant improvement and/or leasing commission expenses; provided that such deposits will not be required at any time that the amount in such reserve is at least $750,000.

Free Rent Reserve – The One Eleven Mortgage Loan documents provide for an upfront deposit of approximately $82,613 into a reserve for free rent.

Lockbox and Cash Management. The One Eleven Mortgage Loan is structured with a springing lockbox (which is required to be a hard lockbox for commercial tenants and a soft lockbox for residential tenants) and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrower is required to enter into a deposit account control agreement with the lender and the lockbox bank, to establish and maintain a lockbox account for the benefit of the lender, to direct all commercial tenants to send all payments of rents at the One Eleven Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager from residential tenants into the lockbox account within three business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account, and during a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to such cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the One Eleven Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows and Reserves,” (iv) if a Cash Sweep Event Period is continuing, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary expenses approved by the lender, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the One Eleven Mortgage Loan during such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and will continue until the cure (if applicable) of the event of default; or
b)	the interest-only debt service coverage ratio as of the end of any calendar quarter falls below 1.25x and will continue until such time as the interest-only debt service coverage ratio has been at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The One Eleven Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the One Eleven Property. The One Eleven Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 24-month period commencing at the time of loss, together with a twelve month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

Orangefair Marketplace
1302 South Harbor Boulevard
Fullerton, CA 92832
La Habra
La Mirada
Brea
Fullerton
Placentia
Northwest Anaheim
Northeast Anaheim
ORANGE COUNTY
ANAHEIM
DOWNTOWN ANAHEIM
DOWNTOWN FULLERTON
West Anaheim
Platinum Triangle
Orange
Garden Grove
DISNEYLAND
Westridge Golf Club
Brea Creek Golf Course
Birch Hills Golf Course
Fullerton Golf Course
West Coyote Hills Nature Park
Coyote Hills Golf Course
Craig Reg. Park
Ralph B. Clark Park
Los Coyotes Country Club
Hillcrest Park
Fullerton College
Cal. State University Fullerton
H G Miller Golf Course
Boysen Park
Brea Mall
Brea Plaza
Brea Union Plaza
Providence St. Jude Medical Center
Camino Del Sol Shopping Center
Hillcrest Office Park
Amerige Heights Town Center
Raymer Business Park
Fullerton Municipal Airport
Downtown Plaza
College Plaza
Titan Stadium
Fullerton University Shopping Ctr.
Placentia Town Ctr.
Meadowbrook Plaza
Fullerton Town Center
Fullerton Business Center
Cedarwoods Business Park
Fullerton Metrocenter
Albertson's Corporate Office
Amazon Distribution Center
Anaheim Regional Medical Ctr.
La Palma Park/Glover Stadium
Anaheim Plaza
Anaheim Colony Historic District
Anaheim Town Square
Anaheim Global Medical Ctr.
L3Harris Power Paragon Inc.
Reyes Coca-Cola Bottling
Anaheim Marketplace
American Sports Centers
Honda Center
Paradise Gardens Park
Anaheim GardenWalk
Anaheim Convention Center
Disney Theme Parks Parking
City National Grove of Anaheim
Anaheim Regional Transportation Intermodal Center (ARTIC)
Angel Stadium
Business Expo Ctr.
UC Irvine Medical Center
The Outlets at Orange
Providence St. Joseph Hospital Orange
Los Angeles 22 miles
Imperial Hwy
Euclid St.
Harbor Blvd.
Brea Blvd.
Bastanchury Rd.
Rosecrans Ave.
Valencia Mesa Dr.
N. Gilbert St.
Malvern Ave.
Yorba Linda Blvd.
Chapman Ave.
Commonwealth Ave.
METROLINK
METROLINK 91 LINE
METROLINK OC LINE
Fullerton
Orangethorpe Ave.
Riverside Fwy
Miraloma Ave.
La Palma Ave.
Santa Ana Fwy
Magnolia St.
Brookhurst St.
Anaheim Blvd.
East St.
Lincoln Ave.
Broadway
Santa Ana St.
State College Blvd.
Sunkist St.
Orange Fwy
Santa Ana River
Vermont Ave.
Ball Rd.
Katella Ave.
Orangewood Ave.
West St.
Haster St.
Chapman Ave.
39
72
57
90
91
5
LOS ANGELES
ANAHEIM
LONG BEACH
SANTA ANA
IRVINE
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Mortgage Loan No. 8 – Orangefair Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Fullerton, CA 92832
Original Balance:	$39,900,000			General Property Type:	Retail
Cut-off Date Balance:	$39,900,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1968/2005
Borrower Sponsors:	Richard A. Margolis and Brian A. Shirken			Size:	244,093 SF
Guarantors:	Richard A. Margolis, Brian A. Shirken and Brian A. Shirken as trustee of the Shirken Family Trust U/T/D dated December 24, 1997			Cut-off Date Balance Per SF:	$163
Mortgage Rate:	5.8650%			Maturity Date Balance Per SF:	$163
Note Date:	9/5/2023			Property Manager:	Columbus Pacific Properties, Inc.
First Payment Date:	10/6/2023				(borrower-related)
Maturity Date:	9/6/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$4,333,733
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield:	10.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	No			UW NCF DSCR:	1.72x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$5,217,177 (6/30/2023 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$5,273,442 (12/31/2022)
Reserves(1)				3rd Most Recent NOI(2):	$4,666,185 (12/31/2021)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.4% (6/26/2023)
RE Taxes:	$283,079	$28,308	NAP	2nd Most Recent Occupancy:	97.4% (12/31/2022)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2021)
Replacement Reserve:	$213,472	$4,239	NAP	Appraised Value (as of):	$69,800,000 (7/5/2023)
Rollover Reserve:	$830,000	Springing	$830,000	Appraised Value per SF:	$286
Deferred Maintenance:	$3,125	$0	NAP	Cut-off Date LTV Ratio:	57.2%
Unfunded Obligations Reserve:	$28,150	$0	NAP	Maturity Date LTV Ratio:	57.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$39,900,000	95.4%	Loan Payoff:	$37,379,403	89.4%
Cash Equity Contribution:	$1,917,360	4.6%	Reserves:	$1,357,826	3.2%
			Closing Costs:	$3,080,131	7.4%
Total Sources:	$41,817,360	100.0%	Total Uses:	$41,817,360	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Most Recent NOI, 2nd Most Recent NOI, and 3rd Most Recent NOI are inclusive of tenants Burlington (75,000 SF), DaVita (10,000 SF), and InCahoots (10,000 SF), which are located on a release parcel which may be released from the collateral without defeasance or prepayment of a release price. See “Release of Properties” below. These tenants were excluded in calculating UW NOI.

The Mortgage Loan. The mortgage loan (the “Orangefair Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $39,900,000 and secured by a first priority fee mortgage encumbering a 244,093 SF anchored retail property located in Fullerton, California (the “Orangefair Marketplace Property”).

The Borrower and the Borrower Sponsors. The borrower for the Orangefair Marketplace Mortgage Loan is CPP Orangefair Marketplace LLC, a Delaware limited liability company with one independent director in its organizational structure. The borrower is wholly owned by Orangefair Marketplace, LLC, which is owned by CPP-OF, LLC (50.0%) which acts as the managing member for the borrower, as well as various non-managing members investors, none of which own a 20.0% or greater interest in the borrower. CPP-OF, LLC is wholly owned by Columbus Pacific Properties. Columbus Pacific Properties is owned by The Shirken Family Trust U/T/D dated December 24, 1997 (50.0%), managed by spouses Brian A. Shirken and Kirsten Shirken, and the Richard Margolis 2007 Revocable Trust (50.0%), managed by Richard A. Margolis. The non-recourse carve-out guarantors for the Orangefair Marketplace Mortgage Loan are Brian A. Shirken, Richard A. Margolis, and Brian A. Shirken, as trustee of the Shirken Family Trust U/T/D dated December 24, 1997.

The borrower sponsors, Brian A. Shirken and Richard A. Margolis are the principals of Columbus Pacific Properties. Columbus Pacific Properties is a boutique real estate investment, development, and management firm specializing in retail properties and was formed in 1995. Since inception, Columbus Pacific Properties has purchased and redeveloped over 5.0 million SF of retail properties and has developed nearly 3,100 multi-family and condominium units across the United States. Through Columbus Pacific Properties principals, Brian A. Shirken and Richard A. Margolis, the firm offers over 60 years of combined real estate experience. Columbus Pacific Properties currently owns a portfolio of 22 properties across California, Indiana, New Mexico, Utah, South Dakota, Florida, Ohio, Michigan, Pennsylvania, Texas and South Carolina.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

The Property. The Orangefair Marketplace Property is comprised of a fee interest in a 244,093 SF anchored retail property on an approximately 18.6 acre site in Fullerton, California. The Orangefair Marketplace Property is comprised of eight, single story buildings with 1,575 parking spaces (6.5 per 1,000 SF). Built in 1968 and renovated in 2005, the Orangefair Marketplace Property is anchored by Best Buy, Chuze Fitness, Marshalls of CA, and Michaels, with other tenants including Big 5 Sporting Goods, Skechers USA Retail, LLC, Dollar Tree Store, Mattress Firm, Panda Express, Gen K BBQ and Cold Stone Creamery. As of June 26, 2023, the Orangefair Marketplace Property is 97.4% leased to 24 tenants, with no single tenant occupying more than 15.6% of net rentable area or comprising more than 13.8% of underwritten rent.

Major Tenants.

Best Buy (38,100 SF, 15.6% of NRA, 8.7% of underwritten rent). Best Buy (NYSE: BBY) is an American multinational consumer electronics retailer headquartered in Richfield, Minnesota with operations across the United States and Canada. Best Buy currently operates various brands including brand names Best Buy, Best Buy Ads, Best Buy Business, Best Buy Health, CST, Current Health, Geek Squad, Lively, Magnolia, Pacific Kitchen and Home, TechLiquidators and Yardbird. Best Buy revenue is comprised of six key segments including Computing and Mobile Phones, Consumer Electronics, Appliances, Entertainment, Services and Other. As of March 2023, Best Buy operates out of 1,138 stores. Best Buy has anchored the Orangefair Marketplace Property since 2010, has a lease expiration date of March 31, 2026, and has two, 5-year renewal options remaining.

Chuze Fitness (37,000 SF, 15.2% of NRA, 9.3% of underwritten rent). Chuze Fitness, first founded in Carlsbad, California in 2008, currently operates a chain of more than 30 fitness centers throughout California, Arizona, New Mexico, Colorado, Georgia and Florida that offers Zumba toning, kickboxing, yoga classes, tanning, hydro massage, fitness boot camps and personal training services. Chuze Fitness has anchored the Orangefair Marketplace Property since 2016, has a lease expiration date of August 31, 2026, and has two, 5-year renewal options remaining.

Marshalls of CA (31,444 SF, 12.9% of NRA, 13.8% of underwritten rent). Marshalls of CA (“Marshalls”) is an off-price apparel and home fashions retailer in the United States and worldwide and one of the main subsidiaries of The TJX Companies Inc. At the end of fiscal year 2023, the TJX Companies, Inc. reported nearly 4,800 stores across nine countries and three continents, and five branded e-commerce sites, with approximately 329,000 associates. Along with Marshalls, The TJX Companies Inc. operates as TJ Maxx, HomeGoods, Sierra, and HomeSense. Marshalls has been a tenant at the Orangefair Marketplace Property since 1983, has a lease expiration date of January 31, 2029, and has no renewal options remaining.

Michaels (20,821 SF, 8.5% of NRA, 7.7% of underwritten rent). Michaels is a privately held chain of American and Canadian arts and craft stores. Founded in 1973 in Irving, TX, Michaels provides arts, crafts, framing, floral and wall decor, and merchandise for makers and do-it-yourself home decorators. As of July 2023, Michaels operates 1,290 stores in 49 states and Canada. Michaels has been a tenant at the Orangefair Marketplace Property since 1996, has a lease expiration date of February 28, 2031, and has three, 5-year renewal options remaining.

The following table presents a summary regarding the tenants at the Orangefair Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Ratings (Moody’s/S&P/Fitch)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Best Buy	A3/BBB+/NR	38,100	15.6%	$400,050	8.7%	$10.50	3/31/2026	2 x 5 yr	N
Chuze Fitness	NR/NR/NR	37,000	15.2%	$425,500	9.3%	$11.50	8/31/2026	2 x 5 yr	N
Marshalls	A2/A/NR	31,444	12.9%	$628,880	13.8%	$20.00	1/31/2029	NAP	N
Michaels	NR/NR/NR	20,821	8.5%	$351,042	7.7%	$16.86	2/28/2031	3 x 5 yr	N
Big 5 Sporting Goods	NR/NR/NR	15,954	6.5%	$170,000	3.7%	$10.66	1/31/2032	3 x 5 yr	N
Skechers USA Retail, LLC	NR/NR/NR	14,016	5.7%	$279,900	6.1%	$19.97	8/31/2026	NAP	N
Dollar Tree Store	Baa2/BBB/NR	13,020	5.3%	$169,260	3.7%	$13.00	1/31/2029	1 x 5 yr	N
Subtotal/Wtd. Avg.		170,355	69.8%	$2,424,632	53.0%	$14.23

Other Tenants		67,508	27.7%	$2,147,674	47.0%	$31.81
Vacant Space		6,230	2.6%	$0	0.0%	$0.00
Total/Wtd. Avg(3)		244,093	100.0%	$4,572,305	100.0%	$19.22

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information with respect to the lease rollover at the Orangefair Marketplace Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2023	0	0	$0.00		0.0%	0.0%	$0	0.0%	0.0%
2024	1	2,100	$27.54		0.9%	0.9%	$57,827	1.3%	1.3%
2025	2	2,575	$44.07		1.1%	1.9%	$113,484	2.5%	3.7%
2026	4	98,216	$12.88		40.2%	42.2%	$1,264,893	27.7%	31.4%
2027	4	15,078	$38.97		6.2%	48.3%	$587,636	12.9%	44.3%
2028	3	19,900	$28.87		8.2%	56.5%	$574,415	12.6%	56.8%
2029	3	46,264	$18.77		19.0%	75.4%	$868,340	19.0%	75.8%
2030	2	7,900	$25.84		3.2%	78.7%	$204,120	4.5%	80.3%
2031	3	27,951	$22.87		11.5%	90.1%	$639,189	14.0%	94.3%
2032	2	17,879	$14.68		7.3%	97.4%	$262,400	5.7%	100.0%
2033	0	0	$0.00		0.0%	97.4%	$0	0.0%	100.0%
2034 & Beyond	0	0	$0.00		0.0%	97.4%	$0	0.0%	100.0%
Vacant	0	6,230	$0.00		2.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	24	244,093	$19.22	(2)	100.0%		$4,572,305	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Orangefair Marketplace Property is located in Fullerton, California within the Fullerton retail submarket of the Orange County-CA retail market. The Orangefair Marketplace Property is approximately 30.0 miles southeast of downtown Los Angeles and 12.0 miles northwest of Santa Ana. The Orangefair Marketplace Property is situated directly along the intersection of East Orangethorpe Avenue and South Harbor Boulevard, a major retail corridor that provides visibility to the Orangefair Marketplace Property. The Orangefair Marketplace Property also is located between two signalized intersections, South Harbor Boulevard and South Lemon Street. South Harbor Boulevard is the main north-south thoroughfare in Fullerton and connects the Fullerton and Anaheim central business districts. Other nearby retailers within a one-mile radius of the Orangefair Marketplace Property include a Walmart Supercenter, Lowe’s Home Improvement, Target, Sprouts, PetSmart, Amazon Fresh, Ross Dress for Less, Costco Wholesale, Five Below, an AMC Dine-In Theatre and several other national retail and restaurant chains. Immediately adjacent to the Orangefair Marketplace Property is the Aspect, a recently developed 323 -unit multifamily property that was 93.5% occupied as of year-end 2022.

According to the appraisal, as of the first quarter of 2023, the vacancy rate in the Orange County – CA retail market was approximately 4.3%, with average asking rents of $36.37 per SF and inventory of approximately 143.6 million SF. According to the appraisal, as of the first quarter of 2023, the vacancy rate in the Fullerton retail submarket was approximately 3.3%, with average asking rents of $31.69 per SF and inventory of approximately 6.7 million SF. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Orangefair Marketplace Property was 29,234, 245,822 and 610,430, respectively. The 2022 average household income within a one-, three- and five-mile radius of the Orangefair Marketplace Property was $89,578, $112,161 and $117,102, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Orangefair Marketplace Property:

Market Rent Summary
Tenant Type	Gross Leasable Area (SF)	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Anchor	69,544	$15.00	NNN	Midterm 10.0%	$10.00 / $5.00	10 Years	4.0%	2.0%
Subanchor:	63,811	$17.00	NNN	Midterm 10.0%	$10.00 / $5.00	10 Years	4.0%	2.0%
Shop 1(1):	28,300	$21.00	NNN	3.0% per annum	$15.00 / $5.00	5 Years	6.0%	3.0%
Shop 2(2):	23,890	$27.00	NNN	3.0% per annum	$15.00 / $5.00	5 Years	6.0%	3.0%
Shop 3(3):	8,483	$42.00	NNN	3.0% per annum	$15.00 / $5.00	5 Years	6.0%	3.0%
Restaurant:	7,100	$48.00	NNN	Midterm 10.0%	$15.00 / $5.00	10 Years	6.0%	3.0%
Pad SQ Food:	5,965	$55.00	NNN	Midterm 10.0%	$15.00 / $5.00	10 Years	6.0%	3.0%
Fitness:	37,000	$15.00	NNN	Midterm 10.0%	$10.00 / $5.00	10 Years	4.0%	2.0%

(1)	Includes tenants Cycle Gear, Gallagher Pediatric Therapy, Eusome, and the 5,300 SF vacant space.
(2)	Includes tenants Continental Currency Services, Mattress Firm, Bikram Yoga, Broken Yolk, and Dunn Edwards.
(3)	Includes tenants Coffee Bean, Blaze Pizza, Cold Stone Creamery, Ana Threading, Azure Nails & Spa, and the 930 SF vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

The following table presents recent leasing data at comparable retail properties with respect to the Orangefair Marketplace Property:

Comparable Leases Summary
Property/Location	Year Built / Renovated	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Orangefair Marketplace (subject)(1) Fullerton, CA	1968 / 2005	244,093	Gen K BBQ Mattress Firm	7,100 4,890	Oct. 2016 Nov. 2021	$53.76 $28.00	NNN NNN
Fullerton MetroCenter Fullerton, CA	1965 / 1989	432,000	UbreakIFix Club Pilates	1,275 1,610	Mar. 2021 Dec. 2019	$41.52 $35.04	NNN NNN
Strip Retail Fullerton, CA	1949 / 1995	28,656	Asking	1,573	Jul. 2023	$36.00	NNN
Euclid Plaza Anaheim, CA	1961 / NAP	130,165	85 C Bakery Water Store	5,300 1,184	May 2023 Oct. 2021	$24.00 $36.00	NNN NNN
Buena Park Place Buena Park, CA	2003 / NAP	207,732	AT&T Luxe Nails	1,912 2,145	Oct. 2021 Aug. 2021	$35.00 $39.00	NNN NNN
Hillcrest Park Shopping Center Fullerton, CA	1973 / 2000	81,732	Acai Republic Matiki Island BBQ Dr. Esther Kim Lee DMD	1,400 2,421 2,105	Sep. 2019 Mar. 2019 Mar. 2019	$48.00 $39.00 $37.80	NNN NNN NNN
La Habra Marketplace La Habra, CA	1992 / NAP	372,626	Crumble Cookies Board & Brew Ruby Red’s BBQ	1,395 2,480 2,350	Apr. 2021 Apr. 2021 Jan. 2021	$51.00 $48.00 $33.60	NNN NNN NNN
Harbor Town & Country Center Garden Grove, CA	1985 / NAP	223,400	Ensenada by Martin Dial Drug Beauty Chord Mirakuru	4,000 1,278 1,200 1,400	Aug. 2023 Jul. 2023 Dec. 2022 Sep. 2022	$26.40 $31.20 $36.00 $30.00	NNN NNN NNN NNN
Cerritos Towne Center Cerritos, CA	1994 / NAP	521,857	Restore Cryotherapy AT&T Verizon Niko Niko Japanese Restaurant	4,000 3,000 3,000 2,210	Sep. 2022 Jan. 2022 Jan. 2022 Aug. 2020	$29.10 $54.63 $54.59 $42.00	NNN NNN NNN NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll other than Year Built / Renovated and Lease Type.

The following table presents recent anchor and sub anchor tenant leasing data at comparable retail properties with respect to the Orangefair Marketplace Property:

Comparable Leases Summary
Property/Location	Tenant Size (SF)	Tenant Name	Lease Term (Years)	Lease Date	Rent PSF	Lease Type
Orangefair Marketplace (subject)(1) Fullerton, CA	38,100 37,000 20,821	Best Buy Chuze Fitness Michaels	5.2 10.1 10.0	Feb. 2021 Aug. 2016 Mar. 2021	$10.50 $11.50 $16.86	NNN NNN NNN
Eastland Center West Covina, CA	26,076	HomeGoods	10.0	Aug. 2023	$18.47	NNN
Valley View Center Yorba Linda, CA	34,892	Target	10.0	Apr. 2023	$16.06	NNN
Crossroads Plaza Pico Rivera, CA	25,000 36,497	Ross Dress For Less Burlington	10 12	Jul. 2022 Mar. 2022	$18.50 $16.00	NNN NNN
Bristol & Warner Marketplace Santa Ana, CA	20,128	dds Discount	10	Nov. 2021	$16.75	NNN
9032-9122 Adams Avenue Huntington Beach, CA	12,215	Petco	10	Sep. 2021	$21.25	NNN

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the underwritten rent roll, other than Lease Type.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Orangefair Marketplace Property:

Cash Flow Analysis(1)
	2019	2020		2021		2022		TTM 6/30/2023		UW	UW PSF
Gross Potential Rent(2)	$4,747,612	$4,173,250		$4,941,890		$5,569,027		$5,540,482		$4,722,665	$19.35
Reimbursements	$1,158,223	$1,107,280		$1,301,826		$1,390,837		$1,403,258		$1,206,089	$4.94
Other Income	$34,768	$24,305		$13,161		$10,477		$20,729		$8,700	$0.04
Less Vacancy & Credit Loss	$0	$0		$0		$0		$0		($296,438)	($1.21)
Effective Gross Income	$5,940,603	$5,304,835		$6,256,877		$6,970,340		$6,964,469		$5,641,017	$23.11

Real Estate Taxes	$451,897	$476,140		$476,270		$486,351		$485,564		$430,182	$1.76
Insurance	$116,524	$130,271		$120,995		$133,331		$152,422		$122,047	$0.50
Management Fee	$297,510	$258,303		$312,844		$346,934		$347,957		$169,231	$0.69
Other Operating Expenses	$753,747	$546,107		$680,583		$730,282		$761,349		$585,824	$2.40
Total Operating Expenses	$1,619,678	$1,410,821		$1,590,692		$1,696,898		$1,747,292		$1,307,283	$5.36

Net Operating Income	$4,320,925	$3,894,014		$4,666,185		$5,273,442		$5,217,177		$4,333,733	$17.75
Replacement Reserves	$0	$0		$0		$0		$0		$50,864	$0.21
TI/LC	$0	$0		$0		$0		$0		$198,497	$0.81
Net Cash Flow	$4,320,925	$3,894,014		$4,666,185		$5,273,442		$5,217,177		$4,084,373	$16.73

Occupancy %	93.4%(3)	90.6%	(3)	100.0%	(3)	97.4%	(3)	97.4%	(4)	95.0%(5)
NOI DSCR	1.82x	1.64x		1.97x		2.22x		2.20x		1.83x
NCF DSCR	1.82x	1.64x		1.97x		2.22x		2.20x		1.72x
NOI Debt Yield	10.8%	9.8%		11.7%		13.2%		13.1%		10.9%
NCF Debt Yield	10.8%	9.8%		11.7%		13.2%		13.1%		10.2%

(1)	Historical cash flows are inclusive of tenants Burlington, DaVIta, and InCahoots, which are located on a release parcel which may be released from the collateral without defeasance or prepayment of a release price. See “Release of Properties” below. These tenants were excluded in calculating underwritten cash flows.
(2)	Includes rent steps underwritten through August, 2024 totaling $142,370.
(3)	Sourced from borrower.
(4)	Sourced from the underwritten rent roll dated June 26, 2023.
(5)	Represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Orangefair Marketplace Mortgage Loan documents provide for an upfront deposit of approximately $283,079 into a reserve for real estate taxes and ongoing monthly deposits into such reserve in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $28,308), except that no deposits will be required on account of taxes with respect to any Direct Payment Tenant (as defined below) for so long as (i) the borrower provides proof of payment by such Direct Payment Tenant (or itself) directly to the taxing authority on or before the delinquency date of such taxes or the borrower, after failing to deliver such proof of payment, within ten days of receipt of written notice from the lender, deposits an amount equal to the deficiency therein to pay the installment of taxes that is then due and owing (including any late charges or penalties), (ii) such Direct Payment Tenant’s lease is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such Direct Payment Tenant, and (iii) no material adverse change has occurred with respect to such Direct Payment Tenant such that its ability to timely pay the taxes has been materially jeopardized. “Direct Payment Tenant” means (i) Chuze Fitness and (ii) any future national or regional tenant at the Orangefair Marketplace Property reasonably acceptable to the lender and permitted by the terms of its lease to pay taxes directly to the applicable taxing authority, and its leased premises is on one or more separate tax parcels. In addition, the borrower will not be required to make monthly deposits in respect of real estate taxes that are paid annually or semi-annually to the borrower from any Excluded Tenant (as defined below for this purpose) pursuant to the terms of such Excluded Tenant’s lease, so long as (x) the borrower deposits, on or before the date that is 30 days prior to the delinquency date for the annual or semi-annual payment of such real estate taxes, the cumulative amount of the pro rata real estate taxes that such Excluded Tenant is responsible for under its lease, (y) such Excluded Tenant’s lease is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such Excluded Tenant, and (z) no material adverse change has occurred with respect to such Excluded Tenant such that its ability to timely pay the taxes has been materially jeopardized. For the purpose of real estate taxes, the Orangefair Marketplace Mortgage Loan documents define “Excluded Tenant” as (i) the tenants doing business as Marshalls, Michaels, Big 5 Corp. and Best Buy and (ii) any future credit-rated tenant that is reasonably approved by the lender and which pays its applicable portion of the real estate taxes to the borrower on an annual or semi-annual basis pursuant to the terms of its lease.

Insurance – The Orangefair Marketplace Mortgage Loan documents do not provide for an upfront reserve for insurance premiums due to the Orangefair Marketplace Property being covered by a blanket insurance policy that is acceptable to the lender as of the origination date. The Orangefair Marketplace Mortgage Loan documents provide that in the event the borrower fails to provide satisfactory evidence to the lender that the Orangefair Marketplace Property is covered by insurance policies that are being maintained as part of a blanket insurance policy that is reasonably acceptable to the lender, the borrower is required to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. However, the borrower is not required to make such monthly deposits with respect to insurance premiums that are paid annually or semi-annually to the borrower from any Excluded Tenant (as defined below for this purpose) pursuant to the terms of each such Excluded Tenant’s lease, so long as (x) the borrower deposits, on or before the date

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

that is 30 days prior to the delinquency date for insurance premiums, the cumulative amount of the pro rata insurance premiums that such Excluded Tenant is responsible for under its lease, (y) such Excluded Tenant’s lease is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such Excluded Tenant, and (z) no material adverse change has occurred with respect to such Excluded Tenant such that its ability to timely pay such insurance premiums has been materially jeopardized. For the purpose of insurance premiums, the Orangefair Marketplace Mortgage Loan documents define “Excluded Tenant” as (i) the tenants doing business as Chuze Fitness, Marshalls, Michaels and Big 5 Corp. and (ii) any future credit-rated tenant that is reasonably approved by the lender and which pays its applicable portion of the insurance premiums to the borrower on an annual or semi-annual basis pursuant to the terms of its lease.

Replacement Reserve – The Orangefair Marketplace Mortgage Loan documents provide for an upfront deposit of $213,472 for existing capital expenditures, and ongoing monthly deposits of approximately $4,239 into a reserve for future capital expenditures.

Deferred Maintenance – The Orangefair Marketplace Mortgage Loan documents provide for an upfront deposit of approximately $3,125 for immediate repairs. Additionally, in the event that (x) Burlington does not (i) complete a portion of the elevator and HVAC repairs and (ii) does not enter a renewal of its lease and (y) the Release Parcel (as defined below) has not yet been released, the Orangefair Marketplace Mortgage Loan documents require the borrower to deposit with the lender within 30 days of the termination of the Burlington lease an amount attributable to those portions of the elevator and HVAC repairs that have not been completed, not to exceed $67,500.

Rollover Reserve – The Orangefair Marketplace Mortgage Loan documents provide for an upfront deposit of approximately $830,000 and ongoing monthly deposits of approximately $25,426 for future tenant improvement and/or leasing commission expenses; provided that such deposits will not be required at any time that the amount in such reserve is at least $830,000.

Unfunded Obligations Reserve – The Orangefair Marketlace Mortgage Loan documents provide for an upfront deposit of approximately $28,150 for outstanding tenant improvements.

Lockbox and Cash Management. The Orangefair Marketplace Mortgage Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited into a lender-controlled lockbox account. The Orangefair Marketplace Mortgage Loan requires that the borrower deliver tenant direction letters to the tenants directing tenants to pay all rents into the lockbox account, and if the borrower or property manager receives rents from the Orangefair Marketplace Property despite such direction, to deposit such rents into the lockbox account within two business days of receipt. If no Trigger Event Period (as defined below) exists, all funds in the lockbox account are required to be swept on each business day into the borrower’s operating account. Upon the occurrence of a Trigger Event Period, the borrower is required to establish a lender-controlled cash management account, and during a Trigger Event Period, all funds in the lockbox account are required to be swept on each business day to the cash management account to be applied (i) to make the monthly deposits (if any) into the tax and insurance reserve funds, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Orangefair Marketplace Mortgage Loan, (iii) to make the monthly deposits (if any) into the replacement and rollover reserve funds, as described above under “Escrows and Reserves,” (iv) to pay monthly operating expenses in the amount set forth in the annual budget (which is required to be reasonably approved by the lender during a Trigger Event Period), and (v) to deposit any funds remaining in the cash management account after the application described above, (x) if a Trigger Event Period is continuing, into an excess cash flow reserve to be held as additional collateral for the Orangefair Marketplace Mortgage Loan during the continuance of such Trigger Event Period and (y) otherwise, to the borrower.

A “Trigger Event” means (a) an event of default under the Orangefair Marketplace Mortgage Loan documents; (b) any bankruptcy action of the borrower, (c) a bankruptcy action of the property manager if the property manager is an affiliate of the borrower and provided the property manager is not replaced within 60 days with a “qualified manager” as defined in the Orangefair Marketplace Mortgage Loan documents; (d) a DSCR Trigger Event (as defined below) and the failure of the borrower to satisfy the Excess Cash Flow Reserve Deposit Condition (as defined below) within ten business days thereafter; (e) the borrower fails to provide to the lender the financial statements and other information specified in the Orangefair Marketplace Mortgage Loan documents within the time period specified therein and such failure continues for ten business days following written notice from the lender (a “Financial Reporting Failure”); or (f) the occurrence of a Critical Tenant Event (as defined below) and the failure of the borrower to timely satisfy the Critical Tenant Deposit Condition (as defined below) within ten business days thereafter.

“Critical Tenant Event” means the simultaneous occurrence of a Critical Tenant Credit Event, Critical Tenant Lease Expiration Event or a Critical Tenant Vacancy Event (in each case as defined below) as it relates to all of the Critical Tenants.

“Critical Tenants” means each of (a) Best Buy, (b) Chuze Fitness or (c) any replacement tenant to either of Best Buy or Chuze Fitness under an approved substitute lease that qualifies as a “major lease” under the Orangefair Marketplace Mortgage Loan documents.

“Critical Tenant Credit Event” means a Critical Tenant, or its lease guarantor has made a bankruptcy filing or been the subject of a bankruptcy filing.

“Critical Tenant Deposit Condition” means the borrower (in its sole discretion) deposits cash or one or more letters of credit into a Critical Tenant reserve account in an amount which, when combined with any funds remaining therein, is equal to $1,900,000.

“Critical Tenant Lease Expiration Event” means the earliest to occur of the following: (a) the date a Critical Tenant exercises any termination option under its lease; (b) the expiration of a lease with a Critical Tenant unless such Critical Tenant has renewed or extended its lease on terms and conditions consistent with the terms of its lease or otherwise upon terms acceptable to the lender; and (c) the failure of a Critical Tenant to renew its lease as of the deadline therein or the Critical Tenant gives notice that it intends not to renew its lease.

“Critical Tenant Vacancy Event” means any Critical Tenant has vacated or "gone dark" in its leased premises or gives notice of its intent to vacate or "go dark" in its leased premises.

“DSCR Trigger Event” means that as of the end of any fiscal quarter, the debt service coverage ratio is less than 1.20x.

“DSCR Trigger Event Cure” means the achievement of a debt service coverage ratio of 1.20x or greater as of the end of two consecutive fiscal quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

“Excess Cash Flow Reserve Deposit Condition” means the borrower (in its sole discretion) deposits cash or one or more letters of credit in the excess cash flow reserve in an amount which, when combined with any funds remaining therein, would, if subtracted from the outstanding principal, result in the Orangefair Marketplace Mortgage Loan having a debt service coverage ratio equal to or greater than 1.20x.

A “Trigger Event Period” will commence upon the occurrence of a Trigger Event. A Trigger Event Period will end upon the earlier of (i) the occurrence of the applicable Trigger Termination Event (as defined below) or (ii) to the extent the Trigger Event Period was caused solely by a DSCR Trigger Event, the satisfaction of the Excess Cash Flow Reserve Deposit Condition on or before the date that is the three month anniversary of the initial occurrence of the DSCR Trigger Event, provided if the DSCR Trigger Event Cure has not occurred as of such three month anniversary and each three month anniversary thereafter, the borrower may, prior to any such anniversary, satisfy the Excess Cash Flow Reserve Deposit Condition or otherwise a Trigger Event Period will immediately commence as a result of the occurrence of a DSCR Trigger Event, or (iii) to the extent the Trigger Event Period was caused solely by a Critical Tenant Event, the satisfaction of the Critical Tenant Deposit Condition.

“Trigger Termination Event” means (a) if the Trigger Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a DSCR Trigger Event Cure or the satisfaction of the Excess Cash Flow Reserve Deposit Condition on or before the date that is the three month anniversary of the initial occurrence of the DSCR Trigger Event, provided if the DSCR Trigger Event Cure has not occurred as of such three month anniversary and each three month anniversary thereafter, the borrower may, prior to any such anniversary, satisfy the Excess Cash Flow Reserve Deposit Condition or otherwise a Trigger Event Period will immediately commence as a result of the occurrence of a DSCR Trigger Event; (b) if the Trigger Event is caused solely by an event of default under the Orangefair Marketplace Mortgage Loan, the acceptance by the lender of a cure of such event of default or the waiver of such event of default (which the lender may reject or accept in its sole and absolute discretion) provided that the lender has not accelerated the Orangefair Marketplace Mortgage Loan, moved for a receiver or commenced foreclosure proceedings; (c) if the Trigger Event is caused solely by a bankruptcy of the property manager, if the borrower replaces the property manager with a “Qualified Manager” as defined in the Orangefair Marketplace Mortgage Loan documents within 60 days or the bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Orangefair Marketplace Property or the Orangefair Marketplace Mortgage Loan; (d) if the Trigger Event is caused by a Financial Reporting Failure, if such failure is remedied and the financial statements evidence that no other Trigger Event Period is in effect; or (e) if the Trigger Event is caused solely by a Critical Tenant Event: (A) as to a Critical Tenant Credit Event, the first to occur of: (1) the lease with the Critical Tenant has been affirmed or assigned in bankruptcy and the borrower delivers to the lender a tenant estoppel certificate from such Critical Tenant, its successor or assign, reasonably acceptable to the lender, confirming such Critical Tenant is (x) in occupancy of not less than 80% of the space subject to the Critical Tenant’s lease, (y) open for business and (z) paying full contractual rent (as may be amended by the approved terms of the related-bankruptcy proceeding), (2) 80% of the leased premises previously occupied by the Critical Tenant has been re-let pursuant to one or more approved substitute leases and the borrower delivers to the lender a tenant estoppel certificate from each tenant under such leases, reasonably acceptable to the lender, stating that each such tenant is in occupancy of its leased premises, open for business therein and paying full contractual rent (the satisfaction of the conditions set forth in this item (2) being collectively referred to as the “New Lease Conditions”) or (3) the satisfaction of the Critical Tenant Deposit Condition; (B) as to any Critical Tenant Lease Expiration Event, the first to occur of any of the following: (1) the Critical Tenant renews or extends its lease at the lesser of current market rents or the rent in its lease, and the borrower delivers to the lender a tenant estoppel certificate from such Critical Tenant reasonably acceptable to the lender stating that such tenant is in occupancy of the entirety of its leased premises, open for business and paying full contractual rent, (2) the satisfaction of the New Lease Conditions or (3) the satisfaction of the Critical Tenant Deposit Condition; or (C) as to any Critical Tenant Vacancy Event, the first to occur of any of the following: (1) the Critical Tenant is in occupancy of the entirety of its leased premises and the borrower delivers to the lender a tenant estoppel certificate from such Critical Tenant reasonably acceptable to the lender stating that the tenant is in occupancy of the entirety of its leased premises, open for business and paying full contractual rent, (2) the satisfaction of the New Lease Conditions or (3) the satisfaction of the Critical Tenant Deposit Condition. As to a Critical Tenant Event, a Trigger Termination Event will occur to the extent the conditions described in clauses (e)(A) through (e)(C) above are satisfied as to any one of the Critical Tenants subject to a Critical Tenant Event or the leased premises previously occupied by such Critical Tenants.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Beginning 30 days after the securitization closing date, the borrower may obtain the release of a parcel that includes 95,000 SF of improvements (occupied by tenants including Burlington, DaVita and InCahoots) (the “Release Parcel”) from the lien of the Orangefair Marketplace Mortgage Loan documents subject to satisfaction of certain conditions, including, but not limited to: (i) delivery of the recorded parcel map that establishes the approval of the local governmental authority to the split of the Release Parcel and the remaining Orangefair Marketplace Property as two separate legal parcels (including as separate tax parcels) at least 10 business days prior to the date of the proposed release of the Release Parcel; (ii) if the loan-to-value ratio of the Orangefair Marketplace Mortgage Loan following the release of the Release Parcel is greater than 125%, a prepayment of the principal balance of the Orangefair Marketplace Mortgage Loan (without any prepayment premium or other premium or penalty of any kind) by not less than the least of the following amounts: (a) the net sales proceeds, (b) the fair market value of the Release Parcel at the time of the release, or (c) an amount such that the loan-to-value ratio of the Orangefair Marketplace Mortgage Loan does not increase after the release of the Release Parcel; and (iii) the release of the Release Parcel does not result in any tax re-assessment of the remaining Orangefair Marketplace Property. The lender did not underwrite any cash flow from or attribute any value to the Release Parcel in underwriting.

Letter of Credit. As described above, the borrower may provide a letter of credit to cure a Critical Tenant Event or to cure a DSCR Trigger Event.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Orangefair Marketplace Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Orangefair Marketplace Property. The Orangefair Marketplace Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Retail – Anchored	Loan #8	Cut-off Date Balance:	$39,900,000
1302 South Harbor Boulevard	Orangefair Marketplace	Cut-off Date LTV:	57.2%
Fullerton, CA		U/W NCF DSCR:	1.72x
		U/W NOI Debt Yield:	10.9%

acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

MIRACLE MILE SHOPS
planet hollywood
Stone Brewery

planet

MIRACLE MILE SHOPS
at planet hollywood resort & casino
SHOP THE PLANET
URBAN OUTFITTERS

MIRACLE MILE SHOPS

Some of the photographs above may be renderings of the Miracle Mile Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

SEPHORA
VICTORIA'S SECRET
H&M
KAY
planet hollywood
RESORT & CASINO • LAS VEGAS
NOT A PART
Zappos
planet hollywood
NOT A PART
LAS VEGAS BOULEVARD
11 FLOOR
PARKING STRUCTURE
4,844 SPACES
NEIGHBORING BUILDING
NOT A PART
NEIGHBORING LAND
NOT A PART
ALDO
LOFT
VACANT
ELARA
GEN
HARMON AVENUE
AUDRIE LANE
N
Major / In-line
Temp
Vacant
Not Part of Collateral

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

LAS VEGAS
Las Vegas Strip
Miracle Mile Shops
3663 South Las Vegas Boulevard
Las Vegas, NV 89109
Downtown Las Vegas 4 miles
UNLV 2 miles
Harry Reid International Airport
CLARK COUNTY
Desert Inn Rd.
Spring Mtn Rd.
Sands Ave.
E. Twain Ave.
Twain Ave.
W. Flamingo Rd.
Flamingo Rd.
Harmon Ave.
Tropicana Ave.
Reno Ave.
Hacienda Ave.
Park Ave.
Las Vegas Blvd.
Las Vegas Blvd. South
Sammy Davis Jr. Dr.
Las Vegas Freeway
Industrial Rd.
Frank Sinatra Dr.
Valley View Blvd.
Koval Ln.
Paradise Rd.
Howard Hughes Pkwy.
Giles St.
LAS VEGAS MONORAIL
Adventuredome Theme Park
CIRCUS CIRCUS
RESORTS WORLD LAS VEGAS
Silver City Plaza
WESTGATE
WESTGATE LAS VEGAS
Las Vegas Convention Center
KKVV Radio
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
ENCORE AT WYNN
WYNN LAS VEGAS
Wynn Golf Club
L.V. CONV. CENTER
MARDI GRAS HOTEL & CASINO
Fashion Show Las Vegas
The Esplanade at The Wynn
TREASURE ISLAND
Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
The Venetian Expo
THE MIRAGE
Madam Tussauds LV
Rio Convention Center
CASINO ROYALE
HARRAH'S LAS VEGAS
HARRAH'S/THE LINQ
The Forum Shops at Caesars
THE LINQ
HOLIDAY INN CLUB VACATIONS
RIO ALL-SUITE HOTEL AND CASINO
The Colosseum
O'Shea's Casino
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/CAESAR'S PALACE
The Meridian Luxury Condos
THE CROMWELL
THE WESTIN LAS VEGAS
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
HORSESHOE LAS VEGAS
THE PLATINUM HOTEL & SPA
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLY'S/PARIS
PARIS LAS VEGAS
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
ARIA RESORT & CASINO
Veer Towers
Panorama Towers
CLUB WYNDHAM GRAND DESERT
ALEXIS PARK RESORT
CITY CENTER
THE SIGNATURE @ MGM GRAND
ARIA
WALDORF ASTORIA
Polo Towers
PARK MGM LAS VEGAS
Hard Rock Cafe LV
Grand Garden Arena
Conference Center
Nevada Beverage Company
T-Mobile Arena
NEW YORK NEW YORK
MGM Shops
MGM GRAND
David Copperfield Theatre
Grand Canyon Helicopters
EXCALIBUR
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Hollywood Cars Museum & Liberace Garage
Titanic
LUXOR HOTEL & CASINO
LUXOR
The Shoppes at Mandalay Place
Mandalay Bay Events Center
MANDALAY BAY
Allegiant Stadium
North Las Vegas
Summerlin
Sunrise Manor
Downtown
Winchester
Spring Valley
Enterprise
Henderson
SPRING MTS.
MUDDY MTS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Mortgage Loan No. 9 – Miracle Mile Shops

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	A2/AA-sf/A+			Location:	Las Vegas, NV 89109
Original Balance(1):	$39,250,000			General Property Type:	Retail
Cut-off Date Balance(1):	$39,250,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	4.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(6):	2000 / 2007-2008; 2022-2023
Borrower Sponsor:	Institutional Mall Investors LLC			Size:	503,484 SF
Guarantor:	Institutional Mall Investors LLC			Cut-off Date Balance PSF(1):	$844
Mortgage Rate(2):	6.99105%			Maturity Date Balance PSF(1):	$844
Note Date:	6/6/2023			Property Manager:	MCA Management Associates LLC
First Payment Date:	7/6/2023				(borrower-related)
Maturity Date:	6/6/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$59,659,406
Seasoning:	3 months			UW NOI Debt Yield(1):	14.0%
Prepayment Provisions:	L(27),DorYM1(26),O(7)			UW NOI Debt Yield at Maturity(1):	14.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.96x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$52,514,573 (3/31/2023 TTM)
Additional Debt Balance(1)(3):	$385,750,000			2nd Most Recent NOI:	$55,397,248 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$44,031,083 (12/31/2021)
Reserves(4)				Most Recent Occupancy(7):	85.3% (4/1/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	84.6% (12/31/2022)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	84.0% (12/31/2021)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$1,100,000,000 (3/28/2023)
Replacement Reserve:	$0	Springing	$201,394	Appraised Value PSF:	$2,185
TI/LC Reserve:	$0	Springing	$1,006,968	Cut-off Date LTV Ratio(1):	38.6%
Other Reserves(5):	$18,702,357	Springing	NAP	Maturity Date LTV Ratio(1):	38.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$425,000,000	75.2%	Loan Payoff:	$542,477,253	95.9%
Cash Equity Contribution:	$140,500,000	24.8%	Reserves:	$18,702,357	3.3%
			Closing Costs:	$4,320,390	0.8%
Total Sources:	$565,500,000	100.0%	Total Uses:	$565,500,000	100.0%

(1)	The Miracle Mile Shops Mortgage Loan (as defined below) is part of the Miracle Mile Shops Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate original principal balance of $425,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Miracle Mile Shops Whole Loan.
(2)	The related promissory notes have a component note structure which, in the case of a prepayment, may result in an increased interest rate. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest” in the prospectus.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional indebtedness.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves represents an upfront TI Reserve ($10,024,691), an upfront Gap Rent Reserve ($8,677,666) and a monthly springing Planet Hollywood Overlease Rent Reserve.
(6)	In January 2022, the borrower sponsor began an extensive renovation program at the Miracle Mile Shops Property (as defined below) to update the exterior entrances, facades, and interior common area. The renovations feature technology-based interactive elements, additional dining space and expanded entertainment offerings that are intended to increase visit frequency and dwell time. The renovation was substantially completed by summer 2023 (except the exterior signage which is expected to be operational starting later in summer 2023 (south entrance) and in fall 2023 (north entrance)). The borrower sponsor has provided a renovation project guaranty in the amount of $12,385,994 for all outstanding renovation expenditures. We cannot assure you the renovation will be completed as expected or at all.
(7)	Occupancy includes temporary tenants that represent 9.1% of total SF that have no rent associated and signed but not occupied tenants that represent 6.0% of total SF (and 8.1% of underwritten base rent).

The Mortgage Loan. The mortgage loan (the “Miracle Mile Shops Mortgage Loan”) is part of a whole loan (the “Miracle Mile Shops Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal balance of $425,000,000 and secured by a first priority fee mortgage encumbering a 503,484 SF regional mall located in Las Vegas, Nevada (the “Miracle Mile Shops Property”). The Miracle Mile Shops Whole Loan was co-originated by Bank of America, National Association, Goldman Sachs Bank USA and Morgan Stanley Bank, N.A. The Miracle Mile Shops Mortgage Loan is evidenced by the non-controlling Note A-3-C2 and Note A-3-C3 with an original principal balance of $39,250,000. The controlling Note A-1-S1 and non-controlling Note A-2-S1 in the aggregate original principal balance of $268,750,000 were contributed to the MIRA 2023-MILE securitization trust. The remaining promissory notes (together with the notes contributed to MIRA 2023-MILE, the “Miracle Mile Shops Non-Serviced Pari Passu Companion Loans”) are shown in the table below. The Miracle Mile Shops Whole Loan will be serviced pursuant to the trust and servicing agreement for the MIRA 2023-MILE securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Miracle Mile Shops Mortgage Loan” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%
Miracle Mile Shops Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-C1	$30,000,000	$30,000,000	Benchmark 2023-B39	No
A-1-C2	$20,000,000	$20,000,000	Benchmark 2023-V3	No
A-1-S1	$162,500,000	$162,500,000	MIRA 2023-MILE	Yes
A-2-S1	$106,250,000	$106,250,000	MIRA 2023-MILE	No
A-3-C1	$67,000,000	$67,000,000	BANK5 2023-5YR2	No
A-3-C2	$29,250,000	$29,250,000	BANK5 2023-5YR3	No
A-3-C3	$10,000,000	$10,000,000	BANK5 2023-5YR3	No
Total	$425,000,000	$425,000,000

The Borrowers and the Borrower Sponsor. The borrowers are IMI Miracle Mall LLC and IMI Miracle Harmon LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is Institutional Mall Investors LLC (“IMI”). The non-recourse carveout guarantor’s aggregate liability with respect to full recourse events only (not losses carveouts) is limited to $100,000,000.

IMI is a co-investment venture owned by the California Public Employees Retirement System (“CalPERS”) and an affiliate of Miller Capital Advisory, Inc. (“MCA”). The borrower sponsor has an ownership interest in a portfolio that features regional and super regional shopping centers such as Ala Moana Center, Houston Galleria, Oakbrook Center, and Scottsdale Fashion Square. The portfolio focuses on fashion-oriented retail properties.

CalPERS is the nation’s largest public pension fund, serving more than 2 million members in the retirement system and more than 1.5 million members in its health program.

MCA is an investment advisor that manages property investments throughout the United States. Real estate investments under management totaled approximately $8.58 billion as of December 31, 2022.

The Property. The Miracle Mile Shops Property is a 503,484 SF regional mall located in Las Vegas, Nevada. The Miracle Mile Shops Property was constructed in 2000 by the Mills Corporation between the Planet Hollywood Resort and Casino (non-collateral), Elara by Hilton Grand Vacations (non-collateral), and the Bakkt Theater (formerly Zappo’s Theater) (non-collateral). The Miracle Mile Shops Property is centrally located on the Las Vegas Strip at the base of the pedestrian bridge to the Cosmopolitan and Aria properties and across the street from the Paris, Bellagio and MGM properties. Over 19,000 hotel rooms surround the Miracle Mile Shops Property. The Miracle Mile Shops Property includes an 11-story parking garage and provides 4,844 surface and garage parking spaces, resulting in a ratio of approximately 9.6 parking spaces per 1,000 SF.

The Miracle Mile Shops Property is largely tourism and entertainment-focused, with 25.8% of leased SF related to dining and 14.3% of leased SF related to theaters and other entertainment options. The remaining 59.9% of leased SF is retail-focused, with more than half leased to national brands, including Victoria’s Secret, H&M, Foot Locker, Lululemon and Sephora. On average, non-temporary tenants have been at the property for approximately 11.7 years. Many of the top tenants have shown continued commitment to the Miracle Mile Shops Property, as evidenced by Victoria’s Secret, Cabo Wabo and Sephora all being tenants at the property for at least 7 years. As of April 1, 2023, the Miracle Mile Shops Property was 85.3% leased to 118 tenants.

As of December 2022, the Miracle Mile Shops Property achieved comparable in-line sales of approximately $891 PSF, which represents an approximate 131% increase to 2020 comparable in-line sales ($385 PSF) and an approximate 5% increase to 2019 comparable in-line sales ($851 PSF). Sales have continued to trend upward in 2023, with trailing 12-months ended March 2023 comparable in-line sales of approximately $904 PSF resulting in an in-line occupancy cost of 17.0%.

In January 2022, the borrower sponsor began an extensive $54.5 million renovation to update the exterior entrances, facades, and interior common area. The renovations feature technology-based interactive elements, additional dining space and expanded entertainment offerings that are intended to increase visit frequency and dwell time. The borrower sponsor is adding new high-resolution screens at the exterior entrances, which along with interior digital displays, is projected by the borrower sponsor to increase annual revenue by approximately $3.9 million. There can be no assurance that such projections will be realized. The renovation was substantially completed by summer 2023 (except the exterior signage which is expected to be operational starting later summer 2023 (south entrance) and in fall 2023 (north entrance)). The lender did not reserve any amounts for such renovation, however, the borrower sponsor has provided a renovation project guaranty in the amount of $12,385,994 for all outstanding renovation expenditures. The Miracle Mile Shops Whole Loan documents require the renovation to be completed within twelve months of the loan origination date, otherwise any amounts for remaining costs are required to be reserved with the lender. We cannot assure you the renovations will be completed as expected or at all. Additionally, the borrower sponsor reportedly spent approximately $12 million to install a new central plant system in March 2022, which separated the Miracle Mile Shops Property’s mechanical systems from the systems for the non-collateral Planet Hollywood Resort and Casino and the Elara by Hilton Grand Vacations, with the goal of controlling utility costs.

The following table contains sales history for the Miracle Mile Shops Property:

Sales History(1)
	2018	2019	2020(2)	2021(2)	2022	TTM March 2023
Gross Mall Sales	$285,908,810	$288,210,194	$124,167,031	$241,503,825	$258,160,688	$256,177,352
Sales PSF (Inline < 10,000 SF)	$819	$851	$385	$817	$891	$904
Occupancy Cost (Inline < 10,000 SF)	18.8%	19.2%	32.4%	13.2%	16.7%	17.0%

(1)	All sales information presented herein with respect to the Miracle Mile Shops Property is based upon information provided by the borrower sponsor. Because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Certain tenants were closed due to the COVID-19 pandemic.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

The following table contains anchor and major tenant sales history at the Miracle Mile Shops Property:

Major Tenant Sales History(1)
Tenant	SF	2019 Sales PSF	2020 Sales PSF(2)	2021 Sales PSF(2)	2022 Sales PSF	TTM March 2023 Sales PSF
V Theater	38,428	$350	$64	$222	$233	$227
Saxe Theater(3)	22,398	$342	$61	N/A	$54	$95
Victoria’s Secret	20,872	$618	$246	$383	$380	$361
PH Race and Sports Book	19,647	N/A	N/A	N/A	N/A	N/A
H&M	15,182	$531	$254	$443	$467	$465
Cabo Wabo	11,457	$1,497	$629	$1,209	$1,414	$1,488
Gen Korean BBQ(4)	10,447	N/A	N/A	N/A	$301	$447
Pampas Churrascaria	9,663	$874	$401	$660	$863	$935

(1)	All sales information presented herein with respect to the Miracle Mile Shops Property is based upon information provided by the borrower sponsor. Because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Certain tenants were closed due to the COVID-19 pandemic.
(3)	Saxe Theater re-opened in August 2022. 2020, 2022 and TTM March 2023 Sales PSF represent partial year operations.
(4)	Gen Korean BBQ had a lease start date of June 1, 2022.

Major Tenants.

V Theater (38,428 SF, 7.6% of NRA, 3.2% of underwritten base rent). The V Theater is a multi-showroom complex comprised of four theaters, the Stripper 101 Studio, and two on-site bars. Space is available for private events and parties. V The Ultimate Variety Show, Zombie Burlesque, The Mentalist, Stripper 101, Popovich Comedy Pet Theater, The Jets 80's & 90's Experience, Piano Man, and Las Vegas Live Comedy Club all perform at the V Theater. V Theater occupies 38,428 SF at the Miracle Mile Shops Property under a lease expiring on December 31, 2028, with no extension options remaining. V Theater has been at the Miracle Mile Shops Property since 2004 and has renewed its lease multiple times, having a current lease expiration date of December 31, 2028. V Theater is currently paying a base rent of $43.65 PSF through the end of its lease term. V Theater reported sales at the Miracle Mile Shops Property of $227 PSF for the trailing-12 months ended March 31, 2023. Reported sales PSF were $222, $64 and $350 for 2021, 2020 and 2019, respectively.

Saxe Theater (22,398 SF, 4.4% of NRA, 2.4% of underwritten base rent). The Saxe Theater is a high-end performance space and includes a lounge on the main level with a fully stocked bar and seating areas. The Saxe Theater is designed with state-of-the-art lighting and sound systems, fiber optic video curtains and premium stadium seating, Saxe Theater is one of the most advanced theaters on the Las Vegas Strip today as well as home to high quality stage productions. Saxe Theater has been at the Miracle Mile Shops Property since 2010 with a current lease expiration date of December 31, 2028, with no extension options remaining. Saxe Theater is currently paying base rent of $62.51 PSF. Saxe Theater reported sales at the Miracle Mile Shops Property of $95 PSF for the trailing-12 months ended March 31, 2023. Saxe Theater reopened in August 2022 and therefore does not have a full 12 months of sales data.

Victoria’s Secret (20,872 SF, 4.1% of NRA, 4.4% of underwritten base rent).  Victoria’s Secret & Co. (NYSE: VSCO) (“VS&Co”) (rated Ba3/BB- by Moody’s/S&P) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co comprises two brands, Victoria’s Secret and PINK, founded in 1977 by Roy and Gaye Raymond. Victoria’s Secret employs over 30,000 associates across approximately 1,360 retail stores in approximately 70 countries. Victoria’s Secret has been at the Miracle Mile Shops Property since 2000 and currently occupies 20,872 SF at the Miracle Mile Shops Property under a lease expiring on January 31, 2026, with one five year extension option remaining. The lease provides for a current rental rate of $117.00 PSF through the end of the lease term. Victoria’s Secret reported sales at the Miracle Mile Shops Property of $361 PSF for the trailing-12 months ended March 31, 2023. Reported sales PSF were $383, $246 and $618 for 2021, 2020 and 2019, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

The following table presents certain information relating to the tenancy at the Miracle Mile Shops Property:

Tenant Summary(1)
									TTM March 2023 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Annual Total UW Rent	Annual UW Rent PSF		Sales $	Sales PSF	Occ Cost	Lease Expiration	Renewal Options
V Theater(4)	NR/NR/NR	38,428	7.6%	$1,853,611	3.2%	$48.24		$8,710,593	$227	21.3%	12/31/2028	NAP
Saxe Theater(4)(5)	NR/NR/NR	22,398	4.4%	$1,400,000	2.4%	$62.51		$2,133,089	$95	65.6%	12/31/2028	NAP
Victoria's Secret	NR/Ba3/BB-	20,872	4.1%	$2,562,929	4.4%	$122.79		$7,533,653	$361	34.0%	1/31/2026	1 x 5 yr
PH Race and Sports Book(6)	NR/NR/NR	19,647	3.9%	$1,113,636	1.9%	$56.68		NAV	NAV	NAV	7/31/2045	1 x 20 yr
H&M(7)	NR/NR/BBB	15,182	3.0%	$1,483,092	2.6%	$97.69		$7,054,828	$465	21.0%	1/31/2027	2 x 5 yr
Rosa Mexicano(8)	NR/NR/NR	12,150	2.4%	$2,987,191	5.1%	$245.86		NAV	NAV	NAV	11/30/2033	1 x 5 yr
Subtotal/Wtd. Avg.		128,677	25.6%	$11,400,459	19.6%	$88.60

Remaining Tenants(9)		300,654	59.7%	$46,676,022	80.4%	$155.25
Vacant Space		74,153	14.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		503,484	100.0%	$58,076,481	100.0%	$151.35	(10)

(1)	Information is based on the April 1, 2023 underwritten rent roll inclusive of rent steps through June 2024, signed but not occupied tenants, expense recoveries, overage rent and percent in lieu rent based on March 2023 trailing twelve month sales for certain tenants.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information presented herein with respect to the Miracle Mile Shops Property is based upon information provided by the borrowers. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrowers.
(4)	Each related lease includes a per diem rent abatement in the event of a future government shutdown of the leased premises.
(5)	Saxe Theater reopened in August 2022 and therefore does not have a full 12 months of sales data.
(6)	PH Race and Sports Book subleases approximately 3,500 SF to Chick-Fil-A.
(7)	H&M’s rent as shown is its contractual rent. According to the borrower sponsor, H&M exercised a co-tenancy clause in its lease in April 2023, due to the Miracle Mile Shops Property’s physical occupancy dropping below 85%. As a result, unless and until the Miracle Mile Shops Property achieves a physical occupancy (with tenants open and operating) of at least 85%, then H&M is permitted to (i) pay 5% of gross sales in lieu of the UW Base Rent and (ii) terminate its lease effective March 2024, instead of the original lease expiration of January 31, 2027. The estimated annual difference between such reduced rent and the UW Base Rent is approximately $1.1 million. The lender reserved $5,525,535 as a part of the gap rent reserve, which represents H&M’s contractual rent through the original lease expiration. We cannot assure you that the co-tenancy clause will be cured, that H&M will not terminate, or that the reserve funds will be sufficient to offset losses that might result from H&M’s reduced rent and vacancy.
(8)	Rosa Mexicano has signed a lease but is not yet in occupancy and is expected to open in November 2023.
(9)	Remaining tenants SF includes temporary tenants that have no rent associated. Remaining tenants Annual UW Total Rent includes approximately $3.2 million of CAM recoveries associated with the parking garage.
(10)	Wtd. Avg. Annual UW Total Rent PSF excludes temporary tenants and vacant space.

The following table presents certain information relating to the lease rollover schedule at the Miracle Mile Shops Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2023(3)	38	71,686	$49.07	14.2%	14.2%	$3,517,464	6.1%	6.1%
2024(3)	23	59,152	$174.84	11.7%	26.0%	$10,342,383	17.8%	23.9%
2025	19	56,337	$183.53	11.2%	37.2%	$10,339,300	17.8%	41.7%
2026	10	45,475	$143.63	9.0%	46.2%	$6,531,542	11.2%	52.9%
2027	8	34,088	$126.59	6.8%	53.0%	$4,315,348	7.4%	60.3%
2028	8	65,300	$80.92	13.0%	65.9%	$5,284,047	9.1%	69.4%
2029	7	22,194	$195.81	4.4%	70.4%	$4,345,802	7.5%	76.9%
2030	5	12,473	$184.46	2.5%	72.8%	$2,300,812	4.0%	80.9%
2031	0	0	$0.00	0.0%	72.8%	$0	0.0%	80.9%
2032	6	20,617	$159.19	4.1%	76.9%	$3,281,994	5.7%	86.5%
2033	2	21,052	$156.62	4.2%	81.1%	$3,297,191	5.7%	92.2%
2034 & Beyond(4)	3	20,957	$215.71	4.2%	85.3%	$4,520,598	7.8%	100.0%
Vacant	19	74,153	$0.00	14.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	148	503,484	$151.35(5)	100.0%		$58,076,481	100.0%

(1)	Information is based on the April 1, 2023 underwritten rent roll inclusive of rent steps through June 2024, signed but not occupied tenants, expense recoveries, overage rent and percent in lieu rent as of trailing twelve months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes temporary tenants which sign license agreements typically for less than one year and have no rent associated to them.
(4)	2034 & Beyond Total UW Rent Rolling includes approximately $3.2 million of CAM recoveries associated with the parking garage.
(5)	Wtd. Avg. UW Rent PSF Rolling excludes temporary tenants and vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

The Market. The Miracle Mile Shops Property is located in the central part of the Las Vegas Strip. The Miracle Mile Shop’s location on the Strip and interconnected structure to large casino resort hotels results in high foot traffic and has led the Miracle Mile Shops Property to rank #2 in the most visits PSF for super-regional malls in Nevada, according to a third-party market report as of December 2022.

The Las Vegas visitor market set an all-time record in 2016, with 42.9 million visitors, with visitor volume exceeding 42.0 million through 2019, prior to the economic shutdown in 2020 due to COVID-19. Recently released statistics for 2022 report total visitor volume of 38.8 million, up from 32.2 million in 2021. Convention traffic set an all-time record in 2019 with 6.65 million attendees. Convention traffic has seen a return to Las Vegas with total attendance of 5.0 million in 2022 (up from 2.2 million in 2021). In addition to gaming and entertainment, Las Vegas draws visitors for sporting events including UFC and boxing matches, Golden Knights National Hockey League home games at T-Mobile Arena, Raiders National Football League home games at Allegiant Stadium and Aces Womens National Basketball Association home games at the Michelob Ultra Arena. Also, Las Vegas will host the 2024 Super Bowl and is being added to the FIA Formula One World Championship, with the Las Vegas Grand Prix scheduled for November 2023.

The Miracle Mile Shops Property is located in the Las Vegas retail market and the Southeast submarket. According to the appraisal, as of year end 2022, the Las Vegas retail market contained 30,367,000 SF of inventory, had an overall vacancy rate of 13.4%, and an average asking rent of $22.84 PSF. As of year end 2022, the Southeast submarket contained approximately 5,073,000 SF of retail supply, had an overall vacancy rate of 12.8% and had an average asking rent of $19.67 PSF.

Major employers in the area include MGM Resorts International, Caesars Entertainment Corp., Station Casinos Inc., Wynn Las Vegas LLC, Boyd Gaming Corp., Las Vegas Sands Corp, Bellagio LLC, The Valley Health System, Aria Resort & Casino and Mandalay Bay Resort & Casino. The 2022 population within a 5-, 7- and 10-mile radius of the Miracle Mile Shops Property was 385,558, 892,565 and 1,687,589, respectively. The 2022 average household income within the same radii was $62,255, $68,192 and $80,497, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Miracle Mile Shops Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Reimb. Method
Harmon Restaurant	$60.00	10	Tax & Insurance
Restaurant – LV Blvd	$160.00	10	Tax & Insurance
Specialty Restaurant MM	$65.00	10	Tax & Insurance
Over 10,000 SF	$60.00	10	Tax & Insurance
6,001 - 10,000 SF	$65.00	10	Net
4,001 - 6,000 SF	$85.00	10	Net
2,001 - 4,000 SF	$90.00	10	Net
1,001 - 2,000 SF	$140.00	10	Net
Less than 1,000 SF	$280.00	10	Net

The following table presents information regarding certain competitive properties to the Miracle Mile Shops Property:

Competitive Property Summary
	Miracle Mile Shops	Harmon Corner	The Shops at Crystals	The Showcase	Forum Shops at Caesars	Grand Canal Shoppes	Fashion Show Mall
Year Built/ Renovated	2000 / 2007-2008; 2022-2023	2012 / NAP	2009 / NAP	1996-2021 / 2003, 2018, 2021	1992 / 1997, 2004	1999 / 2007	1981 / 1983, 2003
Total GLA (SF)	503,484(1)	88,500	270,000	500,000	671,000	809,000	1,883,000
Distance to Property	N/A	Adjacent South	Adjacent Southwest	0.5 miles South	0.7 miles North	1.0 miles North	1.3 miles North
Occupancy %	85.3%(1)	95.0%	94.0%	98.0%	98.5%	85.0%	96.0%
Rent PSF	$151.35(1)	$150.00 - $200.00	$125.00 - $175.00	$75.00 - $125.00	$150.00 - $200.00	$90.00 - $120.00	$80.00 - $100.00
Inline Sales PSF(2)	$904	$1,000 - $1,200	$1,200 - $1,400	$500 - $1,000	$1,400 - $1,700	$1,000 - $1,200	$900 - $1,000
Tenants/ Tenant Profile	V Theater Saxe Theater PH Race and Sports Book Victoria’s Secret H&M	Specialty center including upper- and lower-level restaurants	Multi-level upscale specialty retail center fronting Strip at CityCenter	Coca-Cola, Ross, Hard Rock Café, M&Ms, Burlington, Marshalls, Target	Upscale/themed center at Caesars with 1, 2 and 3 levels fronting Strip	Upscale/themed center 1-2 levels at Venetian Vacant anchor (Barney’s NY)	Nordstrom, Dillard’s, Neiman Marcus, Forever 21, Macy’s, Saks Fifth Avenue, Dick’s Sporting Goods

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 1, 2023. Occupancy includes temporary tenants that represent 9.1% of total SF that have no rent associated and signed but not occupied tenants that represent 6.0% of total SF (and 8.1% of underwritten base rent). Rent PSF excludes temporary tenants and vacant space.
(2)	The Miracle Mile Shops Property sales information is based on borrower sponsor’s provided information for TTM March 2023 and only includes tenants reporting sales.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Miracle Mile Shops Property:

Cash Flow Analysis
	2019	2020	2021	2022	TTM 3/31/2023	UW	UW PSF
Base Rent(1)	$46,385,622	$37,050,668	$38,648,364	$39,654,327	$42,206,697	$45,076,636	$89.53
Rent Steps(2)	$0	$0	$0	$0	$0	$47,604	$0.09
Income from Vacant Units	$0	$0	$0	$0	$0	$13,561,853	$26.94
Overage Rent(3)	$222,408	$40,636	$1,005,892	$799,748	$819,482	$487,621	$0.97
Expense Reimbursement	$19,819,696	$13,994,452	$14,953,551	$17,088,827	$18,028,854	$17,829,884	$35.41
Net Rental Income	$66,427,726	$51,085,756	$54,607,806	$57,542,902	$61,055,032	$77,003,599	$152.94
Temp / Specialty Leasing Income	$6,199,669	$3,839,548	$3,806,968	$5,163,138	$5,403,781	$6,092,100	$12.10
Other Income(4)	$5,301,363	$5,965,683	$7,039,779	$11,133,966	$8,231,665	$12,711,509	$25.25
(Commercial Credit Loss)	($80,829)	($5,826,823)	($696,493)	$3,427,229	($256,945)	$0	$0.00
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0	($13,561,853)	($26.94)
Effective Gross Income	$77,847,929	$55,064,164	$64,758,060	$77,267,235	$74,433,533	$82,245,355	$163.35

Real Estate Taxes	$3,037,001	$3,212,444	$3,417,654	$3,545,259	$3,556,958	$3,544,775	$7.04
Insurance	$325,551	$431,518	$468,106	$511,082	$529,888	$700,209	$1.39
Ground Rent(5)	$153,224	$155,678	$159,125	$165,490	$167,123	$172,110	$0.34
Other Operating Expenses(6)	$18,324,527	$14,500,665	$16,682,092	$17,648,155	$17,664,992	$18,168,855	$36.09
Total Operating Expenses	$21,840,304	$18,300,305	$20,726,977	$21,869,987	$21,918,960	$22,585,949	$44.86

Net Operating Income(7)	$56,007,625	$36,763,859	$44,031,083	$55,397,248	$52,514,573	$59,659,406	$118.49
Replacement Reserves	$0	$0	$0	$0	$0	$100,697	$0.20
TI/LC	$0	$0	$0	$0	$0	$644,411	$1.28
Net Cash Flow	$56,007,625	$36,763,859	$44,031,083	$55,397,248	$52,514,573	$58,914,298	$117.01

Occupancy %(8)	93.0%	88.9%	84.0%	84.6%	85.3%	85.8%
NOI DSCR(9)	1.86x	1.22x	1.46x	1.84x	1.74x	1.98x
NCF DSCR(9)	1.86x	1.22x	1.46x	1.84x	1.74x	1.96x
NOI Debt Yield(9)	13.2%	8.7%	10.4%	13.0%	12.4%	14.0%
NCF Debt Yield(9)	13.2%	8.7%	10.4%	13.0%	12.4%	13.9%

(1)	UW Base Rent is based on the underwritten rent roll dated April 1, 2023, with adjustments made for signed not occupied tenants and tenants that have given notice to vacate.
(2)	UW Rent Steps include contractual rent steps taken through June 2024.
(3)	UW Overage Rent is based on the terms of applicable leases using TTM March 2023 sales and contractual breakpoints, inclusive of breakpoint steps through June 2024.
(4)	UW Other Income includes borrower sponsor projected annualized income from the LED exterior and interior signage being installed with the current renovation, which is expected to be complete by summer/fall 2023 (approximately $3.9 million). We cannot assure you that the signage will be completed and operational as expected or at all, or that such projections will be realized. Additionally, UW Other Income includes contractual parking garage revenue plus the 2023 borrower sponsor’s budgeted transient parking income (approximately $8.4 million).
(5)	Ground Rent expense represents rent for a 2,400 SF portion of unit E013 that the borrowers lease from Planet Hollywood Resort and Casino through July 2025 (subject to two, 20-year extensions) (the Planet Hollywood Overlease) pursuant to a reciprocal easement agreement. The borrowers’ rights under such reciprocal easement agreement are pledged as additional collateral for the Miracle Mile Shops Whole Loan.
(6)	Other Operating Expenses is inclusive of a management fee equal to 4.0% of Effective Gross Income.
(7)	The increase in UW Net Operating Income is driven by a combination increased Net Rental Income due to newly executed leases and increased Other Income including contractual parking revenue and approximately $3.9 million of projected annual signage revenue that is expected as a result of the ongoing renovations. According to the borrower sponsor, between June 2021 and April 2023, the borrowers executed 8 new leases and 15 renewals, which together account for approximately 86,340 SF. The borrowers are currently in the process of installing the exterior signage and expects to be operational in the summer/fall of 2023. We cannot assure you that the renovations will be completed as expected or at all, or that such projections will be realized.
(8)	Occupancy includes temporary tenants. TTM 3/31/2023 occupancy is based on the underwritten rent roll dated April 1, 2023, and includes signed not occupied tenants.
(9)	Debt service coverage ratios and debt yields are based on the Miracle Mile Shops Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Cash Management Period (as defined below), the borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes.

Insurance – During a Cash Management Period, except if the Miracle Mile Shops Property is insured under an acceptable blanket policy, the borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – During a Cash Management Period, the borrowers are required to deposit monthly an amount equal to approximately $8,391 to a reserve for replacements to the Miracle Mile Shops Property, subject to a cap of approximately $201,394.

TI/LC Reserve – During a Cash Management Period, the borrowers are required to deposit monthly an amount equal to $41,957 for future tenant improvements and leasing commissions, subject to a cap of $1,006,968.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Retail – Regional Mall	Loan #9	Cut-off Date Balance:	$39,250,000
3663 South Las Vegas Boulevard	Miracle Mile Shops	Cut-off Date LTV:	38.6%
Las Vegas, NV 89109		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	14.0%

TI Reserve – The Miracle Mile Shops Whole Loan documents provide for an upfront reserve of $10,024,691 for outstanding tenant improvement and leasing obligations.

Gap Rent Reserve – The Miracle Mile Shops Whole Loan documents provide for an upfront reserve of $8,677,666 for outstanding gap rent obligations, including $5,525,535 which represents H&M’s (the fifth largest tenant), contractual rent through its original lease expiration, given that H&M’s exercise of a co-tenancy clause in its lease in April 2023 could result in a termination of its lease effective March 2024.

Planet Hollywood Overlease Rent Reserve – During a Cash Management Period, the borrowers are required to deposit monthly an amount equal to 1/12 of the annual rent owed in connection with the borrowers’ lease of 2,400 SF of unit E013 from Planet Hollywood Resort and Casino pursuant to a reciprocal easement agreement.

Lockbox and Cash Management. The Miracle Mile Shops Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Miracle Mile Shops Property are required to be deposited directly to the lockbox account and, so long as a Cash Management Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Cash Management Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Miracle Mile Shops Whole Loan documents. During a Cash Sweep Period (as defined below), all excess cash is required to be held by the lender as additional security for the Miracle Mile Shops Whole Loan; provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items.

A “Cash Management Period” will occur during the existence of any of: (i) an event of default, or (ii) when the debt yield falls below 10.5% at the end of any two consecutive calendar quarters (the “Cash Management Debt Yield Target”), provided the borrowers are permitted to make any prepayment or provide any credit support to achieve the Cash Management Debt Yield Target.

A “Cash Sweep Period” will occur during the existence of any of: (a) an event of default or (b) when the debt yield falls below 9.5% at the end of any two consecutive calendar quarters (the “Cash Sweep Debt Yield Target”), provided the borrowers are permitted to make any prepayment or provide any credit support to achieve the Cash Sweep Debt Yield Target.

Additional Secured Indebtedness (not including trade debts). In addition to the Miracle Mile Shops Mortgage Loan, the Miracle Mile Shops Property also secures the Miracle Mile Shops Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $385,750,000. The Miracle Mile Shops Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Miracle Mile Shops Mortgage Loan. The Miracle Mile Shops Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Miracle Mile Shops Non-Serviced Pari Passu Companion Loans. The holders of the Miracle Mile Shops Mortgage Loan and the Miracle Mile Shops Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Miracle Mile Shops Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrowers will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Miracle Mile Shops Property at the time with respect to the property and business income insurance policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

AVAILABLE
Deloitte.
eog resources
eog resources
"Expansion in 2027"
Deloitte.
eog resources
"Expansion in 2023"
AVAILABLE
GSO
CAPITAL PARTNERS
KROLL
HumanCapital
AVAILABLE
BOP HERITAGE
AVAILABLE
BOP HERITAGE
GROUND LEVEL
AVAILABLE
grub
AVAILABLE
VIP PARKING
P / W / P
PERELLA WEINBERG PARTNERS
LIME ROCK PARTNERS
AVAILABLE
eog resources
S&P Global
AVAILABLE
AVAILABLE
Sapient
AVAILABLE
eog resources
SKY LOBBY
PARKING
LOBBY
AVAILABLE
GROUND LEVEL
BOP HERITAGE
HVL
HOUSTON VOLUNTEER LAWYERS
HBA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

George Bush Intercontinental Airport 22 miles
White Oak Bayou Greenway
Buffalo Bayou
UHD College of Business
UHD Science & Technology
METRORail
AMTRAK
POST Houston
Univ. of Houston Downtown
Franklin St
HOUSTON
Downtown Aquarium
Preston St
Wortham Theater Center
Smith St
Louisiana St
Milam St
Travis St
Congress St
Commerce St
Franklin St
Oktoberfest
Eleanor Tinsley Park
IBM
Bagby St
Bayou Place
Alley Theatre
The Hobby Center for the Performing Arts
THEATER DISTRICT
Jones Hall for the Performing Arts
Main St
Harris Co. 1910 Courthouse
Harris Co. Civil Courthouse
Allen Pkwy
Sam Houston Park
TC Energy Ctr.
JPMorgan Chase Tower
Prairie St
Harris Co Juvenile Justice Ctr.
Houston Public Library
Houston Metro. Research Ctr.
One Shell Plaza
Texas Ave
San Jacinto St
Caroline St
Capitol St
Austin St
La Branch St
Crawford St
Wells Fargo Plaza
Rusk St
Minute Maid Park
W. Dallas St
Downtown Houston
Walker St
Metropolitan Garage
Allen Center
1100 Louisiana
McKinney St
The Westin Downtown Houston
Allen Center Garage
Hyatt Regency Houston
1111 Louisiana
Fourth Ward
Arthur St
Crosby St
Gulf Frwy
Heritage Plaza
1111 & 1200 Bagby Street
Houston, TX 77002
Lamar St
Dallas St
Cleveland St
1600 Smith St
Chevron Global Upstream & Gas
Polk St
Shops at Houston Center
The Whitehall Houston
GreenStreet
Clay St
South Texas College of Law Houston
Discovery Green
KBR Tower
Bell St
Valentine St
Pierce St
Gray St
Leeland St
Pease St
George R. Brown Conv. Center
Eastex Frwy
Webster St
Hadley St
Jefferson St
St. Joseph Pkwy
Toyota Center
Bagby St
Brazos St
McGowen St
Smith St
Louisiana St
Milam St
Travis St
Gulf Frwy
St. Joseph Medical Ctr.
Jackson St
Chenevert St
St. Emanuel St
Hutchins St
Houston Graffiti Building
Midtown
Main St
Fannin St
San Jacinto St
Caroline St
Gray St
Webster St
Hadley St
East Downtown
10
45
90
59
69
Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Katy
Channelview
Baytown
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Tomball
Cypress
Dayton
Deer Park
La Porte

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Mortgage Loan No. 10 – Heritage Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Houston, TX 77002
Original Balance(1):	$38,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$38,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986 / 2021
Borrower Sponsors:	(2)			Size:	1,158,165 SF
Guarantor:	Brookfield Properties Investor LLC			Cut-off Date Balance Per SF(1):	$149
Mortgage Rate:	7.6300%			Maturity Date Balance Per SF(1):	$149
Note Date:	4/13/2023			Property Manager:	Brookfield Properties (USA II) LLC
First Payment Date:	6/6/2023				(borrower-related)
Maturity Date:	5/6/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$21,791,413
Seasoning:	4 months			UW NOI Debt Yield(1):	12.7%
Prepayment Provisions:	YM1(28),DorYM1(25),O(7)			UW NOI Debt Yield at Maturity(1):	12.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.54x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$27,788,349 (12/31/2022)
Additional Debt Balance(1)(3):	$134,000,000			2nd Most Recent NOI:	$18,854,926 (12/31/2021)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			3rd Most Recent NOI:	$27,869,748 (12/31/2020)
Reserves(5)				Most Recent Occupancy:	70.1% (2/23/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	87.2% (12/31/2022)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	89.8% (12/31/2021)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$521,800,000 (2/1/2023)
Replacement Reserves:	$0	$19,303	$231,636	Appraised Value Per SF:	$451
TI/LC Reserves:	$5,000,000	$144,771	$10,000,000	Cut-off Date LTV Ratio(1):	33.0%
Other Reserves:	$10,489,446	$0	NAP	Maturity Date LTV Ratio(1):	33.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$172,000,000	96.7%	Loan payoff:	$156,217,116	87.9%
Cash Equity Contribution:	$5,793,688	3.3%	Reserves:	$15,489,446	8.7%
			Closing Costs:	$6,087,126	3.4%
Total Sources:	$177,793,688	100.0%	Total Uses:	$177,793,688	100.0%

(1)	The Heritage Plaza Mortgage Loan (as defined below) is part of the Heritage Plaza Whole Loan (as defined below), which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $172,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Heritage Plaza Whole Loan.
(2)	The borrower sponsors are AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further information about additional mortgage debt.
(4)	See “The Mezzanine Loan and Preferred Equity” below for further information about future mezzanine debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The mortgage loan (the “Heritage Plaza Mortgage Loan”) is part of a whole loan (the “Heritage Plaza Whole Loan”) with an original principal balance of $172,000,000. The Heritage Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 1,158,165 SF office property in Houston, Texas (the “Heritage Plaza Property”). The Heritage Plaza Whole Loan is comprised of nine pari passu promissory notes in the aggregate original principal balance of $172,000,000. The Heritage Plaza Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Goldman Sachs Bank USA. The Bank of Montreal purchased notes A-3-1 and A-3-2 from MSBNA. The controlling note A-1-2, non-controlling note A-2-2, and non-controlling note A-4, with an aggregate original principal balance of $38,000,000, represents the Heritage Plaza Mortgage Loan and will be included in the BANK5 2023-5YR3 securitization trust. The remaining Heritage Plaza pari passu notes (the “Heritage Plaza Serviced Pari Passu Companion Loans”) have been securitized. The Heritage Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

Heritage Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$22,000,000	$22,000,000	BANK5 2023-5YR2	No
A-1-2	$18,000,000	$18,000,000	BANK5 2023-5YR3	Yes
A-2-1	$20,000,000	$20,000,000	MSWF 2023-1	No
A-2-2	$5,000,000	$5,000,000	BANK5 2023-5YR3	No
A-3-1	$12,500,000	$12,500,000	BMO 2023-5C1	No
A-3-2	$7,500,000	$7,500,000	BMO 2023-5C1	No
A-4	$15,000,000	$15,000,000	BANK5 2023-5YR3	No
A-5	$40,000,000	$40,000,000	Benchmark 2023-V2	No
A-6	$32,000,000	$32,000,000	Benchmark 2023-V3	No
Total	$172,000,000	$172,000,000

The Borrower and the Borrower Sponsors. The borrower is BOP Heritage LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower is owned by a joint venture partnership between AEW Capital Management, L.P. and Brookfield Properties (an affiliate of two of the borrower sponsors). The borrower sponsors are AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P., and the non-recourse carve-out guarantor is Brookfield Properties Investor LLC. The full recourse obligations of the non-recourse carveout guarantor for voluntary transfers of the Heritage Plaza Property or equity interests in the borrower made in violation of the Heritage Plaza Whole Loan documents only apply if a controlled subsidiary of Brookfield Office Properties Inc., Brookfield Property Partners, L.P., Brookfield Asset Management, Inc. or Brookfield Corporation is not the guarantor.

Brookfield Properties is an affiliate of Brookfield Property Partners, L.P., the public real estate vehicle of Brookfield Asset Management, Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 800 managed properties and 330 million SF of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities. Brookfield is also a borrower sponsor for the Short Pump Town Center Mortgage Loan, which is also included in the BANK5 2023-5YR3 securitization trust.

AEW Capital Management, L.P., the investment manager to one of the borrower sponsors, is a real estate investment manager that actively manages portfolios in both the public and private real estate markets. The company and its affiliates manage real estate assets and securities on behalf of institutional and private investors across two regional offices in the U.S. and fourteen offices internationally.

The Property. The Heritage Plaza Property is a LEED Gold, 51-story, 1,158,165 SF office building and an adjacent parking garage situated on an approximately 3.28 acres site, located in Houston, Texas. The Heritage Plaza Property was built in 1986 and most recently renovated in 2021. The Heritage Plaza Property is the fifth tallest office building in Houston and the eighth tallest office building in the state of Texas. Amenities at the Heritage Plaza Property include a conference center, fitness center and sky lounge. The Heritage Plaza Property benefits from skybridge and street level access to the C. Baldwin Hotel, which provides direct accessibility to Houston’s downtown tunnel system. Additionally, the Heritage Plaza Property has a bus stop on every corner and has access to the METRORail a few blocks to the southeast. As of February 23, 2023, the Heritage Plaza Property was 70.1% leased to a diverse roster of 14 tenants.

Major Tenants.

EOG Resources Inc. (376,333 SF, 32.5% of NRA, 45.1% of underwritten rent). Founded in 1999, EOG Resources Inc. (“EOG Resources”) explores for, develops, produces and markets crude oil, natural gas and liquids and natural gas in the United States, Republic of Trinidad and Tobago and select other international areas. EOG Resources occupies approximately 376,333 SF across 26 units that expire in March 2035, with various renewal options.

Deloitte & Touche USA LLP (205,125 SF, 17.7% of NRA, 25.9% of underwritten rent). Founded in 1845, Deloitte & Touche USA LLP (“Deloitte”) is a multinational corporation that provides audit, consulting, tax and advisory services to Fortune 500 and a diverse suite of private companies across 150 countries and territories worldwide. Deloitte occupies approximately 205,125 SF across eight units that expire in February 2031, all of which have two, five-year renewal options. In the event that the landlord fails to substantially complete scheduled renovations on or before May 1, 2024, Deloitte may terminate its lease effective May 1, 2025 by providing written notice to the landlord on or before August 1, 2024.

Perella Weinberg Partners Group LP (63,446 SF, 5.5% of NRA, 9.3% of underwritten rent). Perella Weinberg Partners Group LP (“Perella Weinberg”) is a leading global independent investment banking firm. Perella Weinberg provides strategic, financial and tactical advice in connection with executing complex mergers, acquisitions, company sales, and corporate divestitures, including carve-outs, joint ventures, and spin-offs, and relating to takeover preparedness and defense. Perella Weinberg occupies approximately 63,446 SF across three units that expire in August 2027, all of which have two, five-year renewal options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

The following table presents a summary regarding the major tenants at the Heritage Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration	Renewal Options	Term. Option (Y/N)
EOG Resources(3)	NR/A3/A-	376,333	32.5%	$10,152,179	$26.98	45.1%	3/31/2035	Various	N
Deloitte(4)	NR/NR/NR	205,125	17.7%	$5,827,305	$28.41	25.9%	2/28/2031	2 x 5 yr	Y
Perella Weinberg	NR/NR/NR	63,446	5.5%	$2,094,987	$33.02	9.3%	8/31/2027	2 x 5 yr	N
Lime Rock Management LP(5)	NR/NR/NR	56,984	4.9%	$1,823,488	$32.00	8.1%	3/31/2024	1 x 10 yr	N
S&P Global Inc.	A-/A3/NR	28,560	2.5%	$828,240	$29.00	3.7%	2/28/2029	2 x 5 yr	N
Subtotal/Wtd. Avg.		730,448	63.1%	$20,726,199	$28.37	92.0%

Other Tenants		81,956	7.1%	$1,801,460	$21.98	8.0%
Vacant Space		345,761	29.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(6)		1,158,165	100.0%	$22,527,660	$27.73	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	EOG Resources has one, 10-year option to extend for 25 leases totaling 374,347 SF and one, five-year renewal option for Suite 2625 totaling 1,986 SF.
(4)	In the event that the landlord fails to substantially complete scheduled renovations on or before May 1, 2024, Deloitte may terminate its lease effective May 1, 2025 by providing written notice to the landlord on or before August 1, 2024.
(5)	Lime Rock Management LP has the discretion to extend its leases for two, five-year terms.
(6)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Heritage Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	3	79,772	$29.89	6.9%	6.9%	$2,384,475	10.6%	10.6%
2025	3	31,146	$12.51	2.7%	9.6%	$389,510	1.7%	12.3%
2026	1	1,851	$18.15	0.2%	9.7%	$33,600	0.1%	12.5%
2027	1	63,446	$33.02	5.5%	15.2%	$2,094,987	9.3%	21.8%
2028	1	11,169	$33.56	1.0%	16.2%	$374,804	1.7%	23.4%
2029	3	43,562	$29.17	3.8%	19.9%	$1,270,799	5.6%	29.1%
2030	0	0	$0.00	0.0%	19.9%	$0	0.0%	29.1%
2031	1	205,125	$28.41	17.7%	37.7%	$5,827,305	25.9%	54.9%
2032	0	0	$0.00	0.0%	37.7%	$0	0.0%	54.9%
2033	0	0	$0.00	0.0%	37.7%	$0	0.0%	54.9%
2034 & Beyond	1	376,333	$26.98	32.5%	70.1%	$10,152,179	45.1%	100.0%
Vacant	0	345,761	$0.00	29.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	14	1,158,165	$27.73	100.0%		$22,527,660	100.0%

(1)	Information is based on the underwritten rent roll as of February 23, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Heritage Plaza Property is located within the Houston-The Woodlands-Sugar Land, Texas Metropolitan Statistical Area (the “MSA”). According to the appraisal, employment in the MSA is primarily weighted by professional services, construction, retail trade, manufacturing and transportation/utilities. The MSA is home to approximately 3.6 million employees with an unemployment rate of approximately 4.0%. Employers in the Houston metro include Exxon Mobil Corp., Shell Oil Co., Schlumberger Ltd., BP North America and Chevron Corp. The appraisal notes that Houston’s economy is advancing, with job growth in the past year two percentage points higher than the national average.

The Heritage Plaza Property is part of the Houston Office market and the central-business-district (“CBD”) office submarket. According to the appraisal, as of fiscal year end 2022, the Houston Office market contained 349,566,945 SF of space with a vacancy of 18.8% and average asking rents of $29.69 PSF. Furthermore, as of fiscal year end 2022, the CBD office submarket contained 52,086,429 SF of space with a vacancy of 24.2% and average asking rents of $40.96 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Heritage Plaza Property:

Comparable Office Lease Summary
Subject/Location	Year Built/Renovated	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF
Heritage Plaza (subject)(1) Houston, TX	1986/2021	EOG Resources Inc.	1,158,165	376,333	October 2019	$26.98
Hess Tower Houston, TX	2008/NAP	Hess Corporation	844,763	565,913	July 2026	$35.00
Wells Fargo Plaza Houston, TX	1983/NAP	Clark Hill PLC	1,721,242	18,368	July 2023	$24.50
Three Allen Center Houston, TX	1980/2021	Beacon Offshore Energy	1,194,719	10,786	April 2023	$26.00
Two Allen Center Houston, TX	1977/2021	Control Risks Group, LLC	991,535	8,034	October 2022	$26.00
JPMorgan Chase & Co. Houston, TX	1981/2012	KKR	1,656,529	23,314	October 2022	$28.50
5 Houston Center Houston, TX	2002/NAP	Rusty Hardin & Associates LLP	580,875	17,154	August 2022	$29.00

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the Heritage Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
Office Space	$30.00	91	NNN	$0.50/SF/Yr
Retail Space	$20.00	65	NNN	$0.50/SF/Yr
Storage Space	$12.00	12	Gross	None

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage Plaza Property:

Cash Flow Analysis
	2019	2020	2021	2022	UW	UW PSF
Gross Potential Rent(1)	$25,062,016	$24,475,586	$19,575,796	$25,031,771	$32,580,624	$28.13
Reimbursements	$17,815,533	$16,882,277	$16,204,602	$16,217,571	$15,281,517	$13.19
Other Income(2)	$6,178,835	$5,635,732	$5,625,151	$6,262,329	$6,129,703	$5.29
Less Vacancy & Credit Loss	$0	$0	$0	$0	($10,052,964)	($8.68)
Effective Gross Income	$49,056,384	$46,993,596	$41,405,549	$47,511,670	$43,938,879	$37.94

Real Estate Taxes	$6,642,947	$7,450,748	$7,567,104	$6,635,945	$7,519,133	$6.49
Insurance	$647,929	$711,257	$911,600	$780,665	$1,286,507	$1.11
Other Expenses	$10,724,087	$10,961,844	$14,071,919	$12,306,711	$13,341,827	$11.52
Total Expenses	$18,014,964	$19,123,848	$22,550,623	$19,723,321	$22,147,467	$19.12

Net Operating Income	$31,041,420	$27,869,748	$18,854,926	$27,788,349	$21,791,413	$18.82
Capital Expenditures	$0	$0	$0	$0	$364,421	$0.31
TI/LC	$0	$0	$0	$0	$871,468	$0.75
Net Cash Flow	$31,041,420	$27,869,748	$18,854,926	$27,788,349	$20,555,523	$17.75

Occupancy %	88.6%	94.8%	89.8%	70.1%(3)	69.1%(3)
NOI DSCR(4)	2.33x	2.09x	1.42x	2.09x	1.64x
NCF DSCR(4)	2.33x	2.09x	1.42x	2.09x	1.54x
NOI Debt Yield(4)	18.0%	16.2%	11.0%	16.2%	12.7%
NCF Debt Yield(4)	18.0%	16.2%	11.0%	16.2%	12.0%

(1)	Based on the underwritten rent roll dated as of February 23, 2023 inclusive of contractual rent steps through March 2024. Investment grade tenants, including EOG Resources Inc., GSO Capital Partners (Texas) and Sapient Corporation were underwritten to their respective straight line average rent.
(2)	Other Income includes parking revenue, sales tax, communication licensing fee, special areas rent, prior year OCR adjustment, late charges and energy brokerage.
(3)	Underwritten Occupancy represents economic occupancy; historical occupancies represent physical occupancies. 2022 Occupancy is based on the rent roll dated as of February 23, 2023.
(4)	Debt service coverage ratios and debt yields are based on the Heritage Plaza Whole Loan.

Escrows and Reserves. At loan origination, the borrower deposited into escrow approximately (i) $10,303,667 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants, (ii) $5,000,000 for additional tenant improvement and leasing commission costs and (iii) $185,779 for free rent owed to various tenants through November 2023 to be applied on each monthly payment date to simulate the payment of tenant rent.

Real Estate Taxes – During a Trigger Period (as defined below), the borrower is required to deposit on a monthly basis 1/12th of the annual estimated real estate taxes.

Insurance – During a Trigger Period, the borrower is required to deposit on a monthly basis 1/12th of the annual estimated insurance premiums (unless the Heritage Plaza Property is covered by a blanket policy).

Replacement Reserves – The borrower is required to deposit on a monthly basis $0.20 PSF per annum (which was $19,303 as of the origination date) for capital expenditures, subject to a cap of $231,636.

TI/LC Reserves –The borrower is required to deposit on a monthly basis 1/12th of $1.50 PSF (which was approximately $144,771 as of the origination date) for tenant improvements and leasing commissions, subject to a cap of $10,000,000.

Specified Tenant Space Leasing Reserves – During the continuation of a Specified Tenant Trigger Period (as defined below), the borrower is required to deposit on a monthly basis the sum of all excess cash on the applicable monthly payment date up to 1/12th of the Specified Tenant Trigger Cap (as defined below).

"Specified Tenant Trigger Cap" means $45 PSF of the premises leased by the applicable Specified Tenant (as defined below) as of the origination date (or the portion of the leased premises affected by the applicable Specified Tenant Trigger Period).

"Specified Tenant Trigger Period" means a period (a) commencing upon the first date on which a Specified Tenant (i) has given notice that it is vacating all or any material portion of its leased premises (unless such Specified Tenant's lease has been extended or replaced and all approved leasing costs related to such extension or replacement have been deposited with the lender or servicer), (ii) files a bankruptcy petition, or joins in, consents to or acquiesces in the filing of, a petition, or solicits or causes to be solicited, or otherwise colludes with, petitioning creditors for any involuntary bankruptcy petition against it, or makes a general assignment for the benefit of creditors, or (iii) goes dark (or gives notice of its intent of the same) in all or a material portion of its leased premises other than in connection with any force majeure event with respect to such Specified Tenant, including, but not limited to, any government-mandated shutdowns or closures; and (b) terminating upon the first date on which the Specified Tenant Cure Conditions have been

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

satisfied.

"Specified Tenant Cure Conditions" means (a) with respect to any Specified Tenant Trigger Period, an amount equal to the Specified Tenant Trigger Cap has been deposited with the lender in cash or as a letter of credit in accordance with the Heritage Plaza Whole Loan documents and (b) with respect to a Specified Tenant Trigger Period due to clause (a)(iii) thereunder above, a majority of the portion of the leased premises that is or will be dark has been leased or subleased to one or more tenants for at least eighty-five percent (85%) of the then current rent payable by such Specified Tenant.

“Specified Tenant" means, individually and/or collectively as the context requires, (i) Deloitte and (ii) EOG Resources.

Lockbox and Cash Management. The Heritage Plaza Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the Heritage Plaza Property are required to be deposited into the lockbox account directly by the tenants and any funds received by the borrower, property manager and parking manager must be deposited within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to the borrower. During a Trigger Period, so long as no event of default exists under the Heritage Plaza Whole Loan, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed (i) to pay custodial funds collected and held by the borrower on a third party’s behalf, including without limitation security deposits (“Custodial Funds”), (ii) to make deposits into the real estate tax and insurance reserves as described above under “Escrows and Reserves,” (iii) to pay debt service on the Heritage Plaza Whole Loan, (iv) to pay the Op Ex Monthly Deposit (as defined below), (v) to make deposits into the replacement reserve and TI/LC reserve as described above under “Escrows and Reserves”, (vi) to deposit 5% of the Op Ex Monthly Deposit into an operating expense account, (vii) during a Specified Tenant Trigger Period, to deposit excess cash flow into the Specified Tenant Space Leasing Reserve until the aggregate amount deposited therein equals the Specified Tenant Trigger Cap, and (viii) to deposit any remaining excess cash flow into an account held by the lender for so long as such Trigger Period continues, provided that such funds may be used for disbursements to the borrower for (unless already paid), debt service due under the Heritage Plaza Whole Loan, shortfalls in the required reserve accounts, voluntary prepayments of the Heritage Plaza Whole Loan in accordance with the terms of the Heritage Plaza Whole Loan documents, approved operating expenses, disbursements to the borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs, and other permitted uses under the Heritage Plaza Whole Loan documents. The “Op Ex Monthly Deposit” means (i) operating expenses that are either (x) set forth in the annual budget (which is required to be approved by the lender during a Trigger Period), (y) for real estate taxes, insurance premiums, various utilities, trash and snow removal, landscaping, property management fees not to exceed 3% of gross income, parking management fees and payments by the borrower to a taxable REIT subsidiary entity not to exceed $750,000 per calendar year, or (z) reasonably approved by the lender, and (ii) extraordinary expenses reasonably approved by the lender. If an event of default exists but a Priority Payment Cessation Period (as defined below) has not occurred, the lender is required to apply funds in the cash management account to deposits to the real estate tax and insurance reserves and the payment of the Op Ex Monthly Deposit, with any excess being applied by the lender in such order and priority as it determines; provided that in all events Custodial Funds will be paid to the borrower. A “Priority Payment Cessation Period” means the period of time after exercise of remedies by the lender following an event of default and/or the imposition of a stay or similar judicially-imposed device that prevents the lender from exercising its remedies.

A “Trigger Period” means the period (i) beginning upon the occurrence of an event of default under the Heritage Plaza Whole Loan and ending when the event of default has been cured or waived; (ii) beginning when the debt service coverage ratio (tested each fiscal quarter) is less than 1.25x for any two consecutive fiscal quarters during the term of the Heritage Plaza Whole Loan, and ending when the debt service coverage ratio (tested each fiscal quarter) is at least 1.25x for any two consecutive fiscal quarters during the term of the Heritage Plaza Whole Loan; or (iii) beginning when a Specified Tenant Trigger Period first occurs, and ending when the Specified Tenant Cure Conditions have been satisfied. The borrower may deliver to the lender cash or a letter of credit, or prepay the Heritage Plaza Whole Loan (together with the applicable prepayment fee) in an amount which, when or if applied to the outstanding principal balance, would be sufficient to achieve a debt service coverage ratio of 1.25x, in order to cure a Trigger Period caused by a decline in debt service coverage ratio.

Additional Secured Indebtedness (not including trade debts). In addition to the Heritage Plaza Mortgage Loan, the Heritage Plaza Property also secures the Heritage Plaza Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $134,000,000. The Heritage Plaza Serviced Pari Passu Companion Loans bear interest at the same rate as the Heritage Plaza Mortgage Loan. The Heritage Plaza Mortgage Loan and the Heritage Plaza Serviced Pari Passu Companion Loans are pari passu in right of payment. The holders of the Heritage Plaza Mortgage Loan and the Heritage Plaza Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Heritage Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. The direct owner of the borrower is permitted to incur future mezzanine debt (secured by the direct ownership interests in the borrower) in connection with or following any permitted assumption, provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Heritage Plaza Whole Loan, results in (a) a loan-to-value ratio greater than 33.00% or (b) a debt yield less than 12.67%; (iii) the mezzanine loan is co-terminous with the Heritage Plaza Whole Loan or is freely prepayable after the maturity date of the Heritage Plaza Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) if required by the lender following a securitization, a rating agency confirmation is delivered by each rating agency rating securities backed by the Heritage Plaza Whole Loan.

Release of Property. None.

Letter of Credit. None. However, the borrower has the right to deliver a letter of credit to cure a Specified Tenant Trigger Period or a Trigger Period caused by a decline in debt service coverage ratio, as described above under “Escrows and Reserves” and “Lockbox and Cash Management”.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Heritage Plaza Property and business interruption insurance for 24 months with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) is no longer in effect, the borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism components of such property and business income

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Office – CBD	Loan #10	Cut-off Date Balance:	$38,000,000
1111 & 1200 Bagby Street	Heritage Plaza	Cut-off Date LTV:	33.0%
Houston, TX 77002		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	12.7%

insurance). Liberty IC Casualty LLC (“Liberty”), a licensed captive insurance company is permitted to be an insurer of perils of terrorism and acts of terrorism, provided that certain conditions are satisfied, including, among others, that (i) the policy has a deductible of not greater than $1,000,000 plus that calculated pursuant to TRIPRA or the then-successor act, and (ii) except with respect to the $1,000,000 deductible, covered losses not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut-through endorsement acceptable to the lender by insurers meeting the ratings requirements set forth in the loan documents (which permit up to 40% of such insurers to be rated BBB+ or higher by S&P, and the remainder rated at least A- by S&P). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Mortgage Loan No. 11 – ExchangeRight Net Leased Portfolio #64

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	Baa2/NR/NR			Location(5):	Various
Original Balance:	$35,925,000			General Property Type(5):	Various
Cut-off Date Balance:	$35,925,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(5):	Various / Various
Borrower Sponsors:	David Fisher, Warren Thomas, Joshua			Size:	443,473 SF
	Ungerecht and			Cut-off Date Balance Per SF:	$81
	ExchangeRight Real Estate, LLC			Maturity Date Balance Per SF:	$81
Guarantors:	David Fisher, Warren Thomas,			Property Manager:	NLP Management, LLC (borrower-
	Joshua Ungerecht and				related)
	ExchangeRight Real Estate, LLC
Mortgage Rate:	5.8000%
Note Date:	8/10/2023
First Payment Date:	10/1/2023
Maturity Date:	9/1/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,506,281
Seasoning:	0 months			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	12.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.04x
Additional Debt Type:	No			Most Recent NOI(6):	NAP
Additional Debt Balance:	NAP			2nd Most Recent NOI(6):	NAP
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(6):	NAP
Reserves				Most Recent Occupancy:	100.0% (9/1/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	NAP
RE Taxes:	$306,830	$102,277(1)	NAP	3rd Most Recent Occupancy(6):	NAP
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of)(7):	$78,895,000 (Various)
Replacement Reserve:	$0	Springing(3)	NAP	Appraised Value per SF:	$178
Deferred Maintenance:	$5,249	$0	NAP	Cut-off Date LTV Ratio:	45.5%
TI/LC Reserve:	$500,000	Springing(4)	NAP	Maturity Date LTV Ratio:	45.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$35,925,000	44.6%	Purchase Price:	$77,941,015	96.7%
Cash Equity Contribution:	$44,711,919	55.4%	Closing Costs:	$1,883,824	2.3%
			Reserves:	$812,079	1.0%
Total Sources:	$80,636,919	100.0%	Total Uses:	$80,636,919	100.0%

(1)	Deposits to the real estate tax reserve are not required with respect to certain tenants which pay real estate taxes directly, provided certain conditions are satisfied.
(2)	The borrower’s requirement to make monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months will be waived provided (i) no event of default occurs and/or is continuing and (ii) the casualty and liability insurance policies with respect to the ExchangeRight Properties (as defined below) are maintained under a lender-approved blanket policy. In addition, no insurance reserve deposits will be required with respect to certain tenants which pay insurance premiums directly, provided certain conditions are satisfied.
(3)	During the continuance of a cash management period, the borrower will be required to make monthly deposits of an amount equal to 1/12th of $0.15 per rentable SF (excluding SF leased by five of the Dollar General tenants and four of the Tractor Supply tenants, to the extent such tenants satisfy certain conditions) at the ExchangeRight Properties (initially approximately $3,474).
(4)	During the continuance of a cash management period, the borrower will be required to make monthly deposits of an amount equal to 1/12th of $0.70 per rentable SF at the ExchangeRight Properties (initially approximately $25,869).
(5)	See “The Properties” section below.
(6)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower between December 15, 2022 and July 6, 2023.
(7)	The individual appraised value as-of dates are between April 17, 2023 and July 17, 2023.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #64 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,925,000 and secured by the fee interests in 15 net leased, single-tenant retail and industrial properties, located in twelve states (the “ExchangeRight Properties”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Various	Loan #11	Cut-off Date Balance:	$35,925,000
Various	ExchangeRight Net Leased Portfolio #64	Cut-off Date LTV:	45.5%
		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.5%

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #64 Mortgage Loan is ExchangeRight Net-Leased Portfolio 64 DST, a Delaware statutory trust with at least one independent trustee. The borrower sponsors are David Fisher, Warren Thomas, Joshua Ungerecht and ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 22 million SF of commercial properties under management and owns more than 1,200 investment-grade retail and multifamily properties located across 47 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Warren Thomas and Joshua Ungerecht (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #64 Mortgage Loan.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #64 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #64 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #64 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #64 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #64 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #64 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #64 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #64 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #64 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #64 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #64 Mortgage Loan is not delivered to the lender.

At any time following August 10, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #64 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #64 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #64 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency (such a transfer and replacement, a “Qualified Transfer”). A cash management period will be triggered if a Qualified Transfer does not occur by the payment date in June 2028 (three months prior to the maturity date of the ExchangeRight Net Leased Portfolio #64 Mortgage Loan). In addition, at any time after August 10, 2024 the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower to an Approved REIT (as defined below) or a wholly owned subsidiary thereof that meets the requirements of a Qualified Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Properties), or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, (6) is not a Delaware statutory trust and (7) subject to certain exceptions, causes a conversion of the borrower into a Delaware limited liability company.

“Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not crowdfunded.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.5% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the management control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Various	Loan #11	Cut-off Date Balance:	$35,925,000
Various	ExchangeRight Net Leased Portfolio #64	Cut-off Date LTV:	45.5%
		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.5%

The Properties. The ExchangeRight Properties are comprised of 14 single-tenant retail properties and one single-tenant industrial warehouse/distribution property totaling 443,473 SF and located across twelve states. The ExchangeRight Properties are located in Kansas (one property, 43.5% of NRA and 42.0% of underwritten rent), New York (one property, 12.4% of NRA and 10.9% of underwritten rent), Kentucky (three properties, 9.1% of NRA and 9.5% of underwritten rent), North Carolina (one property, 5.6% of NRA and 6.5% of underwritten rent), and Wisconsin (one property, 5.6% of NRA and 7.1% of underwritten rent) with the eight remaining ExchangeRight Properties located in Indiana, Arkansas, Alabama, Missouri, Illinois, Louisiana and Colorado. Built between 1978 and 2023, with six of the 15 properties built in 2023, the ExchangeRight Properties range in size from 8,988 SF to 192,790 SF.

The ExchangeRight Properties are leased to the following five nationally recognized tenants operating in diverse retail segments: FedEx, Tractor Supply, Dollar General, Hobby Lobby and Family Dollar / Dollar Tree Combo Store. As of the cut-off date, the ExchangeRight Properties have a weighted average remaining lease term of approximately 10.2 years. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #64 Mortgage Loan.

The following table presents certain information relating to the state locations of the ExchangeRight Properties:

Geographic Summary
State	Number of Properties	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Rent PSF	% of Annual UW Rent
KS	1	192,790	43.5%	$2,037,044	$10.57	42.0%
NY	1	55,129	12.4%	$529,238	$9.60	10.9%
KY	3	40,167	9.1%	$458,649	$11.42	9.5%
NC	1	24,727	5.6%	$313,528	$12.68	6.5%
WI	1	24,698	5.6%	$345,281	$13.98	7.1%
IN	1	22,670	5.1%	$309,277	$13.64	6.4%
AR	1	22,670	5.1%	$215,742	$9.52	4.5%
AL	2	21,108	4.8%	$238,776	$11.31	4.9%
MO	1	10,640	2.4%	$90,854	$8.54	1.9%
IL	1	10,542	2.4%	$101,588	$9.64	2.1%
LA	1	9,344	2.1%	$102,784	$11.00	2.1%
CO	1	8,988	2.0%	$105,258	$11.71	2.2%
Subtotal/Wtd. Avg.	15	443,473	100.0%	$4,848,019	$10.93	100.0%

Source: Appraisals and Underwritten Rent Roll

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary
Property Name	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
FedEx – Independence, KS	2022 / NAP	192,790	43.5%	10/31/2032	$34,500,000	43.7%	$2,037,044	$10.57	42.0%	2 x 5 yr
Hobby Lobby – Greece, NY	1978 / 2022	55,129	12.4%	7/31/2035	$8,550,000	10.8%	$529,238	$9.60	10.9%	3 x 5 yr
Tractor Supply - Wisconsin Rapids, WI	2006 / NAP	24,698	5.6%	3/31/2034	$5,400,000	6.8%	$345,281	$13.98	7.1%	3 x 5 yr
Tractor Supply – Fayetteville, NC	2006 / NAP	24,727	5.6%	2/28/2034	$4,900,000	6.2%	$313,528	$12.68	6.5%	3 x 5 yr
Tractor Supply - New Castle, IN	2005 / NAP	22,670	5.1%	10/31/2033	$4,900,000	6.2%	$309,277	$13.64	6.4%	2 x 5 yr
Tractor Supply – Conway, AR	2004 / NAP	22,670	5.1%	2/28/2034	$3,450,000	4.4%	$215,742	$9.52	4.5%	2 x 5 yr
Tractor Supply – Florence, KY	1995 / 2008	19,167	4.3%	1/31/2031	$3,450,000	4.4%	$217,149	$11.33	4.5%	2 x 5 yr
Dollar General Plus – Mobile, AL	2023 / NAP	10,566	2.4%	3/31/2038	$1,950,000	2.5%	$121,404	$11.49	2.5%	5 x 5 yr
Dollar General – Montgomery, AL	2023 / NAP	10,542	2.4%	4/30/2038	$1,875,000	2.4%	$117,372	$11.13	2.4%	5 x 5 yr
Family Dollar / Dollar Tree (Johnson) – London, KY	2023 / NAP	10,500	2.4%	5/31/2033	$1,850,000	2.3%	$121,800	$11.60	2.5%	4 x 5 yr
Family Dollar / Dollar Tree (Keavy) – London, KY	2023 / NAP	10,500	2.4%	6/30/2033	$1,810,000	2.3%	$119,700	$11.40	2.5%	4 x 5 yr
Dollar General – Bellevue, IL	2023 / NAP	10,542	2.4%	5/31/2038	$1,650,000	2.1%	$101,588	$9.64	2.1%	5 x 5 yr
Dollar General – Shreveport, LA	2016 / NAP	9,344	2.1%	11/30/2031	$1,600,000	2.0%	$102,784	$11.00	2.1%	4 x 5 yr
Dollar General – Pueblo, CO	2010 / NAP	8,988	2.0%	6/30/2030	$1,560,000	2.0%	$105,258	$11.71	2.2%	4 x 5 yr
Dollar General – Sikeston, MO	2023 / NAP	10,640	2.4%	6/30/2038	$1,450,000	1.8%	$90,854	$8.54	1.9%	5 x 5 yr
Total/Weighted Average		443,473	100.00%		$78,895,000	100.0%	$4,848,019	$10.93	100.0%

Source: Appraisals and underwritten rent roll

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Various	Loan #11	Cut-off Date Balance:	$35,925,000
Various	ExchangeRight Net Leased Portfolio #64	Cut-off Date LTV:	45.5%
		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.5%

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(1)	No. of Properties	Tenant SF	% of Total SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent
FedEx	BBB / Baa2 / NR	1	192,790	43.5%	$2,037,044	$10.57	42.0%
Tractor Supply	BBB / Baa1 / NR	5	113,932	25.7%	$1,400,977	$12.30	28.9%
Dollar General	BBB / Baa2 / NR	6	60,622	13.7%	$639,260	$10.55	13.2%
Hobby Lobby	NR / NR / NR	1	55,129	12.4%	$529,238	$9.60	10.9%
Family Dollar / Dollar Tree Combo Store	BBB / Baa2 / NR	2	21,000	4.7%	$241,500	$11.50	5.0%
Subtotal/Wtd. Avg.		15	443,473	100.0%	$4,848,019	$10.93	100.0%

Vacant		0	0	0.0%
Total/Wtd. Avg.		15	443,473	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM/2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	1	8,988	$11.71	2.0%	2.0%	$105,258	2.2%	2.2%
2031	2	28,511	$11.22	6.4%	8.5%	$319,933	6.6%	8.8%
2032	1	192,790	$10.57	43.5%	51.9%	$2,037,044	42.0%	50.8%
2033 & Beyond	11	213,184	$11.19	48.1%	100.0%	$2,385,784	49.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	15	443,473	$10.93	100.0%		$4,848,019	100.0%

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Various	Loan #11	Cut-off Date Balance:	$35,925,000
Various	ExchangeRight Net Leased Portfolio #64	Cut-off Date LTV:	45.5%
		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	12.5%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW Per SF
Gross Potential Rent(2)	$4,853,871	$10.95
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($208,220)	($0.47)
Effective Gross Income	$4,645,651	$10.48

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Other Expenses	$139,370	$0.31
Total Expenses(3)	$139,370	$0.31

Net Operating Income	$4,506,281	$10.16
Capital Expenditures	$66,521	$0.15
TI/LC	$187,382	$0.42
Plus TI/LC Credit(4)	($50,000)	($0.11)
Net Cash Flow	$4,302,379	$9.70

Occupancy %(5)	95.5%
NOI DSCR	2.13x
NCF DSCR	2.04x
NOI Debt Yield	12.5%
NCF Debt Yield	12.0%

(1)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsor between December 15, 2022 and July 6, 2023.
(2)	Includes $26,016 of straight line rent for the Tractor Supply tenants.
(3)	Total Expenses consist of a 3.0% management fee.
(4)	Plus TI/LC Credit was underwritten as one tenth of the $500,000 initial deposit into the TI/LC Reserve made at closing.
(5)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of September 1, 2023, the ExchangeRight Properties were 100.0% occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Mortgage Loan No. 12 – Hilton Raleigh North Hills

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	A3/NR/NR			Location:	Raleigh, NC 27609
Original Balance:	$32,400,000			General Property Type:	Hospitality
Cut-off Date Balance:	$32,400,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1983 / 2017-2019
Borrower Sponsors:	Jacob Kuo and Esther Kuo			Size:	333 Rooms
Guarantors:	Jacob Kuo, Esther Kuo and Lydia Hsu			Cut-off Date Balance Per Room:	$97,297
Mortgage Rate:	6.8860%			Maturity Date Balance Per Room:	$97,297
Note Date:	8/31/2023			Property Manager:	Driftwood Hospitality Management
First Payment Date:	10/1/2023				II, LLC
Maturity Date:	9/1/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$6,449,965
Seasoning:	0 months			UW NOI Debt Yield:	19.9%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	19.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.52x
Additional Debt Type:	No			Most Recent NOI:	$6,580,373 (6/30/2023 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,556,202 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,553,803 (12/31/2021)
Reserves				Most Recent Occupancy:	70.8% (6/30/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	66.2% (12/31/2022)
RE Taxes:	$36,067	$36,067	NAP	3rd Most Recent Occupancy:	58.2% (12/31/2021)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of)(4):	$62,500,000 (7/31/2023)
FF&E Reserve:	$0	$31,305(2)	NAP	Appraised Value Per Room(4):	$187,688
Deferred Maintenance:	$27,188	$0	NAP	Cut-off Date LTV Ratio(4):	51.8%
PIP Reserve:	$4,076,280	(3)	NAP	Maturity Date LTV Ratio(4):	51.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$32,400,000	56.5%	Purchase Price:	$53,000,000	92.5%
Cash Equity Contribution:	$24,897,894	43.5%	Reserves:	$4,139,535	7.2%
			Closing Costs:	$158,359.00	0.3%
Total Sources:	$57,297,894	100.0%	Total Uses:	$57,297,894	100.0%

(1)	Springing monthly deposits of 1/12th of the insurance premiums are required upon (i) an event of default; (ii) blanket policies are no longer approved by the lender; (iii) the borrower does not provide evidence of policy renewal and of payment of premiums no later than 10 days prior to the expiration dates of the then-current policies.
(2)	On each monthly payment date occurring from October 2023 through September 2024, the borrower is required to deposit 1/12th of 2.0% of the operating income for the Hilton Raleigh North Hills Property (as defined below) for the preceding calendar year. On each monthly payment date occurring from October 2024 through September 2025 the borrower is required to deposit 1/12th of 3.0% of the operating income for the Hilton Raleigh North Hills Property for the preceding calendar year. On each monthly payment date occurring from October 2025 and thereafter, the borrower is required to deposit 1/12th of 4.0% of the operating income for the Hilton Raleigh North Hills Property for the preceding calendar year. The monthly payment amount will be $31,305 for the balance of 2023 and adjusted annually by the lender based on the foregoing on the monthly payment date occurring in January of each subsequent calendar year.
(3)	On the date that any PIP other than the current scheduled PIP is imposed by the franchisor pursuant to the franchise agreement, the borrower is required to deposit an amount equal to 125% of the sum required to pay for such new PIP.
(4)	The Appraised Value of the Hilton Raleigh North Hills Property represents the “As Is Market Value Subject to an Extraordinary Assumption” which is based off the extraordinary assumption that a $4,100,000 PIP will be funded by a cash reserve held in escrow and available to any potential purchase, and as a result the related appraisal has not deducted the cost of the required renovations. At origination, $4,076,280 was reserved for a franchisor-required PIP applicable to the Hilton Raleigh North Hills Property. The appraisal also provided an “As Is” appraised value of $58,500,000 without such extraordinary assumption, which would result in a Cut-off Date LTV Ratio of 55.4% and a Maturity Date LTV Ratio of 55.4%.

The Mortgage Loan. The mortgage loan (the “Hilton Raleigh North Hills Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,400,000 and secured by a fee mortgage encumbering a full service hospitality property located in Raleigh, North Carolina (the “Hilton Raleigh North Hills Property”).

The Borrowers and the Borrower Sponsors. The borrowers for the Hilton Raleigh North Hills Mortgage Loan are two tenants in common, Bethlehem Lodging LLC and Hira Group LLC, each a single-purpose, Delaware limited liability company with one independent director in its organizational structure. The non-recourse carve-out guarantors of the Hilton Raleigh North Hills Mortgage Loan are Jacob Kuo, Esther Kuo, and Lydia Hsu. The borrower sponsors are Jacob Kuo and Esther Kuo, which indirectly own Bethlehem Lodging LLC. Jacob and Esther Kuo are the owners of Greensboro-based South Asia Furniture Manufacturing Company, d.b.a. South Sea Rattan Collections, which manufactures household furniture products under two brands, South Sea Outdoor Living and Oasis Home. Lydia Hsu, who owns an interest in Hira Group LLC, is the sister of Esther Kuo.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$32,400,000
3415 Wake Forest Road	Hilton Raleigh North Hills	Cut-off Date LTV:	51.8%
Raleigh, NC 27609		UW NCF DSCR:	2.52x
		UW NOI Debt Yield:	19.9%

The Property. The Hilton Raleigh North Hills Property is a 333-room, full-service hospitality property built on a 7.5-acre site in Raleigh, North Carolina. The Hilton Raleigh North Hills Property was constructed in 1983, and underwent a $9.6 million renovation between 2017-2019 to renovate the lobby, convert guest bathrooms, complete renovation of restaurant, bar, pool, ballroom, and private dining rooms. The Hilton Raleigh North Hills Property features an indoor pool, business center, fitness center, sundry shop, executive lounge, the ’88 Oaks Carolina Kitchen and Bar and a Starbucks Market Place. The Hilton Raleigh North Hills Property also has approximately 22,761 SF of dedicated meeting and event space and 516 surface parking spaces.

The guestroom mix at the Hilton Raleigh North Hills Property is comprised of 88 king bedrooms, 216 bedrooms with two double beds, 22 queen bedrooms, and seven suites. Guestrooms are accessible via four passenger elevators, and room amenities feature a work area, nightstand, dresser, sofa chair, flat screen tv, internet, iron and ironing board, and a coffee maker. The seven suites have a separate living area with a pull-out sofa. The ’88 Oaks Kitchen & Bar offers breakfast daily and dinner service. The Starbucks Market Place is also open daily, servicing breakfast items such as coffee, tea and various bakery items.

The Hilton Raleigh North Hills Property is currently subject to a franchise agreement with Hilton Franchise Holding LLC, which expires on August 31, 2043. A $4,076,280 franchisor -required PIP, which includes renovations to guestrooms, meeting spaces, pool and fitness center, corridors, elevators, mechanical systems, safety systems and technology, is required to be completed by various dates ranging from February 2024 through December 31, 2025. The PIP was reserved for at origination.

According to the appraisal, the property segmentation at the Hilton Raleigh North Hills Property is estimated at 48% commercial, 25% leisure and 27% meeting and group.

The Market. The Hilton Raleigh North Hills Property is located in Raleigh, North Carolina. The Hilton Raleigh North Hills Property is located in the neighborhood of North Hills, which is a mixed-use community offering various dining establishments, high-end boutiques, department stores, entertainment venues and cafes, as well as a variety of commercial demand generators. The Hilton Raleigh North Hills Property is located directly adjacent to The Exchange, a 40-acre mixed-use development that is currently undergoing a $100.0 million expansion, and is directly across the street from the 186-bed Duke Raleigh Hospital, as well as approximately four miles northeast of the Raleigh central business district, and approximately 13 miles southeast of the Raleigh Durham International Airport.

The Hilton Raleigh North Hills Property is centrally located within a region known as the Research Triangle, which encompasses Raleigh, Durham, and Chapel Hill. The region’s diverse economic engine is driven by technology, university systems, healthcare, and Raleigh as the state capital. The North Hills area of the Raleigh local market draws demand from Duke University Health System, IBM, North Carolina State University, WakeMed, Rex Healthcare, and the SAS Institute. Leisure demand in the area includes numerous festivals, sporting events, and entertainment events in downtown Raleigh. North Carolina State University football games, basketball games, graduation, orientation and other events create demand as well. According to the appraisal, there are no proposed hotels anticipated to enter the immediate area in the near future that are considered to be directly competitive with the Hilton Raleigh North Hills Property. A 300-room hotel is proposed to be constructed as part of the adjacent The Exchange development, however, the timing of such construction is unknown.

According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius of the Hilton Raleigh North Hills Property was 8,799, 95,214 and 261,057, respectively.

The following table presents the primary competitive properties to the Hilton Raleigh North Hills Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
Hilton Raleigh North Hills (subject)	1983	333	50%	25%	25%	66.2%	$141.41	$93.62
Holiday Inn Raleigh Downtown	1969	203	30%	20%	50%	45%-50%	$140-$150	$65-$75
DoubleTree by Hilton Raleigh Midtown	1978	130	55%	20%	25%	65%-70%	$125-$135	$80-$90
DoubleTree by Hilton Raleigh Crabtree Valley	1973	176	55%	25%	20%	60%-65%	$135-$145	$80-$90
Raleigh Marriott Crabtree Valley	1982	379	50%	35%	15%	65%-70%	$135-$145	$90-$100
Sheraton Hotel Raleigh	1986	353	40%	35%	25%	60%-65%	$155-$165	$95-$105
Embassy Suites by Hilton Raleigh Crabtree	1988	225	50%	25%	25%	65%-70%	$145-$155	$95-$105
Hyatt House Raleigh North Hills	2013	137	65%	10%	25%	70%-75%	$155-$165	$115-$125
Subtotal/Average		1,936	48%	27%	25%	64%	$146.29	$93.98

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$32,400,000
3415 Wake Forest Road	Hilton Raleigh North Hills	Cut-off Date LTV:	51.8%
Raleigh, NC 27609		UW NCF DSCR:	2.52x
		UW NOI Debt Yield:	19.9%

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Hilton Raleigh North Hills Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Raleigh North Hills Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020	29.0%	$124.46	$36.04	37.7%	$111.99	$42.26	130.3%	90.0%	117.3%
12/31/2021	45.4%	$125.72	$57.04	58.2%	$115.29	$67.12	128.3%	91.7%	117.7%
12/31/2022	63.8%	$147.34	$94.06	66.2%	$141.41	$93.62	103.7%	96.0%	99.5%
6/30/2023 TTM	68.2%	$152.70	$104.11	70.8%	$144.74	$102.50	103.9%	94.8%	98.5%

Source: Industry Report.

(1)	The competitive set includes Holiday Inn Raleigh Downtown, DoubleTree by Hilton Raleigh Midtown, DoubleTree by Hilton Raleigh Crabtree Valley, Raleigh Marriott Crabtree Valley, Sheraton Hotel Raleigh, Embassy Suites by Hilton Raleigh Crabtree and Hyatt House Raleigh North Hills.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Raleigh North Hills Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Raleigh North Hills Property:

Cash Flow Analysis
	2019(1)	2020(1)	2021(1)	2022(1)	TTM 6/30/2023(1)	UW	UW per Room
Occupancy(2)	74.8%	37.7%	58.2%	66.2%	70.8%	70.8%
ADR(2)	$131.85	$111.99	$115.29	$141.41	$144.74	$144.74
RevPAR(2)	$98.59	$42.26	$67.12	$93.62	$102.50	$102.50

Room Revenue	$11,983,113	$5,150,789	$8,157,901	$11,379,037	$12,458,688	$12,458,688	$37,413.48
Food & Beverage Revenue	$6,043,229	$1,497,743	$1,919,397	$4,797,382	$5,989,685	$5,989,685	$17,987.04
Other Departmental Income:	$43,977	$56,239	$90,851	$187,225	$262,269	$262,269	$787.59
Miscellaneous Income:	$146,351	$30,040	$57,983	$95,075	$72,588	$72,588	$217.98
Total Revenue	$18,216,670	$6,734,811	$10,226,132	$16,458,719	$18,783,230	$18,783,230	$56,406.10

Real Estate Taxes	$244,599	$397,048	$425,598	$456,026	$489,380	$447,572	$1,344.06
Insurance	$105,444	$100,507	$115,407	$117,974	$115,161	$206,833	$621.12
Other Expenses	$12,335,044	$5,462,870	$7,131,324	$10,328,517	$11,598,316	$11,678,860	$35,071.65
Total Expenses	$12,685,087	$5,960,425	$7,672,329	$10,902,517	$12,202,857	$12,333,265	$37,036.83

Net Operating Income	$5,531,583	$774,386	$2,553,803	$5,556,202	$6,580,373	$6,449,965	$19,369.26
FF&E	$728,667	$269,392	$214,364	$658,643	$750,536	$751,329	$2,256.24
Net Cash Flow	$4,802,916	$504,994	$2,339,439	$4,897,559	$5,829,837	$5,698,636	$17,113.02

NOI DSCR	2.45x	0.34x	1.13x	2.46x	2.91x	2.85x
NCF DSCR	2.12x	0.22x	1.03x	2.17x	2.58x	2.52x
NOI Debt Yield	17.1%	2.4%	7.9%	17.1%	20.3%	19.9%
NCF Debt Yield	14.8%	1.6%	7.2%	15.1%	18.0%	17.6%

(1)	The decrease in Occupancy and NOI from 2019 to 2020, and the increase in Occupancy and NOI from 2020 to 2021, 2021 to 2022, and 2022 to 6/30/2023 TTM was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Raleigh North Hills Property are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Mortgage Loan No. 13 – Cipriani NYC Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	New York, NY - Various
Original Balance(1):		$30,000,000		General Property Type:	Various
Cut-off Date Balance(1):		$30,000,000		Detailed Property Type:	Various
% of Initial Pool Balance:		3.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated(3):	Various / Various
Borrower Sponsor:		Giuseppe Cipriani		Size:	152,453 SF
Guarantor:		Giuseppe Cipriani		Cut-off Date Balance PSF(1):	$590
Mortgage Rate:		8.6000%		Maturity Date Balance PSF(1):	$590
Note Date:		8/30/2023		Property Manager:	Self-Managed
First Payment Date:		10/6/2023
Maturity Date:		9/6/2028
Original Term to Maturity:		60 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$14,227,998
IO Period:		60 months		UW NOI Debt Yield(1):	15.8%
Seasoning:		0 months		UW NOI Debt Yield at Maturity(1):	15.8%
Prepayment Provisions:		L(24),D(32),O(4)		UW NCF DSCR(1):	1.81x
Lockbox/Cash Mgmt Status:		Hard/In Place		Most Recent NOI(4):	NAP
Additional Debt Type(1):		Pari Passu		2nd Most Recent NOI(4):	NAP
Additional Debt Balance(1):		$60,000,000		3rd Most Recent NOI(4):	NAP
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy:	100.0% (9/1/2023)
Reserves				2nd Most Recent Occupancy(4):	NAP
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAP
RE Taxes:	$1,234,222	$308,555	NAP	Appraised Value (as of):	$177,000,000 (6/23/2023)
Insurance:	$281,047	$28,105	NAP	Appraised Value PSF:	$1,161
Replacement Reserve:	$0	$5,167	$200,000	Cut-off Date LTV Ratio(1):	50.8%
Other Reserves(2):	$150,000	$0	NAP	Maturity Date LTV Ratio(1):	50.8%

.Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$90,000,000	100.0%	Loan Payoff:	$79,997,922	88.9%
			Sponsor Equity:	$5,195,787	5.8%
			Closing Costs:	$3,141,021	3.5%
			Reserves:	$1,665,269	1.9%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Cipriani NYC Portfolio Mortgage Loan (as defined below) is part of the Cipriani NYC Portfolio Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate original principal balance of $90,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Cipriani NYC Portfolio Whole Loan.
(2)	Initial Other Reserves consist of a condo reserve of $150,000 for the payment of common charges or other operating expenses.
(3)	The Cipriani 42nd Street Property (as defined below) was built in 1923 and 1932 and renovated in 2000. The Cipriani Wall Street Property (as defined below) was built in 1842 and 1908 and renovated in 2005.
(4)	Historical financials and occupancy are unavailable at the Cipriani NYC Portfolio Properties (as defined below) as the tenants executed new 10-year NNN leases at origination.

The Mortgage Loan. The mortgage loan (the “Cipriani NYC Portfolio Mortgage Loan”) is part of a whole loan (the “Cipriani NYC Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal balance of $90,000,000. The Cipriani NYC Portfolio Mortgage Loan is secured by a first priority fee interest in two event spaces totaling 152,453 square feet located in New York, New York (the “Cipriani NYC Portfolio Properties”). The Cipriani NYC Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-3 with an aggregate original principal balance of $30,000,000. The controlling Note A-1 with an original principal balance of $60,000,000 is expected to be contributed to one or more future securitization trust(s). The Cipriani NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization trust, until such time as Note A-1 is securitized, at which time it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Various	Loan #13	Cut-off Date Balance:	$30,000,000
Various	Cipriani NYC Portfolio	Cut-off Date LTV:	50.8%
New York, NY Various		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	15.8%
Cipriani NYC Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	CREFI	Yes
A-2	$20,000,000	$20,000,000	BANK5 2023-5YR3	No
A-3	$10,000,000	$10,000,000	BANK5 2023-5YR3	No
Total	$90,000,000	$90,000,000

The Borrowers and the Borrower Sponsor. The borrowers are New 110 Cipriani Units LLC and GC 55 Ballroom, LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Giuseppe Cipriani, a principal of Cipriani USA (as defined below). Giuseppe Cipriani is the CEO of Cipriani USA which was founded in 1931 and is a privately owned corporation that owns and operates luxury event spaces, restaurants and clubs around the world including destinations such as New York, Ibiza, Hong Kong and Dubai.

The Properties. The Cipriani NYC Portfolio Properties are comprised of a 71,308 square foot mixed-use event space / office space located at 110 and 120 East 42nd Street in New York, New York (the “Cipriani 42nd Street Property”) and an 81,145 square foot event space located at 55 Wall Street in New York, New York (the “Cipriani Wall Street Property”). Both the Cipriani NYC Portfolio Properties use services from Star Group Productions (“Star Group”) and Swoop which are owned by Cipriani USA (as defined below). Star Group provides professional audio, video, lighting, rigging and staging services while Swoop provides event production, planning, design and décor services.

Cipriani 42nd Street Property

The Cipriani 42nd Street Property is comprised of a 71,308 square foot mixed use event space / office space located at 110 and 120 East 42nd Street in New York City. The Cipriani 42nd Street Property was originally constructed in phases in 1923 and 1932 and subsequentially renovated in 2000. The Cipriani 42nd Street Property consists of a five-level commercial condominium unit located within the 110 and 120 East 42nd Street building and is part of a larger 18-story building. The Cipriani 42nd Street Property is comprised of four of the seven condominium units, the remaining three non-collateral units are used as office space on floors six through 18 of the 110 and 120 East 42nd Street building and a below grade parking garage. The Cipriani 42nd Street Property was originally constructed as the headquarters of Bowery Savings Bank and was designated as a New York City landmark.

The Cipriani 42nd Street Property is located directly across the street from Grand Central Terminal which provides access via the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad and Long Island Rail Road. The Cipriani 42nd Street Property also has access via FDR Drive, which is located five blocks west of the Cipriani 42nd Street Property and travels along the East side of Manhattan. The Cipriani 42nd Street Property includes 21,399 square feet of event space which features a 12,000 square foot grand ballroom with 64-foot ceiling heights and has capacity to host up to 1,800 guests. The Cipriani 42nd Street Property also features a chapel and terrace that total 2,360 square feet of additional space and have additional capacity for up to 400 guests. The Cipriani 42nd Street Property also includes 17,152 square feet of event support/ancillary space, 1,920 square feet of ground floor retail space and 30,837 square feet of office space.

The revenue generated by the Cipriani 42nd Street Property is primarily driven by non-profits (69.6% of YTD May 2023 revenue), corporate events (20.8% of YTD May 2023 revenue) and social groups (8.6% of YTD May 2023 revenue).

Cipriani 42nd Street Property Total Revenue by Client Type(1)(2)
Year	Non-Profit	Corporate	Social	Other
2023(3)	69.6%	20.8%	8.6%	1.0%
2022	55.0%	31.6%	8.0%	5.4%
2019	59.7%	28.2%	9.5%	2.5%

(1)	Information provided by the borrowers.
(2)	Years 2020 and 2021 are not shown as the Cipriani 42nd Street Property was closed due to the COVID-19 pandemic.
(3)	2023 figures are based off the borrowers budgeted revenue as of May 2023.

Cipriani Wall Street Property

The Cipriani Wall Street Property is comprised of an 81,145 square foot event space located at 55 Wall Street in New York City. The 55 Wall Street Property was originally constructed in phases in 1842 and 1908 and subsequently renovated in 2005. The Cipriani Wall Street Property previously served as the Former National City Bank Building and was designated as a New York City landmark. The Cipriani Wall Street Property is part of a condominium regime and represents a four-level, plus lower level, commercial condominium unit that is part of a larger nine-story luxury residential building. The residential condominium portion of the building is not part of the Cipriani Wall Street Property.

The Cipriani Wall Street Property has 24,424 square feet of event space which includes a 13,275 square foot grand ballroom with 56 to 70-foot ceiling heights and has capacity to host up to 2,000 guests. The Cipriani Wall Street Property also features three other rooms (Mezzanine, Stillman Room and Terrace 55) which in aggregate total 4,845 square feet of event space with an additional capacity of up to 440 guests. In addition to the 24,424 square feet of event space, the Cipriani Wall Street Property has 19,896 square feet of restaurant/club space, 18,907 square feet of office space, 16,162 square feet of lower level space and 1,756 square feet of sub-basement storage space.

The revenue generated by the Cipriani Wall Street Property is primarily driven by non-profits (63.4% of YTD May 2023 revenue), corporate events (24.9% of YTD May 2023 revenue) and social groups (11.2% of YTD May 2023 revenue).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Various	Loan #13	Cut-off Date Balance:	$30,000,000
Various	Cipriani NYC Portfolio	Cut-off Date LTV:	50.8%
New York, NY Various		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	15.8%
Cipriani Wall Street Property Total Revenue by Client Type(1)(2)
Year	Non-Profit	Corporate	Social	Other
2023(3)	63.4%	24.9%	11.2%	0.5%
2022	61.0%	29.7%	8.8%	0.6%
2019	68.0%	19.8%	12.2%	0.0%

(1)	Information provided by the borrowers.
(2)	Years 2020 and 2021 are not shown as the Cipriani Wall Street Property was closed due to the COVID-19 pandemic.
(3)	2023 figures are based off the borrowers budgeted revenue as of May 2023.

Sole Tenant.

The tenants under each lease are wholly owned subsidiaries of Cipriani USA, Inc. (152,453 square feet, 100.0% of NRA, 100.0% of underwritten base rent). Cipriani USA, Inc. (“Cipriani USA”), which serves as the guarantor of each lease, is a privately owned international corporation based in Luxembourg that owns and operates luxury event spaces, restaurants and clubs. As of December 31, 2022, Cipriani USA operated 11 restaurants / banquet facilities located in New York, Miami and Las Vegas. Cipriani USA also operates the Star Group and Swoop. Star Group was created in 2006 to enhance the audio and visual experience at the Cipriani NYC Portfolio Properties. Swoop provides design, décor, event production and planning services for the Cipriani NYC Portfolio Properties. Cipriani USA has one, five-year renewal option at each of the Cipriani NYC Portfolio Properties.

The following table presents certain information relating to the tenancy at the Cipriani NYC Portfolio Properties:

Tenant Summary(1)
Tenant Name	Ratings (Moody’s/S&P/Fitch)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Cipriani Wall Street	NR/NR/NR	81,145	53.2%	$5,500,000	36.7%	$67.78	8/31/2033	1 x 5 yr
Cipriani 42nd Street	NR/NR/NR	71,308	46.8%	$9,500,000	63.3%	$133.22	8/31/2033	1 x 5 yr
Sub Total/Wtd Avg.		152,453	100.0%	$15,000,000	100.0%	$98.39

Vacant Space		0	0.0%
Collateral Total		152,453	100.0%

(1)	Based on the underwritten rent roll dated as of September 1, 2023.

The following table presents certain information relating to the lease rollover schedule at the Cipriani NYC Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2023	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0	0.0%	0.0%	$0	0.0%	0.0%
2033	2	152,453	$98.39	100.0%	100.0%	$15,000,000	100.0%	100.0%
2034 & Beyond	0	0	$0	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	152,453	$98.39	100.0%		$15,000,000	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Various	Loan #13	Cut-off Date Balance:	$30,000,000
Various	Cipriani NYC Portfolio	Cut-off Date LTV:	50.8%
New York, NY Various		UW NCF DSCR:	1.81x
		UW NOI Debt Yield:	15.8%

The Market. The Cipriani NYC Portfolio Properties are located within the borough of Manhattan in New York City. The Cipriani 42nd Street Property is located at 110 and 120 East 42nd Street directly across from Grand Central Terminal. Primary access to the Cipriani 42nd Street Property is provided via the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad, Long Island Rail Road and bus access at Grand Central Terminal. The Cipriani 42nd Street Property is also located five blocks west of FDR Drive, which travels along the East side of Manhattan. The Cipriani Wall Street Property is located at 55 Wall Street in the Financial District of Downtown Manhattan. Primary Access to the Cipriani Wall Street Property is provided by 11 subway lines at the Fulton Center: 2, 3, 4, 5, A, C, E, J, M, Z and R.

The table below presents certain information relating to comparable Banquet/Catering facilities pertaining to the Cipriani NYC Portfolio Properties:

Summary of Comparable Banquet/Catering Properties(1)
Name and Location	Ballroom Size (Square Feet)	Reception (Capacity)	Banquet (Capacity)
Cipriani 42nd Street	12,000	1,800	850
Cipriani Wall Street	13,275	2,000	900
The Pierre at 2 East 61st Street	7,508	1,500	800
Plaza Hotel at 768 5th Avenue	4,800	600	500
Capitale at 130 Bowery	15,000	1,500	700
Mandarin Oriental Hotel at 80 Columbus Circle	6,000	750	550
Gotham Hall at 1356 Broadway	9,900	950	575
Pier Sixty at 60 Chelsea Piers	20,000	2,000	1,200
Ziegfeld Ballroom at 141 West 54th Street	9,000	1,300	900

(1)	Information is based on data provided by the website of each comparable property.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Cipriani NYC Portfolio Properties:

Underwritten Net Cash Flow(1)
	Underwritten	UW PSF
Base Rent	$15,000,000	$98.39
Total Reimbursements	$440,041	$2.89
Gross Potential Rent	$15,440,041	$101.28
Vacancy & Credit Loss	($772,002)	($5.06)
Effective Gross Income	$14,668,039	$96.21

Management Fee	$440,041	$2.89
Total Operating Expenses	$440,041	$2.89

Net Operating Income	$14,227,998	$93.33
Replacement Reserves	$62,005	$0.41
Net Cash Flow	$14,165,993	$92.92

Occupancy %	95.0%(2)
NOI DSCR	1.81x
NCF DSCR	1.81x
NOI Debt Yield	15.8%
NCF Debt Yield	15.7%

(1)	Historical financials are unavailable because the single tenants recently signed new 10 year NNN leases.
(2)	The underwritten economic vacancy is 5.0%. The Cipriani NYC Portfolio Properties were 100.0% occupied as of September 1, 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Mortgage Loan No. 14 - Courtyard Dallas Downtown Reunion District

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Dallas, TX 75202
Original Balance:		$24,500,000		General Property Type:	Hospitality
Cut-off Date Balance:		$24,500,000		Detailed Property Type:	Select Service
% of Initial Pool Balance:		2.8%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	2018/NAP
Borrower Sponsor:		Chatham Lodging, L.P.		Size:	167 Rooms
Guarantor:		Chatham Lodging, L.P.		Cut-off Date Balance per Room:	$146,707
Mortgage Rate:		7.6080%		Maturity Date Balance per Room: Room:	$146,707
Note Date:		8/30/2023		Property Manager:	Island Hospitality
First Payment Date:		10/11/2023			Management III, LLC
Maturity Date:		9/11/2028		Underwriting and Financial Information
Original Term to Maturity:		60 months		UW NOI:	$4,124,668
Original Amortization Term:		0 months		UW NOI Debt Yield:	16.8%
IO Period:		60 months		UW NOI Debt Yield at Maturity:	16.8%
Seasoning:		0 months		UW NCF DSCR:	1.96x
Prepayment Provisions:		L(24),YM1(29),O(7)		Most Recent NOI(3):	$4,413,476 (7/31/2023 TTM)
Lockbox/Cash Mgmt Status:		Springing/Springing		2nd Most Recent NOI(3)(4):	$3,754,944 (12/31/2022)
Additional Debt Type:		No		3rd Most Recent NOI(4):	$2,081,404 (12/31/2021)
Additional Debt Balance:		NAP		Most Recent Occupancy:	69.8% (7/31/2023)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent Occupancy(4):	66.6% (12/31/2022)
Reserves				3rd Most Recent Occupancy(4):	62.4% (12/31/2021)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$49,000,000 (7/7/2023)
RE Taxes:	$262,360	$32,795	NAP	Appraised Value per Room:	$293,413
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.0%
FF&E Reserve(2):	$0	$34,432	NAP	Maturity Date LTV Ratio:	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$24,500,000	100.0%	Return of Equity:	$23,980,410	97.9%
			Reserves:	$262,360	1.1%
			Closing Costs:	$257,230	1.0%
Total Sources:	$24,500,000	100.0%	Total Uses:	$24,500,000	100.0%

(1)	The loan documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Courtyard Dallas Downtown Reunion District Property (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months.
(2)	The loan documents require ongoing monthly deposits in an amount equal to 1/12 of 4% of the underwritten revenue for the prior fiscal year, initially $34,432.
(3)	The increase in Net Operating Income from 2022 to the TTM is due to an increased ADR at the property as well as a 43.2% increase in F&B revenue.
(4)	The increases in Occupancy and Net Operating Income from 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.

The Mortgage Loan. The mortgage loan (the “Courtyard Dallas Downtown Reunion District Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,500,000 and secured by the fee interest in a 167-room select-service hotel located in Dallas, Texas (the “Courtyard Dallas Downtown Reunion District Property”).

The Borrower and the Borrower Sponsor. The borrower is Chatham Dallas DT LLC, a single-purpose, Delaware limited liability company with one independent director.

The borrower sponsor and non recourse carveout guarantor is Chatham Lodging, L.P. Chatham Lodging, L.P. is a subsidiary of Chatham Lodging Trust, which is headquartered in West Palm Beach, Florida. Chatham Lodging Trust is a publicly traded real estate investment trust, focused primarily on investing in upscale, extended-stay hotels and premium branded, select-service hotels. As of 2023, the company owns 39 hotels totaling 5,915 rooms in 16 states and the District of Columbia.

The Property. The Courtyard Dallas Downtown Reunion District Property is a 12 story, 167-room, select service hotel located in Dallas, Texas. Built in 2018, the Courtyard Dallas Downtown Reunion District Property is operated under the Marriott flag. The franchise agreement expires on September 12, 2038. Amenities at the Courtyard Dallas Downtown Reunion District Property include the Bistro ground level restaurant, HQ Dallas Rooftop bar, approximately 4,986 SF of meeting space, a fitness center, business center, guest laundry and sundries shop. The Courtyard Dallas Downtown Reunion District Property guestroom configuration consists of 119 king rooms and 48 queen rooms. The guestrooms feature complimentary Wi-Fi, a mini-refrigerator, microwave, flat-panel Smart TVs and ergonomic workstations. The Courtyard Dallas Downton Reunion District Property has an onsite parking garage with 98 spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Hospitality - Select Service	Loan #14	Cut-off Date Balance:	$24,500,000
310 South Houston Street	Courtyard Dallas Downtown Reunion District	Cut-off Date LTV:	50.0%
Dallas, TX 75202		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	16.8%

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Courtyard Dallas Downtown Reunion District Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Courtyard Dallas Downtown Reunion District Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2021 TTM	42.7%	$98.36	$42.01	47.8%	$98.25	$46.94	111.9%	99.9%	111.7%
5/31/2022 TTM	60.6%	$150.38	$91.18	65.3%	$151.51	$98.94	107.7%	100.8%	108.5%
5/31/2023 TTM	63.6%	$177.66	$113.04	68.9%	$183.95	$126.82	108.3%	103.5%	112.2%

Source: Third-party research report.

(1)	According to a third party research report, the competitive set includes Holiday Inn Express Dallas Downtown, Hotel Indigo Dallas Downtown, aloft Hotel Dallas Downton, Hilton Garden Inn Dallas Downtown and AC Hotels by Marriott Dallas Downton.

The Market. The Courtyard Dallas Downtown Reunion District Property is located in downtown Dallas along the east side of South Houston Street. Primary access to the area is provided by Interstate 35, which is 0.6 miles from the property. The property is proximate to Kay Bailey Hutchinson Convention Center (0.4 miles), Reunion Tower (0.3 miles) and Dealey Plaza (0.1 miles). Other demand generators in downtown Dallas include the University of Texas Southwestern Medical Center, the Dallas Market Center and the American Airlines Center, home of the Dallas Mavericks. The property’s 2022 demand segmentation was 35% commercial, 35% group, 28% leisure and 2% extended stay.

According to the appraisal, the 2023 population within a two-, five- and ten-mile radius of The Courtyard Dallas Downtown Reunion District Property was 78,753, 371,023 and 1,099,952, respectively. The average household income for the same two-, five- and ten-mile radius was $109,773, $97,693 and $88,440, respectively.

According to a third party research report, the property is located in the Dallas CBD/Market Center submarket. The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Courtyard Dallas Downtown Reunion District Property.

The table below presents certain information relating to comparable sales pertaining to the Courtyard Dallas Downtown Reunion District Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Hilton Dallas Plano Granite Park	5805 Granite Parkway, Plano, TX	2013	299	6/20/2023	$257,525
Hyatt House Austin/Downtown	901 Neches Street, Austin, TX	2017	190	4/1/2022	$353,158
Hilton Garden Inn Austin University Capitol	301 West 17th Street, Austin, TX	2021	214	12/15/2021	$457,944
The Laura Hotel, Houston Downton, Autograph	1070 Dallas Street, Houston, TX	2017	223	7/2/2021	$291,480
Hotel Contessa	306 W Market Street, San Antonio, TX	2005	265	11/6/2020	$245,283

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-138

Hospitality - Select Service	Loan #14	Cut-off Date Balance:	$24,500,000
310 South Houston Street	Courtyard Dallas Downtown Reunion District	Cut-off Date LTV:	50.0%
Dallas, TX 75202		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	16.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Courtyard Dallas Downtown Reunion District Property:

Cash Flow Analysis
	2019	2020	2021	2022	TTM 7/31/2023	UW	UW per Room
Rooms Revenue	$6,401,461	$2,876,305	$4,752,250	$7,047,149	$7,938,051	$7,938,051	$47,533
Food & Beverage	$830,898	$331,681	$462,718	$1,081,641	$1,548,808	$1,548,808	$9,274
Other Income(1)	$600,177	$366,021	$640,668	$772,154	$842,600	$842,600	$5,046
Total Revenue	$7,832,536	$3,574,006	$5,855,635	$8,900,944	$10,329,459	$10,329,459	$61,853

Room Expense	$1,380,678	$826,979	$1,051,743	$1,573,097	$1,737,126	$1,737,126	$10,402
Food & Beverage Expense	$758,922	$275,440	$257,338	$659,518	$947,539	$947,539	$5,674
Other Department Expense	$301,034	$119,455	$211,414	$279,572	$286,293	$286,293	$1,714
Total Department Expenses	$2,440,634	$1,221,875	$1,520,496	$2,512,187	$2,970,959	$2,970,959	$17,790
Gross Operating Income	$5,391,902	$2,352,132	$4,335,140	$6,388,758	$7,358,500	$7,358,500	$44,063

Total Undistributed Expenses	$1,811,621	$1,245,593	$1,562,134	$2,288,798	$2,595,398	$2,568,974	$15,383
Gross Operating Profit	$3,580,281	$1,106,539	$2,773,006	$4,099,960	$4,763,101	$4,789,526	$28,680

Property Taxes	$993,279	$151,146	$528,430	$173,729	$158,316	$476,972	$2,856
Insurance	$108,037	$117,235	$163,171	$171,287	$191,309	$187,886	$1,125
Total Operating Expenses	$5,353,571	$2,735,848	$3,774,231	$5,146,000	$5,915,983	$6,204,790	$37,154

Net Operating Income	$2,478,965(2)	$838,158(2)	$2,081,404(2)	$3,754,944(2)(3)	$4,413,476(3)	$4,124,668	$24,699
FF&E	$0	$0	$0	$0	$0	$413,178	$2,474
Net Cash Flow	$2,478,965	$838,158	$2,081,404	$3,754,944	$4,413,476	$3,711,490	$22,224

Occupancy %	68.5%(2)	40.4%(2)	62.4%(2)	66.6%(2)	69.8%	69.8%(4)
NOI DSCR	1.31x	0.44x	1.10x	1.99x	2.34x	2.18x
NCF DSCR	1.31x	0.44x	1.10x	1.99x	2.34x	1.96x
NOI Debt Yield	10.1%	3.4%	8.5%	15.3%	18.0%	16.8%
NCF Debt Yield	10.1%	3.4%	8.5%	15.3%	18.0%	15.1%

(1)	Other income consists of parking revenue, the guest kiosk/sundries shop, and cancellation fees.
(2)	The decrease in Occupancy and Net Operating income from 2019 to 2020 and the increases in Occupancy and Net Operating Income from 2020 to 2021 and 2021 to 2022 were due to the effects of the novel coronavirus on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(3)	The increase in Net Operating Income from 2022 to the TTM is due to an increased ADR at the property as well as a 43.2% increase in F&B revenue.
(4)	UW occupancy of 69.8% is based on the TTM July 31, 2023 occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-139

Mortgage Loan No. 15 – High Peaks Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Lake Placid, NY 12946
Original Balance:	$22,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$22,500,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.5%			Title Vesting(3):	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961;1967;1978 / 2020
Borrower Sponsor:	AWH Partners, LLC			Size:	177 Rooms
Guarantors:	Chad Cooley, Russell Flicker and			Cut-off Date Balance Per Room:	$127,119
	Jonathan Rosenfeld			Maturity Date Balance Per Room:	$127,119
Mortgage Rate:	7.0940%			Property Manager:	Spire Hospitality, LLC
Note Date:	6/22/2023				(borrower-related)
First Payment Date:	8/1/2023
Maturity Date:	7/1/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,382,587
Seasoning:	2 months			UW NOI Debt Yield:	15.0%
Prepayment Provisions:	L(26),D(21),O(13)			UW NOI Debt Yield at Maturity:	15.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.77x
Additional Debt Type:	No			Most Recent NOI:	$3,390,830 (4/30/2023 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$3,155,122 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$2,826,493 (12/31/2021)
Reserves				Most Recent Occupancy:	59.4% (4/30/2023)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	58.6% (12/31/2022)
RE Tax:	$22,733	$22,733	NAP	3rd Most Recent Occupancy:	52.3% (12/31/2021)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of):	$39,500,000 (5/1/2023)
Deferred Maintenance:	$12,813	$0	NAP	Appraised Value Per Room:	$223,164
FF&E Reserve:	$0	$42,996	NAP	Cut-off Date LTV Ratio:	57.0%
Seasonality Reserve:	$0	(2)	NAP	Maturity Date LTV Ratio:	57.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$22,500,000	98.3%	Loan Payoff:	$21,854,130	95.5%
Cash Equity Contribution:	$395,191	1.7%	Reserves:	$35,546	0.2%
			Closing Costs:	$1,005,515	4.4%
Total Sources:	$22,895,191	100.0%	Total Uses:	$22,895,191	100.0%

(1)	The borrower is required to make monthly deposits of 1/12th of the insurance premiums upon (i) an event of default; (ii) the blanket policy becomes unacceptable to the lender; (iii) the borrower does not provide evidence of renewal no later than 5 days prior to policy expiration or (iv) the borrower does not provide receipts for payment of insurance premiums no later than 10 days prior to the policy expiration.
(2)	The borrower is required to deposit $325,000 (less amounts already on deposit in the seasonality reserve) on each monthly payment date occurring in the months of August and September, and $100,000 for the monthly payment date occurring in the month of October.
(3)	The borrower has a leasehold interest in a portion of the collateral consisting of a former motel and restaurant that is located one-mile south of the remainder of the property and used for off-site staff housing. Such portion of the collateral does not generate underwritten income, however, it allows the borrower to avoid using any rooms at the remainder of the property for staff housing.

The Mortgage Loan. The mortgage loan (the “High Peaks Resort Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,500,000 and secured by a fee mortgage encumbering a 177-room hospitality property located in Lake Placid, New York (the “High Peaks Resort Property”).

The Borrower and the Borrower Sponsor. The borrower for the High Peaks Resort Mortgage Loan is AWH Lake Placid Hotel, LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor is AWH Partners, LLC, which is managed and controlled by the non-recourse carve-out guarantors, Chad Cooley, Russell Flicker, and Jonathan Rosenfeld, as well as a non-guarantor partner, Bernard Michael. Chad Cooley, a co-founder and managing partner of AWH Partners, LLC, has over 20 years of industry experience. Prior to founding AWH Partners, LLC, Chad Cooley served as Vice President at the New York based Related Companies for nearly 8 years, where he managed numerous investments through all stages of the acquisition and development process. Russell Flicker, a co-founder and managing partner of AWH Partners, LLC, has over 22 years of industry experience. Prior to founding AWH Partners, LLC, Russell Flicker managed Blackstone Real Estate Advisors’ hospitality development, redevelopment and repositioning team. He then went on to serve as Ian Schrager Company’s chief investment officer. Jonathan Rosenfeld, a co-founder and managing partner of AWH Partners, LLC, has over 22 years of experience in both private transactions and public market securities. Prior to founding AWH Partners LLC, Jonathan Rosenfeld was a senior analyst at Wesley Capital Management and Scout Capital Management, long/short equity hedge funds, where he was responsible for investments in public real estate securities across various product types and geographies. From 1998 to 2006, Jonathan Rosenfeld was at The Blackstone Group, spending two years in the mergers and acquisitions group, focusing on real estate related transactions and six years as a member of Blackstone Real Estate Advisors, investing the firm’s private equity real estate funds.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-140

Hospitality – Full Service	Loan #15	Cut-off Date Balance:	$22,500,000
2384 Saranac Avenue	High Peaks Resort	Cut-off Date LTV:	57.0%
Lake Placid, NY 12946		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.0%

The Property. The High Peaks Resort Property is a 177-room, full-service hospitality property built on a 7.0-acre site in Lake Placid, New York. The High Peaks Resort Property is comprised of five separate buildings, including three unflagged lodging facilities (the “Main Hotel”, the “Lake House Hotel”, and the “Waterfront Hotel”) and two dormitory/storage buildings. The Main Hotel is a five-story, 105 room building constructed in 1978 and features a Dancing Bears Restaurant, The Deck outdoor bar, concierge desk, indoor pool, outdoor pool, business center, fitness center, sundry shop, vending machines, spa and salon, and 10,156 SF of meeting and event space. The Lake House Hotel is a three-story, 44 room building constructed in 1961 and features a lobby bar, indoor pool, vending machines, flex-space in the lower level, and laundry facilities. The Waterfront Hotel is a two-story, 28 room building constructed in 1967 and features an outdoor pool and vending machines. All guests have access to full High Peaks Resort Property amenities across all three buildings. The Main Hotel has six retail spaces on the ground level, five of which are occupied by tenants. These retail tenants generate less than 1.5% of total revenue for the High Peaks Resort Property.

The guestroom mix at the High Peaks Resort Property is comprised of 52 king bed one-bedroom rooms, 111 one-bedroom rooms with two queen beds, 10 king bed one-bedroom suites, and 4 one-bedroom rooms with two double beds. Guestrooms are accessible from stairwells via interior and exterior corridors, and the Main Hotel is accessible by a four-passenger elevator. Room amenities feature furniture and fixtures that are typical of hotels in this service scale.

According to the appraisal, the demand segmentation at the High Peaks Resort Property is estimated at 5% commercial, 60% leisure and 35% group.

The Market. The High Peaks Resort Property is located in Lake Placid, New York, along the western shore of Mirror Lake in the heart of the Adirondacks. Access to the High Peaks Resort Property is provided by New York State Route-86, New York State Route-73, and New York State Route 9N. Downtown Lake Placid is also approximately 12 miles southeast of the Adirondack Regional Airport, and within 2 hours of the Montreal-Pierre Elliot Trudeau International Airport, the Burlington International Airport, and the Albany International Airport. Lake Placid is a well-frequented tourist destination for its winter sports facilities, resorts, and proximity to several mountains and rivers, attracting a variety of visitors. The primary demand generators during the summer months are the numerous activities related to the lakes and natural surroundings, including hiking, biking, fishing, boating, horseback riding, golf, tennis, mountain climbing, kayaking, rafting, water skiing, camping, and numerous other water-related recreation. The primary demand generators during the winter months are driven by the winter sports and activities. In addition to skiing at Whiteface Mountain (approximately 10.1 miles from the High Peaks Resort Property), Lake Placid is home to the US Olympic and Paralympic Training Center.

Lake Placid has hosted the Winter Olympic Games twice, first in 1932, and secondly in 1980. Lake Placid recently hosted the 2023 Winter World University Games, the largest multi-sport winter event in the world, after the Winter Olympics. The event took place from January 12 through January 23, hosting university students between the ages of 17 and 25. The most recent prior year in which Lake Placid hosted the Winter World University Games was 1972. Sports that were hosted at the games include ice hockey, short track speed skating, speed skating, ski jumping, snowboard, freestyle and free-ski, figure skating, curling, Nordic combined, cross-country skiing, biathlon, and alpine skiing. Approximately 2,500 athletes and coaches participated in the games representing 50 countries and 600 universities. Lake Placid is also known for hosting Canadian/American hockey tournaments and youth hockey camps. The hockey program currently provides over 450 youth teams for youth tournaments, drawing in over 20,000 players, along with their parents and family members.

According to the appraisal, the estimated 2022 population within a one-, five- and 10-mile radius of the High Peaks Resort Property was 2,424, 6,893 and 15,488, respectively. The estimated 2022 average household income within the same radii was $81,862, $84,120 and $77,872, respectively.

The following table presents the primary competitive properties to the High Peaks Resort Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Meeting & Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
High Peaks Resort (subject)	1961; 1967; 1978	177	5%	35%	60%	53.2%	$239.73	$127.44
Crowne Plaza Lake Placid	1969	246	10%	35%	55%	60%-65%	$235-$245	$140-$150
Golden Arrow Lakeside Resort	1958	166	5%	35%	60%	50%-55%	$295-$315	$155-$165
Best Western Adirondack Inn	1968	49	20%	15%	65%	60%-65%	$205-$215	$125-$135
Mirror Lake Inn	1924	127	5%	30%	65%	45%-50%	$380-$400	$185-$195
Courtyard Lake Placid	2007	96	20%	15%	65%	60%-65%	$195-$205	$115-$125
Hampton Inn & Suites Lake Placid	2013	97	20%	15%	65%	70%-75%	$240-$250	$165-$175
Subtotal/Average		958	10%	29%	61%	57%	$261.46	$150.31

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-141

Hospitality – Full Service	Loan #15	Cut-off Date Balance:	$22,500,000
2384 Saranac Avenue	High Peaks Resort	Cut-off Date LTV:	57.0%
Lake Placid, NY 12946		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.0%

The following table presents certain information relating to the occupancy, ADR and RevPAR of the High Peaks Resort Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			High Peaks Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020(2)	46.7%	$272.93	$127.33	39.9%	$235.34	$93.94	85.6%	86.2%	73.8%
12/31/2021(3)	54.0%	$321.94	$173.89	47.4%	$246.34	$116.76	87.8%	76.5%	67.1%
12/31/2022(3)	58.5%	$265.94	$155.50	53.6%	$248.01	$132.91	91.7%	93.3%	85.5%
4/30/2023 TTM(3)	58.4%	$273.79	$159.88	55.1%	$245.10	$134.95	94.3%	89.5%	84.4%

Source: Industry Report.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the High Peaks Resort Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes Crowne Plaza Lake Placid, Golden Arrow Lakeside Resort, Mirror Lake Inn, The Whiteface Lodge and Courtyard Lake Placid.
(3)	The competitive set includes Crowne Plaza Lake Placid, Golden Arrow Lakeside Resort, Best Western Adirondack Inn, Mirror Lake Inn, Courtyard Lake Placid and Hampton by Hilton Inn & Suites Lake Placid.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the High Peaks Resort Property:

Cash Flow Analysis
	2019	2020	2021	2022	4/30/2023 TTM	UW	UW per Room
Occupancy(1)	65.9%	40.3%	52.3%	58.6%	59.4%	55.0%
ADR(1)	$186.72	$231.52	$239.26	$239.73	$242.22	$241.93
RevPAR(1)	$123.10	$93.34	$125.23	$140.56	$143.86	$133.09

Room Revenue	$7,735,734	$5,824,283	$7,222,830	$8,232,953	$8,598,267	$8,598,267	$48,578
Food & Beverage Revenue	$2,981,707	$1,575,844	$2,334,155	$3,294,802	$3,300,023	$3,300,023	$18,644
Other Income	$412,707	$527,460	$663,137	$986,555	$1,000,505	$1,000,505	$5,653
Total Revenue	$11,130,148	$7,927,587	$10,220,122	$12,514,310	$12,898,795	$12,898,795	$72,875

Real Estate Taxes	$308,580	$301,026	$300,656	$268,277	$259,981	$263,646	$1,490
Insurance	$63,800	$84,710	$118,357	$124,622	$113,920	$106,412	$601
Other Expenses	$7,982,150	$5,515,159	$6,974,616	$8,966,289	$9,134,064	$9,146,150	$51,673
Total Expenses	$8,354,530	$5,900,895	$7,393,629	$9,359,188	$9,507,965	$9,516,208	$53,764

Net Operating Income	$2,775,618	$2,026,692	$2,826,493	$3,155,122	$3,390,830	$3,382,587	$19,111
FF&E	$455,760	$323,223	$416,388	$500,416	$514,408	$515,952	$2,915
Net Cash Flow	$2,319,858	$1,703,469	$2,410,105	$2,654,706	$2,876,422	$2,866,635	$16,196

NOI DSCR	1.72x	1.25x	1.75x	1.95x	2.10x	2.09x
NCF DSCR	1.43x	1.05x	1.49x	1.64x	1.78x	1.77x
NOI Debt Yield	12.3%	9.0%	12.6%	14.0%	15.1%	15.0%
NCF Debt Yield	10.3%	7.6%	10.7%	11.8%	12.8%	12.7%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the High Peaks Resort Property are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-142

BANK5 2023-5YR3

This material was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof): BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Citigroup Global Markets Inc. (together with their affiliates, hereinafter “Citigroup", Academy Securities, Inc. (together with its affiliates, “Academy”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Wells Fargo, Citigroup and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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